Exhibit 99.2

Settlement Agreement	EXECUTION COPY

SETTLEMENT AGREEMENT

AND

MUTUAL GENERAL RELEASE

NOTE:  Information in this document marked with an “[*]” has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

This Settlement Agreement and Mutual General Release (“Settlement Agreement”) is made and entered into on May 28, 2003  (the “Execution Date”) and effective as of February 21, 2003 (the “Effective Date”) by and between Ciphergen Biosystems, Inc. (“CBI”), IllumeSys Pacific, Inc. (“IllumeSys”), and Ciphergen Technologies, Inc. (“CTI”), (collectively referred to herein as “Ciphergen”) on the one hand, and Molecular Analytical Systems, Inc. (“MAS”), LumiCyte, Inc. (“LumiCyte”), and T. William Hutchens (“Hutchens”), on the other.  Ciphergen, MAS, LumiCyte, and Hutchens are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are presently engaged in a lawsuit entitled Ciphergen Biosystems, Inc. et al. v. Molecular Analytical Systems, Inc., et al. (and related cross-action) Civil Case No. 791094, and an arbitration proceeding entitled Ciphergen Biosystems, Inc. et al. v. T. William Hutchens, 74 181 01162 01 TNM (collectively, the “Litigation”); and

WHEREAS, without any admission of liability or fault, the Parties each desire to avoid the expense, uncertainties and distraction of the Litigation, and therefore, through their authorized representatives have agreed to settle all matters that were or could have been asserted by them in the Litigation, all as set forth herein below; and

WHEREAS, concurrently and in connection with the execution of this Settlement Agreement, the Parties are executing a certain Assignment Agreement, and MAS and CBI are executing a certain Exclusive License Agreement and LumiCyte and CBI are executing a certain

Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      DEFINITIONS

As used in this Settlement Agreement, except where the context otherwise dictates, the following capitalized terms shall have the following meanings:

1.1                                 “Affiliate” shall mean any person, corporation, association or other entity that directly or indirectly controls, is controlled by or is under common control with a Party, but only so long as such control exists.  As used in this definition, the term “control” shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity.

1.2                                 “Assigned Technology” shall mean any inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data preparations, and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired as of the Effective Date, the practice of which would infringe the Baylor Patent Rights.

1.3                                 “Assignment Agreement” shall mean that certain Assignment Agreement among MAS, LumiCyte, Hutchens and Ciphergen executed at the same time and effective as of even date herewith.

1.4                                 “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.5                                 “Baylor Agreement” shall mean that certain Technology Transfer Agreement dated September 14, 1993, between MAS and Baylor.  A copy of the Baylor Agreement is attached hereto as Exhibit A.

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1.6                                 “Baylor Patent Rights” shall mean all U.S. patents or patent applications (including but not limited to the Disclosure of Invention) listed on Schedule 1.2 of the Baylor Agreement and all divisions, reissues re-examinations, renewals, continuations, continuations in-part, extensions and patents issued thereon, and any and all other counterpart applications in any other countries and patents and inventor’s certificates, utility models and the like issuing therefrom.

1.7                                 “Baylor Technology” shall mean the Baylor Patent Rights together with related know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, in each case that relate to the Baylor Patent Rights and are included within desorption and ionization strategies for the analysis of analytes and molecules and (A) have been developed in a laboratory at Baylor that was under the direct supervision of Hutchens or Tai-Tung Yip (“Yip”) or (B) that otherwise have been developed by Hutchens or Yip prior to September 14, 1993.  The Baylor Technology includes, but is not limited to, biological, medical, mechanical, chemical, engineering and other scientific and practical information, drawings, specifications, notes, records, lab notebooks and other writings or compilations of information.

1.8                                 “CBI” shall mean Ciphergen Biosystems, Inc., a Delaware corporation.

1.9                                 “CTI” shall mean Ciphergen Technologies, Inc. (formerly ISP Acquisition Corporation), a California corporation and a wholly-owned subsidiary of CBI.

1.10                           “CTI Agreement” shall mean that certain Technology Transfer Agreement between MAS and CTI dated April 7, 1997.  A copy of the CTI Agreement is attached hereto as Exhibit B.

1.11                           “Exclusive License Agreement” shall mean that certain Exclusive License Agreement between MAS and CBI executed at the same time and effective as of even date herewith.

1.12                           “Hutchens” shall mean T. William Hutchens, an individual.

1.13                           “IllumeSys” shall mean IllumeSys Pacific, Inc., a California corporation and a wholly-owned subsidiary of CBI.

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1.14                           “IllumeSys Agreement” shall mean that certain Technology Transfer Agreement between MAS and IllumeSys dated April 7, 1997.  A copy of the IllumeSys Agreement is attached hereto as Exhibit C.

1.15                           “Improvement” shall mean any change or modification to an invention disclosed in the Baylor Patent Rights or comprising the Baylor Technology that, if unlicensed, would infringe one or more claims of any issued patent included within the Baylor Patent Rights and made in a laboratory at Baylor under the supervision of Hutchens and Yip during the four year period commencing on September 14, 1993.

1.16                           “Licensed MAS Technology” shall mean the MAS Technology licensed to CBI and its Affiliates pursuant to Section 2.2(a) of the Exclusive License Agreement and the MAS Technology licensed pursuant to the MAS Agreements (as amended and assigned pursuant to Sections 2.1 through 2.4 of the Assignment Agreement).

1.17                           “LumiCyte” shall mean LumiCyte, Inc., a California corporation.

1.18                           “LumiCyte Agreement” shall mean that certain Technology Transfer Agreement II between MAS and LumiCyte, Inc. dated February 29, 2000, as amended November 6, 2001.  The LumiCyte Agreement is attached hereto as Exhibit D.

1.19                           “LumiGen” shall mean the predecessor name of LumiCyte.

1.20                           “LumiGen Agreement” shall mean that certain Technology Transfer Agreement between MAS and LumiGen Corporation dated September 1, 1999, as amended November 6, 2001.  The LumiGen Agreement is attached hereto as Exhibit E.

1.21                           “MAS” shall mean Molecular Analytical Systems, Inc., a Texas corporation.

1.22                           “MAS Agreements” shall mean, collectively, the CTI Agreement, the IllumeSys Agreement, the LumiCyte Agreement and the LumiGen Agreement.

1.23                           “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products,

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data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS.  MAS Technology shall not include the Baylor Technology and Improvements.

1.24                           “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, trust, unincorporated association, or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.25                           “SEC” shall mean the United States Securities and Exchange Commission.

1.26                           “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement between LumiCyte and CBI executed at the same time and effective as of even date herewith.

1.27                           “Third Party” shall mean any Person other than the Parties and their Affiliates.

2.                                      MONETARY PAYMENT

CBI shall pay LumiCyte Three Million Dollars ($3,000,000) within six (6) days after CBI has received fully-executed copies of each of this Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement and the Stock Purchase Agreement, by wire transfer to the following account:

Silicon Valley Bank

ABA 121140399

Acct. No. 3300196374

Acct. Name LumiCyte, Inc.

3.                                      ISSUANCE OF CBI STOCK

3.1                                 Issuance.  CBI shall issue One Million, Two Hundred Fifty Thousand (1,250,000) shares of CBI common stock to LumiCyte, all as described and set forth in more detail in the Stock Purchase Agreement.

3.2                                 Restrictions.  Except as may be expressly provided for herein, for a period commencing with the Effective Date and ending on the earlier of (a) the date on which the

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Registration Statement (as defined in the Stock Purchase Agreement) is declared effective by the SEC and (b) sixty (60) days after the Execution Date, neither MAS, nor LumiCyte, nor Hutchens nor any of their affiliates (as defined in Securities and Exchange Act of 1934), if any, shall, without the prior written consent of CBI or its board of directors:  (i) sell, offer for sale, short, make short sale of, loan, grant any options for the purchase of or otherwise dispose of, acquire, offer to acquire, or agree to acquire, directly or indirectly, by sale or purchase or otherwise, CBI common stock or any CBI voting securities or direct or indirect rights to acquire any voting securities of CBI or any subsidiary thereof, or of any successor to or person in control of CBI, or any assets of CBI or any subsidiary or division thereof or of any such successor or controlling person; (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of CBI; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving CBI or any of its securities or assets; (iv) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; (v) otherwise act or seek to control or influence the management, board of directors or policies of CBI; (vi) take any action that could reasonably be expected to require CBI to make a public announcement regarding the possibility of any of the events described in clauses (i) through (v) above; or (vii) request CBI or any of its Affiliates or representatives, directly or indirectly, to amend or waive any provision of this Section 3.2.

4.                                      EXCLUSIVE LICENSE AGREEMENT AND ASSIGNMENT AGREEMENT

4.1                                 Certain Representations and Covenants.  Each of MAS, LumiCyte and Hutchens represents and covenants that, as of the Execution Date, upon execution and delivery of the Assignment Agreement and Exclusive License Agreement by all Parties, (i) CBI will exclusively own and control all right, title and interest of MAS, LumiCyte and Hutchens, respectively, in, under and to the Assigned Technology (including all of their respective patent, copyright and trade secret rights with respect thereto); (ii) Ciphergen, collectively, will be the exclusive licensee of the Licensed MAS Technology (including all patent, copyright and trade secret rights of MAS,

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LumiCyte, and Hutchens, respectively, with respect thereto); and (iii) Ciphergen, collectively, will be MAS’ exclusive sublicensee of the Baylor Technology and all Improvements.

4.2                                 Additional Representations and Covenants.  Each of MAS, LumiCyte and Hutchens further represents and covenants that, after due inquiry by its directors and officers (in the case of MAS and LumiCyte), as of the Execution Date, upon execution and delivery of the Assignment Agreement and Exclusive License Agreement by all Parties, it (in the case of MAS and LumiCyte) or he (in the case of Hutchens), respectively, has not retained, does not have and shall not exploit any commercial or non-commercial rights in or under any Baylor Technology, Improvement, Licensed MAS Technology or Assigned Technology (including any patent, copyright and trade secret rights with respect to any of the foregoing).  For clarity, nothing herein or in the Exclusive License Agreement, Assignment Agreement or any MAS Agreement (as amended pursuant to Article 2 of the Assignment Agreement) shall prevent MAS, LumiCyte or Hutchens from exploiting the Baylor Technology, any Improvement, or any Licensed MAS Technology, respectively, to the extent that a non-licensed Third Party would have the right to do so.

4.3                                 Retained Rights.  Each of MAS, LumiCyte and Hutchens shall retain all right, title and interest in, to and under any technology and intellectual property rights not expressly granted to Ciphergen in the Exclusive License Agreement, Assignment Agreement or the MAS Agreements (as amended pursuant to Article 2 of the Assignment Agreement).  Accordingly, CBI, CTI and IllumeSys agree that MAS, LumiCyte and Hutchens have not granted to CBI, CTI or IllumeSys any rights in, to or under any technology or intellectual property rights not included in the Baylor Technology, any Improvement, Licensed MAS Technology, or Assigned Technology (including all patent and trade secret rights with respect to any of the foregoing).

5.             COVENANT NOT TO CHALLENGE VALIDITY OR ENFORCEABILITY OF PATENTS

Each of MAS and LumiCyte (each on behalf of itself and its predecessors, successors, and parent and subsidiary corporations) and Hutchens hereby covenants and agrees not to challenge the validity or enforceability of any of the issued patents and patent applications naming Hutchens as an

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inventor or co-inventor allowed as of February 21, 2003, which patents and applications are identified in Exhibit F attached hereto.

6.             CONFIDENTIALITY

Except to the extent required by applicable law or as otherwise permitted in accordance with this Article 6, no Party shall make any public announcements concerning this Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement or the Stock Purchase Agreement or otherwise disclose the terms hereof or thereof, without the prior written consent of the other Parties; provided, however, that each Party shall have the right to disclose this Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement and the Stock Purchase Agreement and the terms hereof and thereof (i) to existing or prospective advisors, investors, customers, collaborators, partners, joint venturers, and the like on a need-to-know basis under conditions which reasonably ensure the confidentiality thereof; (ii) as required by any court or other governmental body; (iii) as otherwise required by law; (iv) in confidence to legal counsel of such Party; (v) in confidence, in connection with the enforcement of this Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement or the Stock Purchase Agreement or rights hereunder or thereunder; or (vi) in confidence, in connection with a merger, acquisition of stock or assets, proposed merger or acquisition, licensing, distribution or other contractual relationship, proposed licensing, distribution or other contractual relationship, or the like.

7.             GENERAL RELEASE BY CBI, ILLUMESYS, AND CTI

7.1                                 Release.  Each of CBI, IllumeSys, and CTI (for purposes of this Article 7, each a “Releasor”), on behalf of itself and its directors, officers, employees, predecessors, successors, heirs, assigns, agents, representatives, insurers, and attorneys, and each of them, releases MAS, LumiCyte, and Hutchens, and their respective past, present and future directors, officers, employees, successors, predecessors, heirs, assigns, agents, representatives, insurers, attorneys, and spouses (for purposes of this Article 7, each a “Releasee”) from any and all claims, demands, causes of action, obligations, liabilities, and damages, whether or not now known, fixed or contingent, suspected or claimed, which any of them ever had, now has, or claims to have had, from the beginning of time up to the Execution Date of this Settlement Agreement (collectively, “Plaintiffs’ Released Claims”).  Notwithstanding the foregoing, no claims of any kind are being

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released for any acts, conduct or statements occurring after the Execution Date of this Settlement Agreement, including without limitation (i) any act or omission in breach of a Releasee’s obligations set forth in this Settlement Agreement, the Exclusive License Agreement, the Assignment Agreement or the Stock Purchase Agreement, even if the same or similar acts or omissions had occurred prior to the Execution Date; and (ii) any patent infringement that occurs after the Execution Date, notwithstanding that the same or similar acts may have occurred prior to the Execution Date (collectively, “Plaintiffs’ Unreleased Claims”).

7.2                                 Warranty of Authority.  CBI, IllumeSys, and CTI each represents and warrants, after due inquiry by its directors and officers, that:

(a)                                  It has the right to release the Plaintiffs’ Released Claims as set forth in Section 7.1 and to agree to all matters set forth herein;

(b)                                 It has not sold, assigned, transferred, conveyed, hypothecated, encumbered or otherwise disposed of any of the Plaintiffs’ Released Claims and is the sole owner of the Plaintiffs’ Released Claims; and

(c)                                  It has the full right and authority to enter into this Settlement Agreement and provide the covenants agreed herein.

7.3                                 Unknown or Unanticipated Facts or Claims and Section 1542 Waivers.  As concerns Plaintiffs’ Released Claims, CBI, IllumeSys, and CTI each expressly waives any rights or benefits available to it under Section 1542 of the California Civil Code, or of the provisions of any similar law of any other jurisdiction.  Civil Code Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

CBI, IllumeSys and CTI each understands the statutory language of Section 1542 of the California Civil Code, but nevertheless elects to and hereby does release the Plaintiffs’ Released Claims, whether known or unknown, and specifically waives any rights that it has under Section 1542 as concerns Plaintiffs’ Released Claims.  CBI, IllumeSys, and CTI each understands that if the facts with respect to this Settlement Agreement are found hereafter to be other than or

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different from the facts now believed to be true, it expressly accepts and assumes the risk of such possible difference in facts and agrees that this Settlement Agreement shall be and remain effective, notwithstanding any such difference.

8.             GENERAL RELEASE BY MAS, LUMICYTE, AND HUTCHENS

8.1                                 Release.  Each of MAS, LumiCyte, and Hutchens (for purposes of this Article 8, each a “Releasor”), on behalf of itself or himself and its or his directors, officers, employees, predecessors, successors, heirs, assigns, agents, representatives, insurers, and attorneys, and spouses, and each of them, releases CBI, IllumeSys, and CTI and their respective past, present and future directors, officers, employees, successors, predecessors, heirs, assigns, agents, representatives, insurers, and attorneys (for purposes of this Article 8, each a “Releasee”) from any and all claims, demands, causes of action, obligations, liabilities, and damages, whether or not now known, fixed or contingent, suspected or claimed, which any of them ever had, now has, or claims to have had, from the beginning of time up to the Execution Date of this Settlement Agreement (collectively, “Defendants’ Released Claims”).  Notwithstanding the foregoing, no claims of any kind are being released for any acts, conduct or statements occurring after the Execution Date of this Settlement Agreement, including without limitation (i) any act or omission in breach of a Releasee’s obligations set forth in this Settlement Agreement, the License Agreement, the Assignment Agreement, or the Stock Purchase Agreement, even if the same or similar acts or omissions had occurred prior to the Execution Date; and (ii) any patent infringement that occurs after the Execution Date, notwithstanding that the same or similar acts may have occurred prior to the Execution Date (collectively, “Defendants’ Unreleased Claims”).

8.2                                 Warranty of Authority.  MAS, LumiCyte, and Hutchens each represents and warrants, after due inquiry by its directors and officers (as appropriate), that:

(a)                                  It or he has the right to release the Defendants’ Released Claims as set forth in Section 8.1 and to agree to all matters set forth herein;

(b)                                 It or he has not sold, assigned, transferred, conveyed, hypothecated, encumbered or otherwise disposed of any of the Defendants’ Released Claims and is the sole owner of the Defendants’ Released Claims; and

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(c)                                  It has the full right and authority to enter into this Settlement Agreement and provide the covenants agreed herein and the representative, if any, executing this Settlement Agreement on behalf of such Party has the full right and authority to commit fully and bind such Party according to the provisions hereof.

8.3                                 Unknown or Unanticipated Facts or Claims and Section 1542 Waivers.  MAS, LumiCyte, and Hutchens each expressly waives any rights or benefits available to it under Section 1542 of the California Civil Code, or of the provisions of any similar law of any other jurisdiction.  Civil Code Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

MAS, LumiCyte, and Hutchens each understands the statutory language of Section 1542 of the California Civil Code, but nevertheless elects to and hereby does release the Defendants’ Released Claims, whether known or unknown, and specifically waives any rights that it has under Section 1542.  MAS, LumiCyte, and Hutchens each understands that if the facts with respect to this Settlement Agreement are found hereafter to be other than or different from the facts now believed to be true, it expressly accepts and assumes the risk of such possible difference in facts and agrees that this Settlement Agreement shall be and remain effective, notwithstanding any such difference.

9.             CERTAIN REPRESENTATIONS AND WARRANTIES

9.1                                 MAS.  MAS represents and warrants, after due inquiry by its directors and officers, and covenants that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

(b)                                 Exhibit A is a true and accurate copy of the Baylor Agreement, which has not been amended, modified or otherwise altered prior to the Execution Date; and

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(c)                                  Exhibit D and Exhibit E are true and accurate copies of the LumiCyte Agreement and the LumiGen Agreement, respectively, prior to giving effect to the amendments set forth in Section 2.1 and Section 2.2, respectively, of the Assignment Agreement.

9.2                                 LumiCyte.  LumiCyte represents and warrants, after due inquiry by its directors and officers, and covenants that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of California; and

(b)                                 Exhibit D and Exhibit E are true and accurate copies of the LumiCyte Agreement and the LumiGen Agreement, respectively, prior to giving effect to the amendments set forth in Section 2.1 and Section 2.2, respectively, of the Assignment Agreement.

9.3                                 Ciphergen.  CBI, IllumeSys, and CTI each represents and warrants, after due inquiry by its directors and officers, and covenants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the case of CBI, and under the laws of California in the case of CTI and IllumeSys.

9.4                                 Disclaimers.  EXCEPT FOR THOSE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS SETTLEMENT AGREEMENT, THE ASSIGNMENT AGREEMENT, THE EXCLUSIVE LICENSE AGREEMENT OR THE STOCK PURCHASE AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, STATUTORY OR OTHERWISE IN SUCH AGREEMENTS.

10.                               DISMISSAL OF ACTION AND ARBITRATION

The Parties agree that upon execution and delivery of this Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement and the Stock Purchase Agreement they will execute and cause to be filed a stipulated judgment dismissing the Litigation with prejudice.  The Parties agree that they waive and forego their right, if any, to challenge or appeal from the judgment of dismissal, the Court’s May 8, 2003 Order Re: Motion To Enforce Settlement Agreement, or any other order heretofore entered in the Litigation.

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11.                               NO ADMISSION OF LIABILITY

MAS, LumiCyte, and Hutchens each expressly denies liability to CBI, IllumeSys, and CTI; and likewise, CBI, IllumeSys, and CTI each expressly denies liability to MAS, LumiCyte and Hutchens.  The Parties agree that nothing about this Settlement Agreement, or its contents, constitutes any admission of wrongdoing or liability whatsoever.

12.                               AGREEMENT AS DEFENSE OR BAR

Without limiting other possible assertions based on this Settlement Agreement, the Parties agree that this Settlement Agreement may be (i) asserted by any Party as a full and complete defense to any subsequent claim by a Releasor that constitutes either a Plaintiffs’ Released Claim or a Defendants’ Released Claim, as applicable, and (ii) asserted by CBI as a bar to any validity or enforceability challenge as described in Article 5 herein.

13.                               DISPUTE RESOLUTION

13.1                           General.  Except as otherwise expressly provided in Section 13.4 herein, any dispute concerning the interpretation or enforcement of the terms of this Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement and the Stock Purchase Agreement shall be submitted for binding arbitration before the Judicial Arbitration and Mediation Service (“JAMS”) in San Francisco or San Jose, California, provided, however, that a Party initiating such arbitration shall first give written notice of the alleged dispute by facsimile and overnight mail, and shall allow forty-five (45) calendar days time thereafter to  resolve such dispute before commencing arbitration.

13.2                           Arbitrator.  In the event of an arbitration, the Parties shall mutually cooperate to select a JAMS arbitrator, other than Hon. Edward A. Infante, who served as mediator for the Litigation settled herein.

13.3                           Procedures.  Any arbitration will be conducted in accordance with the then current JAMS Comprehensive Arbitration Rules.  Nothing herein is intended to waive the provisions of

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California law pertaining to arbitration, including without limitation California Civil Procedure Code § 1283.05(A).

13.4                           Other Disputes.  Except as expressly set forth in Section 13.1, no dispute between the Parties need be submitted for binding arbitration, regardless of whether or not such dispute may arise out of or otherwise relate to this Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement, or the Stock Purchase Agreement.  Without limiting the foregoing, it is understood that (i) no claim for patent infringement, and (ii) no Party’s assertion of this Settlement Agreement as provided in Article 12 above, need be submitted, in any circumstances, to binding arbitration.

14.                               MISCELLANEOUS

14.1                           Attorneys’ Fees and Costs.  The Parties shall bear their own costs and attorneys’ fees incurred in the Litigation and settlement thereof, including negotiating and execution of this Settlement Agreement.

14.2                           Notice and Service.  All notices or correspondence to be given pursuant to this Settlement Agreement or relating to this Settlement Agreement shall be served at the following addresses:

All correspondence to CBI, IllumeSys, or CTI shall be mailed to:

Ciphergen Biosystems, Inc.

Attn:  Vice President for Intellectual Property

6611 Dumbarton Circle

Fremont, CA  94555

(510) 505-2100 (tel.)

(510) 505-2101 (fax)

With a copy to:

Keker & Van Nest, LLP

Attn:  Jeffrey R. Chanin, Esq.

710 Sansome Street

San Francisco, CA  94111

(415) 391-5400 (tel.)

(415) 397-7188 (fax)

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and

Wilson, Sonsini, Goodrich & Rosati

Attn:  Michael J. O’Donnell, Esq.

650 Page Mill Road

Palo Alto, CA  94304-1050

(650) 493-9300 (tel.)

(650) 493-6811 (fax)

All correspondence to MAS, LumiCyte and Hutchens shall be mailed to:

LumiCyte, Inc.

Attn.:  T. William Hutchens

48480 Lakeview Blvd.

Fremont, CA  94538

(510) 226-3990 (tel.)

(510) 226-4901 (fax)

With a copy to:

Thoits, Love, Hershberger & McLean

Attn.:  Gregory Hull, Esq

and Terrence Connor, Esq.

245 Lytton Ave.

Palo Alto, CA  94301

(650) 327-4200 (tel.)

(650) 325-5572 (fax)

and

Ruby & Schofield

Attn.:  Steve Ellenberg, Esq.

125 South Market St.

Suite 1001

San Jose CA  95113

(408) 998-8500 (tel.)

(408) 998-1952 (fax)

14.3                           Governing Law.  This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to those provisions governing conflicts of law.

14.4                           Compliance with Laws.  Each Party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Settlement Agreement.

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14.5                           No Waiver.  Failure of a Party to enforce a right under this Settlement Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

14.6                           Severability.  The provisions of this Settlement Agreement are contractual, not mere recitals, and shall be construed severably such that, if any provision or part thereof shall at any time be prohibited by or invalid under applicable law, such provision or part shall remain in force to the fullest extent allowed by law and all other provisions shall remain in full force and effect.

14.7                           Counterparts.  This Settlement Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and shall be binding and effective immediately upon the execution by all Parties of one or more counterparts.

14.8                           Entire Agreement.  This Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement, the Stock Purchase Agreement, and the MAS Agreements as amended and assigned pursuant to Sections 2.1 through 2.4 of the Assignment Agreement together with the Exhibits and Schedules to all of the foregoing, constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and supersedes any and all other prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter, including, without limitation, that certain Stipulation for Settlement dated February 21, 2003; provided, however, that the MAS Agreements shall remain in effect as amended and assigned pursuant to Sections 2.1 through 2.4 of the Assignment Agreement.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the Parties.

14.9                           Construction and Joint Preparation.

(a)                                  This Settlement Agreement, and the Assignment Agreement, Exclusive License Agreement and Stock Purchase Agreement shall be construed together to effectuate the mutual intent of the Parties.

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(b)                                 The language in all parts of this Settlement Agreement shall be construed according to its plain and ordinary meaning.  The Parties and their counsel have cooperated in the drafting and preparation of this Settlement Agreement, and this Settlement Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

(c)                                  No drafts of this Settlement Agreement, or of the Assignment Agreement, Exclusive License Agreement or Stock Purchase Agreement, shall be offered by any Party, nor shall any draft be admissible in any proceeding, to explain or construe this Settlement Agreement, the Assignment Agreement, Exclusive License Agreement or Stock Purchase Agreement.

(d)                                 The headings contained in this Settlement Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Settlement Agreement.  The Parties acknowledge that each provision of this Settlement Agreement, the Assignment Agreement, the Exclusive License Agreement, and the Stock Purchase Agreement reflects a “meeting of the minds” of the Parties.  No such provision or agreement shall be deemed null and void for lack of the requisite agreement of the Parties.  Each Party hereby waives any right to challenge the valid and binding nature of any such provision or agreement for lack of requisite agreement, and waives any defense based thereupon.

14.10                     Authority.  The undersigned representative for each Party certifies that he or she is fully authorized by the Party whom he or she represents to enter into the terms and conditions of this Settlement Agreement and to commit fully and bind such Party according to the provisions hereof.

14.11                     Execution.  This Settlement Agreement may be executed by facsimile signature, which shall be an equivalent to an original signature.

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IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be executed by their respective duly authorized officers on the Execution Date, each copy of which will for all purposes be deemed to be an original.

MOLECULAR ANALYTICAL SYSTEMS, INC.		CIPHERGEN BIOSYSTEMS, INC.
(On behalf of itself and its wholly-owned
subsidiaries, CTI and IllumeSys)

By:	/s/ T. William Hutchens	By:	/s/ William G. Rich
Name:	T. William Hutchens	Name:	William G. Rich
Title:	CEO	Title:	President & CEO

LUMICYTE, INC.		T. WILLIAM HUTCHENS

By:	/s/ T. William Hutchens	/s/ T. William Hutchens
Name:	T. William Hutchens
Title:	CEO

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EXHIBIT A

BAYLOR AGREEMENT

A-1

MOLECULAR ANALYTICAL SYSTEMS, INC.

BAYLOR COLLEGE OF MEDICINE

Technology Transfer Agreement

This Technology Transfer Agreement (this “Agreement”) is made and entered into on this 14th day of September, 1993 (the “Effective Date”), by and between Baylor College of Medicine (“Baylor”), a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Molecular Analytical Systems, Inc. (the “Company”), a Texas corporation having its principal place of business at 4544 Post Oak Place Drive. Suite 255, Houston, Texas 77027.

W I T N E S S E T H:

WHEREAS, Baylor is the owner of certain right, title and interest in and to the Technology (as defined in Section 1.3 hereof) invented and/or developed by T. William Hutchens (“Hutchens”) and Tai-Tung Yip (“Yip”);

WHEREAS, Baylor desires to grant to the Company and the Company desires to obtain an exclusive, worldwide license to use the Technology, with a right to develop, make and have made, use, sell, market and otherwise commercially exploit products and services using the Technology;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions. As used herein, the terms “Agreement,” “Baylor.” “Effective Date,” “Company,” “Hutchens” and “Yip” shall have the meanings indicated above. As used herein, the following terms shall have the following meanings:

1.1                                 “Fields of Interest” shall mean desorption and ionization strategies for the analysis of analytes and molecules.

1.2                                 “Patent Rights” shall mean all U.S. patents or patent applications (including but not limited to the Disclosure of Invention) listed on Schedule 1.2 hereof, and all divisions, reissues, re-examinations, renewals, continuations, continuations in-part, extensions and patents issued thereon, and any and all other counterpart applications in any other countries and patents and inventor’s certificates, utility models and the like issuing therefrom.

1.3                               “Technology” shall only mean and include the Patent Rights together with related know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, in each case that relate to the Patent Rights and are included within the Fields of Interest and (i) have been developed in a laboratory at Baylor that was under the direct supervision of Hutchens or Yip or (ii) that otherwise have been developed by Hutchens or Yip prior to the Effective Date. The Technology includes, but is not limited to, biological, medical, mechanical, chemical, engineering and other scientific and practical information, drawings, specifications, notes, records, lab notebooks and other writings or compilations of information.

1.4                                 “Licensed Patented Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, in any country where such product or service is covered by one or more valid claims within the Patent Rights.

1.5                                 “Licensed Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, using all or any part of the Technology and which is not covered under “Licensed Patented Product.”

1.6                                 “Shares” shall have the meaning set forth in Section 2.4.

1.7                                 “Net Sales” shall mean all monies and/or equivalent goods and services received by the Company for the manufacture, use and sale of Licensed Patented Products or Licensed Products less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.8                                 “First Commercial Sale” shall mean the date on which the Company first transfers title to a Licensed Patented Product or Licensed Product to an independent third party for monetary consideration.

1.9                                 “Improvement” shall mean any change or modification to an invention disclosed in the Patent Rights or in the Technology that, if unlicensed, would infringe one or more claims of any issued patent included within the Patent Rights and made in a laboratory at Baylor under the supervision of Hutchens and Yip during the four year period commencing on the Effective Date.

1.10                         “Affiliate” shall mean with respect to a particular Person, (a) any Person directly or. indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such other Person, (b) any Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such other person, and (d) any officer, director or partner of such other Person.

1.11                         “Person” shall mean any individual, corporation, partnership, trust, estate, or other entity or association.

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2.                                       Assignment and Grant of License; Initial License Fee; Royalties; Equity.

2.1                                 Grant of Exclusive License to Company. Subject to the terms and conditions hereof, effective as of the Effective Date, Baylor hereby grants to the Company an exclusive, worldwide, transferable license (with the right to sublicense) to use the Technology and any Improvement, with rights to develop, make and have made, use, sell and market and otherwise commercially exploit Licensed Patented Products and Licensed Products using such Technology and any Improvement throughout the world; provided, however, that the exclusive license of the Technology and any Improvement to the Company shall be subject to, and non-exclusive with respect to:

(a)                                  the use of the Technology and any Improvement by Baylor solely for non-commercial research purposes;

(b)                                 any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America; and

(c)                                  the right hereby reserved to Baylor and its faculty, staff, students and employees to publish scientific findings from research related to the Technology and any Improvement (provided, however, that no such right shall apply to matters within the scope of the Disclosure of Invention set forth on Schedule 1.2 for the period of 120 days commencing on the Effective Date).

2.2                                 Initial License Fee. In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor $50,000 in cash on the Effective Date.

2.3                                 Royalties.

(a)                                  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of two percent (2%) of Net Sales of Licensed Patented Products sold by the Company or an Affiliate or (ii) a royalty of ten percent (10%) of the Net Sales of Licensed Patented Products sold by a sublicensee for a period of four years from the first Commercial Sale. Notwithstanding the foregoing, the obligation to pay royalties set forth in Section 2.3(a)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(b)                                 In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of one percent (1%) of Net Sales of any Licensed Product sold by the Company or an Affiliate or (ii) a royalty of five percent (5%) of the Net Sales of Licensed Products sold by a sublicensee for a period of four years from the first Commercial Sale.  Notwithstanding the

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foregoing, the obligation to pay royalties set forth in Section 2.3(b)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(c)                                  In the event that the Company fails to pay the royalties described in this Section 2.3 on or before the last day of the time period set forth in Section 4. l(a)  within which such royalties are due, such royalties shall bear interest from and after such date until paid at a variable rate per annum equal to the lesser of (i) the highest lawful rate permitted by applicable law as defined in Section 12.14 hereof) and (ii) “Texas Commerce Bank—Houston, N.A. Prime”.  “Texas Commerce Bank—Houston, N.A. Prime” means the fluctuating interest rate per annum announced from time to time by Texas Commerce Bank—Houston, N.A. as its, “Prime Rate” (or, if otherwise denominated, such bank’s reference rate for interest rate calculations on general commercial loans) which rate is not necessarily the lowest or best rate which such bank may at any time and from time to time charge any of its customers. Each such royalty payment when made shall be accompanied by all accrued and unpaid interest.  Said interest and the payment and acceptance thereof shall not negate or waive the right of Baylor to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment or any other breach of this Agreement by the Company.

2.4.                              Equity. In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to issue shares of its common stock, $.01 par value to Baylor (the “Shares”).  On the date hereof, the Company has issued to Baylor 160 of the Shares.  The Company hereby covenants and agrees that the Company shall issue no shares of its capital stock or grant any rights for the issuance of any shares of its capital stock if as a result of such issuance and/or grant, after the date of such issuance and/or grant, the Shares would represent less than 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

2.5.                              Subsequent Shares. In the event that the Company issues additional shares of its capital stock or grants additional rights for the issuance of any shares of its capital stock, it shall distribute to Baylor a sufficient number of its shares of common stock, $0.01 par value to maintain Baylor’s 8 % ownership interest in the Company.  In addition to the consideration for the issuance of the shares described in Section 2.4 hereof, Baylor shall pay the Company an amount equal to the par value per share of the Company’s common stock for each Share issued pursuant to this Section 2.5. The Company agrees that it shall not increase the par value of its shares of common stock above $0.01 per share.

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3.                                       Warranties and Representations.

3.1                                 Baylor. Baylor represents and warrants that:

(a)                                  Baylor is validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and authority to execute and deliver this Agreement have been duly authorized by all necessary action on the part of Baylor.

(c)                                  Baylor has the power and authority to execute and deliver this Agreement and to perform its obligations tinder this Agreement.

(d)                                 Baylor hereby represents and warrants that, other than the grant set forth herein including, without limitations, any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America, it has not encumbered, restricted, transferred or otherwise burdened the Technology.

(e)                                  Baylor hereby represents and warrants that on the date hereof, other than as set forth in Schedule 3.1 hereto, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Technology.

(f)                                    Except as may be expressly set forth herein, Baylor hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Technology, and Improvement or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. Without limiting the generality of the foregoing, Baylor makes no representations or warranties as to the patentability, noninfringement, use or other application of the Technology or any Improvement, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Technology or any Improvement.

3.2                                 Company. The Company represents and warrants that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(c)                                  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

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(d)                                 The Shares have been duly authorized and upon issuance, pursuant to the terms hereof and for the consideration herein set forth, will be validly issued, fully paid and nonassessable.

(e)                                  On the date of such issuance, the Shares will represent at least 8 % of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that ill rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

3.3                                 No Assurance of Patents. Baylor represents and warrants to the Company that, and the Company represents and warrants to Baylor that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Technology or any Improvement will actually be issued. In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.3(a) relating to such claim will be effectively deleted from this Agreement. In the event that all claims of the Patent Rights or any future disclosures made to the Company under this Agreement art abandoned by Baylor or are finally rejected by the Patent Office, with exhaustion of all appeals, then the provisions of Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement, however, in respect to Section 2.3(a), Section 2.4, Section 2.5 and Section 3.2(e) there shall be no retroactive adjustment.

4.                                       Financial Statements: Other Information.

4.1                                 (a)                                  At the close of each calendar quarter, the Net Sales from the Licensed Patented Products and Licensed Products for which revenues have been received by the Company shall be computed, and the royalties earned thereon shall be paid to Baylor within 60 days after the close of said quarter.

(b)                                 With each royalty payment, the Company shall furnish to Baylor a written accounting report for the closed quarter stating the Net Sales Receipts, the royalties due and the royalties paid.

(c)                                  The Company agrees to maintain written records with respect to its operations pursuant to this Agreement in sufficient detail to enable Baylor or its designated accountants to compute the amount of royalties payable to Baylor, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due hereunder.  Baylor shall pay the costs of said examination unless a discrepancy of greater than 5% in royalties due is present, in which case the Company shall reimburse Baylor for the examination expenses.

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4.2                                 The Company will furnish to Baylor, so long as Baylor owns any of the Shares as soon as practicable after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries (if any), as at the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries (if any) for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon of independent certified public accountants selected by the Company, which report shall state that (i) such financial statements have been prepared in accordance with generally accepted accounting principles and (ii) the report by such accountants in connection with such financial statements has been made in accordance with generally accepted accounting principles.

5.                                       Protection of Property Rights.

5.1                                 Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to use all reasonable efforts to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement related to the Patent Rights or Technology, or any Improvement, together with any and all documentation and other physical manifestations or embodiments thereof. In carrying out its obligations hereunder each receiving party shall use the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character. The trustees, officers, directors and department heads of Baylor and its Affiliates shall not disclose, directly or indirectly, internally or externally (excluding disclosures to those with knowledge of such information prior to the Effective Date), information contained within the Patent Rights for 120 days from the Effective Date, except to the Company, Hutchens or Yip.  In the event that the trustees, officers, directors or department heads of Baylor or its Affiliates shall violate this provision, then the provisions of Section 2.3, Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement.

5.2.                              Exemptions. The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  on the date hereof, is a publicly available document unless such document became publicly available as a result of the fault of the trustees, officers, directors or department heads of Baylor or its Affiliates;

(b)                                 at the time of its disclosure hereunder, is without fault of the receiving party, part of the public domain;

(c)                                  subsequent to its disclosure hereunder, is obtained from a third party not subject to a contractual or fiduciary obligation for confidentiality to the disclosing party and without fault of the receiving party;

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(d)                                 is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure;

(e)                                  is disclosed pursuant to any research grant or required report relating to technology included within the Fields of Interest from a non-commercial granting entity such as grants from the United Stated Department of Health and Human Services and other governmental and private non-profit agencies; provided, however, that the terms of any such research grant application are first approved by the Board of Directors of the Company.

5.3                                 Disclosures. Notwithstanding the foregoing, the parties understand and agree that the Company may, to the extent it deems necessary or appropriate, disclose the Technology and any Improvement to potential sublicensees or investors, but the Company agrees to use its reasonable efforts to make such disclosures subject to a satisfactory confidentiality agreement.

5.4                              Rights to Subsequent Technologies.  Any subsequent discoveries, inventions, and/or technologies resulting from the development of the Technology at and by the Company shall belong to the Company. During the four year period commencing on the Effective Date, the rights to any subsequent discoveries, inventions and/or technologies in the Fields of Interest developed in a laboratory under the supervision of Hutchens and/or Yip at Baylor shall be licensed to the Company pursuant to the provisions of this Agreement (including without limitation thereto, Section 2.3) as if such technologies were Technology. Additionally, during the four year period commencing on the Effective Date, Baylor agrees that the Company shall have a right of first refusal for 30 days following an offer to purchase or license any subsequent discoveries, inventions and/or technologies within the Fields of Interest by an employee at Baylor not under the supervision of Hutchens and/or Yip for any rights held by such employee at Baylor.

5.5                                 Patent Applications.

(a)                                  The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any U.S. patent application, or to maintain any U.S. patent application or patent regarding the Technology or any Improvement. If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the U.S. patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred

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in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all U.S. patent applications and take all actions necessary to maintain and enforce the Patent Rights and propriety rights in and to the Technology and any Improvement in respect of any U.S. patent application or U.S. patents included therein.

(b)                                 The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any foreign patent application, or to maintain any foreign patent application or patent regarding the Technology or any Improvement. If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date -incident to the foreign patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred in filing continuations, continuations in-part, divisional or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all foreign patent applications and take all actions necessary to maintain and enforce the Patent Rights and proprietary rights in and to the Technology and any Improvement in respect of any foreign patent application or patent including therein.

(iii)                               The Company will, at its expense (for costs incurred after the Effective Date), prepare and dispatch for foreign filings within such period of time as will result in the applications of the “one year conviction” as to retroactive filing date proper applications for foreign letters patent regarding the Technology and any Improvement.

(c)                                  The Company shall timely notify Baylor in writing of the Company’s decision to file any patent application regarding the Technology or any Improvement, or to abandon the prosecution of any patent application or patent regarding the Technology or any Improvement. Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any U.S. applications or continue said prosecution or maintenance of such patent application or patents. If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any U.S. applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon

9

any such application or patent. In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in the United States attributable to such patent applications or patents.

(d)                                 The Company shall timely notify Baylor in writing of the filing of the Company’s decision to file any foreign patent applications regarding the Technology or any Improvement, or to continue prosecution of a patent application to issuance or to maintain any foreign patent application or patent or to abandon the prosecution of any such patent application or patent regarding the Technology or any Improvement. Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any foreign patent applications or continue said prosecution or maintenance of such patent application or patents. If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any foreign applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon any such application or patent. In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in any such foreign jurisdiction attributable to such patent applications or patents.

(e)                                  Each of the parties hereto agrees to cooperate with the other parties to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Technology and any Improvement, including fully agreeing to execute any and all documents to give the Company the full benefit of the licenses granted herein.

5.6                              Use of Baylor’s Name. The Company shall have no right or license pursuant to this Agreement to use the name of, trademarks, logotypes or symbols associated with, or otherwise refer to, “Baylor,” “Baylor College of Medicine,” “BCMT,” “BCM Technologies, Inc.” or their affiliated entities or any derivative thereof or any of the members of their faculty or staff in the use, advertisement, public disclosure by press release or otherwise, promotion or sale of the Technology or products and services utilizing the Technology without the express written consent in each instance of Baylor, and nothing herein shall imply or be deemed to grant said right or license, provided, however that this prohibition shall not extend to the use of the names “IllumeSys,” Hutchens or Yip.

6.                                       Infringement.

6.1                                 Notification. Each party shall promptly inform the other party of any suspected infringement of the Patent Rights or of any patents issued on Technology or any Improvement or any misuse, misappropriation, theft or breach of confidence of other proprietary

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rights in the Technology or any Improvement, and with respect to such activities as are suspected, Baylor and the Company shall each have the right to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third parry in accordance with the following procedures:

(a)                                  If Baylor and the Company agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree or settlement, shall be shared equally.  The Company shall exercise control over such action, provided, however, that Baylor may, if it so desires, be represented by counsel of its own selection, the fees for which shall be paid by Baylor.

(b)                                 In the absence of agreement to institute a suit jointly, the Company may institute suit, and, at its option, join Baylor as a plaintiff.  In such event, the Company shall bear the entire cost of such litigation, and the Company shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(c)                                  In the absence of agreement to institute a suit jointly and if the Company decides not to institute a suit as provided in (b) above and timely notifies Baylor of such decision, Baylor may institute suit and, at its option, join the Company as a plaintiff.  In such event, Baylor shall bear the entire cost of such litigation, and Baylor shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(d)                                 Should either Baylor or the Company commence a suit under the provisions of this Section 6.1 and thereafter elect to abandon the same, it shall give timely prior notice thereof to the other party who may, if it so desires, continue prosecution of such suit.  If the other party desires to continue prosecution, it shall bear the entire cost of continuation of such suit, and it shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

6.2                                 Consent of Other Party. Neither Baylor nor the Company shall settle any action covered by this Section 6 without first obtaining the prior written consent of the other party, which consent will not be unreasonably withheld.

6.3                                 Exercise of the Company’s Right. Baylor shall not be liable for any losses incurred as the result of an action for infringement brought against the Company as a result of the Company’s exercise of any right granted under this Agreement.

7.                                       Independent Contractor. It is agreed that the relationship of the Company to Baylor in the performance of this Agreement is as an independent licensee and that the Company is not an agent of Baylor. The Company agrees to refrain form representing itself as being the agent of Baylor in performing or acting pursuant to this Agreement. The Company shall not have the power or authority to bind or otherwise commit Baylor and shall not attempt to do so.

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8.                                       Exportation/Importation.

8.1                                 Exportation. The Company shall fulfill all governmental formalities with respect to exportation of Technology and any Improvement and tangible materials embodying or reflecting same from the United States. It is particularly understood and agreed that before Baylor shall be required to perform any obligation hereunder which shall be subject to the United States exportation regulations, the Company shall first provide Baylor with any letter of assurance or other certification which may be required to comply with the export administration regulations or other regulations of the U.S. Department of Commerce or any other agency or instrumentality of the federal government of the U.S. having jurisdiction over the export of products or technical data from the U.S. The Company further agrees it will comply with said regulations in respect to any exportation or reexportation of Technology and any Improvement, Inability or failure, if any, of the Company to secure any necessary government license or approval to export any of the Technology to any particular country or countries shall not entitle the Company to terminate the Agreement or to any form of relief, credit, rebate or recovery from Baylor.

8 2                                 Importation. The Company shall fulfill all governmental formalities with respect to importation or transfer of the Technology or products embodying the Technology and any Improvement.

8.3                                 Fees and Expenses. The Company shall be responsible for any fees, duties or taxes necessary to comply with export formalities, regulations or laws.

9.                                       Indemnification.

9.1                                 Representations: Covenants.

(a)                                  The Company agrees to indemnify and hold Baylor, its Affiliates and its respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by the Company herein.

(b)                                 Baylor agrees to indemnify and hold the Company, its Affiliates and their respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by Baylor herein.

9.2                                 Use of Technology. The Company agrees to protect, defend, indemnify and hold Baylor, its Affiliates and their respective officers, trustees, directors, employees, agents

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and representatives harmless from and against, and to pay any and all amounts arising out of any and all losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings (whether in contract, tort, strict liability or otherwise), fines, assessments, damages or any other amounts of whatever nature which Baylor, its Affiliates or their respective officers, trustees, directors, employees, agents or representatives may sustain or incur, of any claims or demands of any third party (including, but not limited to, the officers, directors, employees, agents, consultants, representatives or servants of the Company) arising from the use, testing, operation, sale, lease or manufacture of the Technology or any Improvement or products and services (including without limitation thereto, Licensed Patented Products and Licensed Products) using the Technology or any Improvement (including those resulting in whole or in part from the negligence of any of such indemnified Persons conducted under the direct supervision of the Company, Hutchens or Yip, but not otherwise), provided, however, that the Company shall not be required to indemnify and hold such indemnified Persons harmless from and against losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings, fines, assessments, damages or any other amounts of whatever nature which such indemnified Persons may sustain or incur as a result of the use, testing, sale or manufacture of the Technology or any Improvement prior to the Effective Date, or the use, testing, sale or manufacture of the Technology or any Improvement by Baylor its Affiliates and their respective officers, trustees, directors, employees, agents and representatives arising out of the gross negligence or willful misconduct of such indemnified Persons or the negligence of such indemnified Persons not conducted under the direct supervision of the Company Hutchens or Yip.

9.3                                 Indemnification Procedures.

(a)                                  Baylor will promptly notify the Company in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Sections 9. l(a) or 9.2. Baylor’s failure to notify the Company will not relieve the Company from any liability thereunder except to the extent that the Company suffers any additional damages under Sections 9.1(a) or 9.2 due to Baylor’s failure to notify the Company or except to the extent that such failure to notify adversely affects the Company’s ability to defend any claims made by any third party. After receiving notice of said action, the Company is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying Baylor in writing and by selecting counsel reasonably satisfactory to Baylor. After Baylor has received notice of the Company’s election to assume the defense of the action and has approved the Company’s counsel, the Company will not be liable under Section 9.1(a) or 9.2 for any legal or other expenses subsequently incurred in connection with the defense thereof unless (i) Baylor, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, in which case Baylor shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of Baylor, (ii) the Company shall not have employed counsel reasonably satisfactory to Baylor to represent Baylor within a reasonable time after notice of

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commencement of the action, or (iii) the Company has authorized the employment of counsel for Baylor at the expense of the Company.

(b)                                 The Company will promptly notify Baylor in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Section 9.1 (b). The Company’s failure to notify Baylor will not relieve Baylor from any liability to the Company except to the extent that Baylor suffers any additional damages under Section 9.1 (b) due to the Company’s failure to notify Baylor and except to the extent that such failure to notify adversely affects Baylor’s ability to defend any claims made by any third party.  After receiving notice of said action, Baylor is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying the Company in writing and by selecting counsel reasonably satisfactory to the Company. After the Company has received notice of Baylor’s election to assume the defense of the action and has approved Baylor’s counsel, Baylor will not be liable to the Company under Section 9.l (b) for any legal or other expenses subsequently incurred by the Company in connection with the defense thereof unless (i) the Company, in any action has reasonably concluded that there may be legal defenses available to it which arc different from or additional to those available to Baylor, in which case the Company shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of the Company, (ii) Baylor shall not have employed counsel reasonably satisfactory to the Company, to represent the Company within a reasonable time after ,notice of commencement of the action, or (iii) Baylor has authorized the employment of counsel for the Company at the expense of Baylor.

(c)                                  No party shall settle any action covered by Sections 9.1 or 9.2 without first obtaining the consent, of the other party. Such consent will not be unreasonably withheld by either party.

9.4                                 Insurance.

(a)                                  Prior to the First Commercial Sale, the Company agrees to cause Baylor (and its respective officers, directors, trustees and employees, as the case may be) to be included as additional named insureds under its product and general liability insurance coverages, if any.

(b)                                 Commencing with the First Commercial Sale of the Technology, Improvement, Licensed Product or Licensed - Patented Product (referred to herein as “Products”), the Company and each of its affiliates and sublicensees, as applicable, shall, for so long as the Company or its Affiliates or sublicensees manufacture, sell, test, operate, license, lease or use the Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per

14

occurrence and three million dollars ($3,000,000) in the aggregate. Such coverage(s) shall name Baylor and its Affiliates as additional insureds and shall be purchased from a carrier reasonably deemed acceptable to Baylor. The Company shall promptly provide verification of such insurance coverages to Baylor.

10.                                 Term and Termination.

10.1                           Patent and License Termination. Unless sooner terminated as otherwise provided herein, the license granted pursuant to Section 2.1 hereof will terminate on the later to occur of (i) the date of expiration of the last of the Patent Rights to expire and (ii) in the event no patents included within the Patent Rights issue, the first date following both (x) the tenth anniversary of the First Commercial Sale and (y) the date of abandonment of the last of the patent applications filed or pending during the term hereof included in the Patent Rights to be abandoned.

10.2                           Events of Default. The following events will be considered events to default under this Agreement:

(a)                                  the assets of the Company are seized or attached, in conjunction with any action against it by any third party, and such seizure or attachment is not abated within 90 days;

(b)                                 (x) the Company is dissolved or (y) a sale of all or substantially all of the assets of the Company pursuant to a liquidation without the prior written approval of Baylor is made; or

(c)                                  The Company assigns or attempts to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor, which approval shall not be unreasonably withheld.

10.3                           Agreement Breaches. Either party may terminate this Agreement in the event that the other breaches any provision of this Agreement and fails to remedy said breach within 90 days after being given written notice of the breach.

10.4                           Company’s Voluntary Termination of License. The Company may terminate this Agreement upon prior written notice of 180 days to Baylor.

10.5                           Consequences of Termination. In the event that an event of default described in Section 10.2 occurs, or this Agreement is terminated under Section 10.3 or 10.4:

(a)                                  Any and all rights in and to the Technology and any Improvement will revert to Baylor;

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(b)                                 All grants and licenses made pursuant to this Agreement will automatically terminate;

(c)                                  The Company will within ten days of such termination destroy all copies of all documents and other tangible information in its possession or control which contain the Technology and any Improvement;

(d)                                 Company will execute all instruments as Baylor may reasonably request which are necessary to reinvest any licensed rights;

(e)                                  Subject to Section 5, Company will maintain after the termination of this Agreement the confidentiality of all confidential information of Baylor;

(f)                                    The Company will not use any confidential information regarding the Technology and any Improvement for a period of five years after termination of this Agreement;

(g)                                 The Company will have 45 days to complete the manufacture and 180 days to complete the sale or license of any Licensed Patented Products and Licensed Products in stock or in the course of manufacture at the time of termination;

(h)                                 Except as expressly provided herein, the Company will be discharged or relieved from any liability or obligation existing prior to such termination;

(i)                                     Baylor shall be released from any obligations of confidentiality with respect to the Technology and any Improvement as set forth in Section 5.

11.                                 Assignment and Sublicensing.

11.1                           Assignment by Baylor. Baylor may assign its rights hereunder, including without limitation thereto the right to receive the consideration for the license herein granted.

11.2                           Assignment by the Company. The Company may not assign or attempt to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor.

12.                                 Miscellaneous.

12.1                           Further Assurances. Without further consideration, Baylor hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as the Company hereunder may reasonably request to more effectively license to the Company the rights granted hereunder, and to assist the Company in the recordation of same as necessary, all in such form and substance as the Company may reasonably request and at its expense.

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12.2                           Applicable Law. The substantive laws of the State of Texas excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.  This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and the Company and Baylor agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas to hear all disputes arising under this Agreement.

12.3                           Severability. All parties hereby especially agree in contract that neither party intends to violate any public policy, statutory or common law, rule, regulation, treaty of decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any or its parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the parties hereto.

12.4                           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

12.5                           Headings. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

12.6                           Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein or in the Schedules hereto, and that no agreement, statement or promise relating to the subject matter hereof, which is not contained in this Agreement and the Schedules hereto, shall be valid or binding.

12.7                           Successors. This Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

12.8                           No Waiver.  The parties covenant and agree that if either party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if either party, having the right to declare this Agreement terminated, shall fail

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to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by either party except by its written consent.

12.9                           Survivability. The provisions, rights and obligations set forth in Articles 1, 3, 4, 5, 8, 9, 10 and 12 and any other obligations set forth herein that by their terms survive termination, will survive the termination of this Agreement.

12.10                     Amendments. No amendment or modification to this Agreement will be effective unless it is in writing and signed by each party.

12.11                     Notice. Any notice required or permitted to be given to another party hereto shall be given by sending such notice by registered or certified mail, postage prepaid to the address set forth herein, or to such other address as that party may designate by like notice.

12.12                     Expenses. Except as expressly provided herein, each party to this Agreement will be responsible for its own legal and other costs and charges in the preparation, execution and performance hereof.

12.13                     Sublicensees and Sublicensee Agreements. The Company shall give Baylor prompt written notification of the identity and address of each Affiliate or sublicensee with which it concludes a sublicense agreement and shall furnish Baylor with a copy of such sublicense agreement.

12.14                     Usury Savings. It is the intent of Baylor and the Company in the execution and performance of this Agreement to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Baylor and the Company stipulate and agree that none of the terms and provisions contained in this Agreement, or in any document securing or otherwise relating to this Agreement, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under Applicable Law.  For purposes of this Agreement, “interest” shall include the aggregate of all charges that constitute “interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Agreement or under any other document executed in connection herewith or pursuant hereto. The Company shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the maximum rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and any such other document which may be in apparent conflict herewith. If under any contingency the effective rate or amount of interest that would otherwise be payable under this Agreement would exceed the maximum rate or amount of interest Baylor is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Baylor shall charge, contract for, take, reserve or receive monies that

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are deemed to constitute interest that would, in the absence of this provision, increase the effective rate or amount of interest payable under this Agreement to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal owed or the amount of interest that would otherwise be payable or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the maximum rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination. Baylor and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Agreement or any other document that is made for the purpose of determining whether such rate or amount exceeds the maximum lawful rate or amount, shall be made to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term hereof or thereof, as applicable, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by Baylor.  As used herein, the term “Applicable Law” means that law in effect from time to time and applicable to this Agreement which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest hereunder, including laws of the State of Texas, and to the extent controlling or providing for a higher rate of interest, federal laws of the United States of America.  It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, as amended, Vernon’s Texas Civil Statutes) shall be included in laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article 1.04 hereto, the interest ceiling applicable hereto under said Article 1.04 shall be the indicated rate ceiling from time to time in effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

“Baylor”

BAYLOR COLLEGE OF MEDICINE

By:	/s/ R.W. Evans for CRR
	C.R. Richardson	R.W. EVANS
	Vice President for Finance and Administration	EXECUTIVE DIRECTOR BUSINESS SERVICES

“Company”

MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ AI Zwan
AI Zwan
President

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Schedule 1.2

1.	U.S. Patent Application Serial No. 08/068,896 filed May 28, 1993, for: METHOD AND APPARATUS FOR DESORPTION AND ION1ZATION OF ANALYTES; Inventors: T. William Hutchens and Tai-Tung Yip.

2.

Disclosure of Invention or Copyrightable Material dated June 11, 1993 for: SURFACES AND DEVICES FOR THE SIMULTANEOUS SEQUENCE ANALYSIS OF MULTIPLE PROTEINS OR DNA MOLECULES; Investigations:  T. William Hutchens and Tai-Tung Yip.

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Schedule 3.1

None.

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Settlement Agreement	EXECUTION COPY

EXHIBIT B

CTI AGREEMENT

B-1

TECHNOLOGY TRANSFER AGREEMENT
between
MOLECULAR ANALYTICAL SYSTEMS, INC.
and
ISP ACQUISITION CORPORATION

THIS TECHNOLOGY TRANSFER AGREEMENT (the “Agreement”) is made and entered into on this 7th day of April, 1997 (the “Effective Date”), by and between molecular analytical systems, inc.  (“MAS”), a Texas corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815, and ISP ACQUISITION CORPORATION (“CTI”), a California corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815.

WITNESSETH:

whereas, pursuant to the Baylor Technology Transfer Agreement, MAS is the exclusive licensee of certain rights and interest in and to the Baylor Technology (as such terms are defined below); and

whereas, MAS desires to grant to CTI and CTI desires to obtain rights under the Baylor Technology and the MAS Technology to make, use, sell, offer for sale and import products in the Other Markets and, under certain circumstances, in the Drug Discovery Market (as such terms are defined below); and

whereas, MAS and IllumeSys are, simultaneous with the execution of this Agreement, entering into that Technology Transfer Agreement dated as of April 7, 1997 (the “MAS/IllumeSys Agreement”) granting certain license rights from MAS to IllumeSys for the Life Sciences Market and the Drug Discovery Market.

NOW, therefore, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      definitions

As used herein, the terms “Agreement,” “MAS,” “Effective Date,” “CTI” and “MAS/IllumeSys Agreement” shall have the meanings indicated above.  As used herein, the following terms shall have the following meanings:

1.1                               “Affiliate” shall mean any person, corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question.  As used in this definition of “Affiliate”, the term “control” shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

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1.2                               “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.3                               “Baylor Technology” shall mean all Technology (as such term is defined in the Baylor Technology Transfer Agreement) which is licensed from Baylor to MAS pursuant to the Baylor Technology Transfer Agreement.

1.4                               “Baylor Technology Transfer Agreement” shall mean that Technology Transfer Agreement, dated September 14, 1993, between MAS and Baylor.  A copy of the Baylor Technology Transfer Agreement is attached hereto as Exhibit A.

1.5                               “Ciphergen” shall mean Ciphergen Biosystems, Inc., a California corporation having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.6                               “CTI Field of Use” shall mean the scope of the grant to CTI set forth in Sections 2.l(a), 2.1(b) and 2.1(c) herein.

1.7                               “Date of First Commercial Sale” shall mean the date on which CTI or any Sublicensee or Affiliate first transfers title to a Licensed Product to a Third Party (other than an Affiliate of such Sublicensee) for monetary consideration.

1.8                               “Drug Discovery Market” shall mean Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.9                               “Drug Discovery Product” shall mean any device, instrument or consumable for use by a Third Party in the Drug Discovery Market.  This term does not include any drug discovered by use of a Drug Discovery Product.

1.10                        “IllumeSys” shall mean IllumeSys Pacific, Inc., a California corporation.

1.11                        “Improvement” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.12                        “Laboratories” shall mean all laboratories and laboratory environments.

1.13                        “Licensed Product” shall mean any product made, used, sold, imported or offered for sale or any service used, sold or offered for sale, using all or any part of the Licensed Technology.

1.14                        “Licensed Technology” shall mean the Baylor Technology, Improvements and the MAS Technology.

1.15                        “Life Sciences Market” shall mean all Laboratories doing bioanalytical or biological measurements or assays.  It is understood that “Life Sciences Market” includes, without limiting the foregoing, Laboratories developing clinical diagnostics.  It is further

2

understood that “Life Sciences Market” does not include (i) Laboratories performing clinical diagnostics for patients or other third party customers, (ii) entities involved in making, using and selling instruments, devices, consumables, services and information for use by individual persons (e.g. the consumer market), and (iii) Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.16                        “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS (i) prior to the Effective Date or (ii) after the Effective Date and prior to the four-year anniversary of the Effective Date.  “MAS Technology” shall not include the Baylor Technology or Improvements.

1.17                        “Net Sales” shall mean all monies and/or equivalent goods and services received directly by CTI or an Affiliate of CTI from the manufacture, use, sale, offer for sale or import of Royalty-Bearing Products by CTI or an Affiliate of CTI, less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.18                        “Other Markets” shall mean all Laboratories doing bioanalytical or biological measurements or assays which are not part of the Life Sciences Market or the Drug Discovery Market.

1.19                        “Patent Rights” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.20                        “Patents and Patent Applications” shall mean (i) any U.S. patent application, and any patent issuing therefrom, covering the Licensed Technology; (ii) any divisionals, continuations, continuations-in-part, extensions and reissues of the foregoing and (iii) any foreign equivalents of the applications or patents described in clause (i) or (ii).

1.21                        “Royalty-Bearing Products” shall mean any Licensed Products which use all or any part of the Baylor Technology.

1.22                        “Sublicensee” shall mean any Third Party to whom CTI grants a further sublicense under the Licensed Technology, as permitted by Section 2.1 and 2.2 of this Agreement.

1.23                        “Third Party” shall mean any party other than MAS, CTI or any Affiliate of MAS or CTI.

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2.                                      grant of license and license fee

2.1                                   (a)                            Exclusive License Grant to CTI for Other Markets.  MAS hereby grants to CTI:

(i)                                    a royalty-bearing (for such time period as is set forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Other Markets; and

(ii)                                a royalty-free, exclusive, worldwide license, with a right to sublicense, under the MAS Technology to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Other Markets.

(b)                                Coexclusive License to CTI for Drug Discovery Markets.  Subject only to those rights granted to IllumeSys by way of the MAS/IllumeSys Agreement, MAS hereby grants to CTI:

(i)                                    a royalty-bearing, coexclusive (with IllumeSys), worldwide sublicense under the Baylor Technology and Improvements to make and use, but not to sell or offer for sale, Drug Discovery Products; and

(ii)                                a royalty-free, coexclusive (with IllumeSys), worldwide license under the MAS Technology to make and use, but not to sell or offer for sale, Drug Discovery Products.

CTI shall have a right to grant further sublicenses under the license and sublicense contained in this Section 2.1(b), but only to CTI Affiliates and one or more Third Parties for the purpose of allowing each such Affiliate or Third Party to make Drug Discovery Products for the Affiliate’s or Third Party’s own internal use.  It is understood that any drug or information discovered by CTI or its permitted sublicensees may be sold without payment of further consideration to MAS.  It is also understood that, pursuant to the MAS/IllumeSys Agreement, MAS has granted to IllumeSys (i) a co-exclusive right to make, use and import Drug Discovery Products, but without the right of IllumeSys to grant a sublicense except to have Drug Discovery Products made for sale by IllumeSys; (ii) the exclusive right to sell Drug Discovery Products; and (iii) the right to use the Baylor Technology, Improvements and the MAS Technology in the Drug Discovery Market for the purpose of developing and providing data and other information to Third Parties about the characteristics of compounds which IllumeSys may be asked to analyze for such Third Parties.

(c)                                Each of the foregoing sublicenses in Section 2.1(a) and 2.1(b) shall be subject to the terms of subsection (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement.

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2.2                               License Fee.  In consideration for the grant of the sublicenses set forth in Section 2.1. CTI agrees to pay MAS an amount equal to two percent (2%) of Net Sales received by CTI or a CTI Affiliate from the Date of First Commercial Sale until the fourth anniversary of the Date of First Commercial Sale.  Notwithstanding the foregoing, the obligation of CTI to make payments under this Section 2.2 shall not exceed $500,000 per twelve-month period commencing on each of (i) the Date of First Commercial Sale, (ii) the first anniversary of the Date of First Commercial Sale, (iii) the second anniversary of the Date of First Commercial Sale and (iv) the third anniversary of the Date of First Commercial Sale.  This Section 2.2 shall have no further force and effect as on the fourth anniversary of the Date of First Commercial Sale and, as of such date, no further royalties shall be owed to MAS by CTI under this Agreement.

3.                                      WARRANTIES AND REPRESENTATION

3.1                               MAS.

Except as set forth on Schedule 3.1 attached hereto, MAS represents and warrants:

(a)                                  MAS is validly existing and in good standing under the laws of the State of Texas.

(b)                                  The execution, delivery and authority to execute and deliver this Agreement has been duly authorized by all necessary action on the part of MAS.

(c)                                  MAS has the power and authority to execute and delivery this Agreement and to perform its obligations under this Agreement.

(d)                                  As of the date of this Agreement, it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(e)                                  It is the owner of the entire right, title, and interest in and to the MAS Technology, that it has the sole right to grant licenses thereunder, and that it has not granted, and will not grant, licenses thereunder to any other entity that would restrict the rights granted to CTI hereunder.  MAS also further represents that there are no agreements, written or oral, involving the MAS Technology and that it has delivered to CTI and its counsel all written agreements relating to the MAS Technology.

(f)                                    It is the exclusive licensee of the entire right, title, and interest in and to the Baylor Technology and the Improvements, that it has the sole right to grant sublicenses thereunder, and that it has not granted, and will not grant, sublicenses thereunder to any other entity that would restrict the rights granted to CTI hereunder.  MAS also further represents that there are no agreements, written or oral, involving the Baylor Technology or the Improvements

5

and that it has delivered to CTI and its counsel all written agreements relating to the Baylor Technology and the Improvements.

(g)                                 To the best of its knowledge, MAS owns or possesses sufficient legal rights to all patents, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is MAS bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity.  MAS has not received any communications alleging that MAS has violated or, by conducting its business as proposed would violate, any of the patents, trade secrets, or other proprietary rights or processes of any other person or entity.  MAS is not aware of any infringement, unauthorized use or other violation by a Third Party of any of MAS’s patents, licenses, trade secrets or other proprietary rights.

(h)                                 To the best of its knowledge there is no action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Agreement, the exclusive rights of MAS to the Licensed Technology or the right of MAS to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of MAS.  The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of MAS’s employees, their use in connection with MAS’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by MAS with potential backers of, or investors in MAS or its proposed business.  MAS is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.  There is no action, suit, proceeding or investigation by MAS currently pending or that MAS currently intends to initiate.

(i)                                    On the date hereof, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Licensed Technology.

(j)                                    It is not currently in breach of the Baylor Technology Transfer Agreement, knows of no grounds for early termination of the Baylor Technology Transfer Agreement and will not breach the Baylor Technology Transfer Agreement during the term of this Agreement.  Within two (2) business days of receipt of any notice from Baylor or delivery of any notice to Baylor under the Baylor Technology Transfer Agreement, it will provide a copy of such received or delivered notice to CTI.

(k)                                Except as may be expressly set forth herein, MAS hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Licensed Technology or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

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Without limiting the generality of the foregoing, MAS makes no representations or warranties as to the patentability, noninfringement, use or other application of the Licensed Technology, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Licensed Technology.

3.2                               CTI

CTI represents and warrants that as of the Effective Date:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)                                  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of CTI.

(c)                                  CTI has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3                               No Assurance of Patents.

MAS represents and warrants to CTI that, and CTI represents and warrants to MAS that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Licensed Technology will actually be issued.  In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.2 relating to such claim will be effectively deleted from this Agreement.  However, in respect to Section 2.2, there shall be no retroactive adjustment.

4.                                      FINANCIAL statements.  At the close of each calendar quarter from the Date of First Commercial Sale through the fourth anniversary of the Date of First Commercial Sale, the Net Sales shall be computed by CTI, and the amounts due thereon pursuant to Section 2.2 shall be paid to MAS within sixty (60) days after the close of said quarter.  With each royalty payment, CTI shall furnish to MAS a written accounting report for the closed quarter stating the Net Sales, the amounts due to MAS and the amounts already paid to MAS.  CTI agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to its operations pursuant to this Agreement for such calendar quarter, in sufficient detail to enable MAS or its designated certified public accountants to compute the amount of royalties due to MAS, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due MAS hereunder.  MAS shall pay the costs of said examination unless it is determined that CTI underpaid royalties by more than five percent (5%) for the period being audited by MAS, in which case CTI shall reimburse MAS for the audit expenses.

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5.                                      protection of property rights

5.1                               Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement, together with any and all documentation and other physical manifestations or embodiments thereof, and not to use such information for any purpose other than as set forth in this Agreement.  In carrying out its obligations hereunder each receiving party shall use at least the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.

5.2                               Exemptions.

The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  was in the public domain at the time of disclosure;

(b)                                  later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the receiving party by a Third Party having the right to disclose it;

(d)                                  was already known by the receiving party at the time of disclosure, other than as a result of previous disclosure by the disclosing party;

(e)                                  was independently developed by the receiving party; or

(f)                                    is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure.

5.3                               Disclosures.

Notwithstanding the foregoing, the parties understand and agree that CTI may, to the extent it deems necessary or appropriate, disclose the Licensed Technology and any improvement to potential sublicensees or investors, but CTI agrees to use its reasonable efforts to make such disclosures subject to a confidentiality agreement containing terms substantially similar to those contained in Sections 5.1 and 5.2.

5.4                               Rights to Subsequent Technologies.

MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Licensed Technology by CTI, any Affiliate of CTI or any Sublicensee.

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5.5                               Patent Applications.  It is understood by the parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the initial responsibility for filing, prosecution and maintenance of Patents and Patent Applications covering the Baylor Technology.  The parties agree that, as between MAS and CTI, MAS shall be responsible for deciding whether and how to file, prosecute and maintain the Patents and Patent Applications, provided that:

(a)                                  all decisions of MAS (whether substantive or procedural) concerning whether and how to file, prosecute and/or maintain any Patents and Patent Applications shall be acceptable to CTI, such acceptance not to be unreasonably withheld;

(b)                                  with respect to any action permitted under Section 5.5 of the Baylor Technology Transfer Agreement or Section 5.5 of this Agreement, MAS will use legal counsel reasonably acceptable to CTI;

(c)                                  MAS will provide CTI with (i) drafts of all filings relating to the Patents and Patent Applications and (ii) drafts of all correspondence to be sent by MAS to Baylor, the Patent and Trademark Office (the “PTO”) or any third party relating to the Patents and Patent Applications.  Final versions of all such filings and correspondence shall be acceptable to CTI, such acceptance not to be unreasonably withheld;

(d)                                  MAS will promptly provide CTI with copies of any notices and other correspondence received by CTI from Baylor, the PTO or any other third party relating to the Patents and Patent Applications, including, but not limited to, any notices received by MAS pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(e)                                  MAS will, if requested by CTI, provide notice to Baylor under any of the circumstances permitting notice pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(f)                                    MAS agrees to cooperate with CTI to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Licensed Technology and agrees to execute any and all documents to give CTI the full benefit of the sublicenses and licenses granted herein;

(g)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement.  In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to CTI within five (5) business days of receipt of such notice by MAS.  MAS will then take all actions requested by CTI to allow CTI to retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the event CTI wishes MAS to proceed with any actions in connection with the Patents or Patent Applications.

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5.6                               Cooperation with IllumeSys.  It is understood that the rights granted to CTI under Section 5.5 and Articles 6 and 7 may overlap with rights granted by MAS to IllumeSys pursuant to comparable provisions of the MAS/IllumeSys Agreement.  In the event of such overlap, MAS and CTI agree to cooperate in good faith with IllumeSys with respect to any issues which may arise and decisions which may need to be made, so as to maximize the economic benefit of the Licensed Technology to all three parties.

6.                                      infringement by third parties.

6.1                               Enforcement of Baylor Intellectual Property against Third Parties.  It is understood by the parties that MAS has certain rights under Article 6 of the Baylor Technology Transfer Agreement with respect to suspected infringement, misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Patent Rights, the Baylor Technology and the Improvements (the “Baylor Technology Infringement”).  It is further understood by the parties that, as a sublicensee under such intellectual property in the CTI Field of Use, CTI has an interest in any actions against third parties which may be taken or contemplated as a result of infringement of the Baylor Technology within the scope of the CTI Field of Use.  Accordingly, the parties hereby agree that with respect to any such infringement:

(a)                                  MAS promptly will provide CTI with copies of any notices received or sent by MAS pursuant to Article 6 of the Baylor Technology Transfer Agreement.

(b)                                  MAS will, if requested by CTI, provide notice to Baylor under any of the circumstances permitting notice pursuant to Article 6 of the Baylor Technology Transfer Agreement;

(c)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, MAS will use legal counsel acceptable to CTI;

(d)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, all decisions of MAS (whether substantive or procedural) concerning whether to bring an action, how to proceed with such action and whether and how to settle such action shall be acceptable to CTI; and

(e)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, any recoveries which may be obtained by MAS as a result of such action shall be allocated between MAS and CTI on the basis of their relative losses (or potential losses) of revenue as a result of such infringement.

6.2                               Enforcement of MAS Technology against Third Parties.  CTI shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties within the CTI Field of Use and shall be entitled to retain recovery from such enforcement.  In the event that CTI does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then MAS shall have the right, but not the obligation, to enforce at its expense any patent contained

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in the MAS Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.

6.3                               Cooperation.  In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession.  In the event a party brings suit under Sections 6.1 or 6.2, the other party agrees to be joined as a party plaintiff with respect to such suit, provided that the party bringing suit reimburses each other party for all out-of-pocket costs incurred by such other party in its role as party plaintiff.

7.                                      INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY

In the event of any infringement or likely infringement by any of the Licensed Technology of any Third Party’s intellectual property, the parties shall cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses, to negotiate and settle any dispute with any such Third Party concerning the Licensed Technology, and otherwise resolve any such infringement and secure MAS’s and CIT’s continued rights to practice the Licensed Technology.

8.                                      independent contractor

It is agreed that the relationship of CTI to MAS in the performance of this Agreement is as an independent licensee and that neither CTI nor MAS is an agent of the other party.  Each party agrees to refrain from representing itself as being the agent of the other party in performing or acting pursuant to this Agreement.  Neither party shall have the power or authority to bind or otherwise commit the other party and shall not attempt to do so.

9.                                      INDEMNIFICATION; DAMAGES

9.1                               Indemnification.  Each of CTI and MAS agrees to indemnify and hold harmless the other party and such other party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) the indemnifying party’s negligence or misconduct.  (ii) a breach of any of the indemnifying party’s representations, warranties or obligations hereunder or (iii) the indemnifying party’s research, development, manufacture, use, promotion, marketing or sale of any Licensed Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party’s Indemnified Group.  A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data

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surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses.  No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party.  The obligations set forth in this Section 9.1 shall survive the expiration or termination of this Agreement.

9.2                               Special Indemnification Against Intellectual Property Claims.  MAS shall, on the terms and conditions and limitations set forth herein, indemnify CTI against any loss, expenses, liability or other damages including reasonable costs of investigation, interest, penalties and attorneys’ and accountants’ fees, whether or not involving any third party (collectively, “Damages”), incurred in connection with or arising from or attributable to any Third Party claims to the Licensed Technology.

9.3                               Insurance.  Commencing with the Date of First Commercial Sale, CTI and/or each of its Affiliates and Sublicensees, as applicable, shall, for so long as CTI or its Affiliates or Sublicensees manufactures, sells, tests, operates, leases or uses the Licensed Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name MAS and its Affiliates as additional insureds.  CTI shall promptly provide verification of such insurance coverages to MAS.

10.                               TERM AND TERMINATION

10.1                        Expiration; Effect of Expiration.  This Agreement shall expire, on a country-by-country basis, on the date of expiration of the last to expire patent included within the Licensed Technology in that country or, if no patents in the Licensed Technology issue in such country, seventeen (17) years from the Effective Date.  In the event this Agreement expires and has not been terminated early pursuant to Section 10.2, the license grants set forth in Section 2.1 and 2.2 will survive such expiration, except that all such licenses will become non-exclusive upon the expiration date.  It is understood by the parties that the Baylor Technology Transfer Agreement may expire on a date which is earlier than the expiration date provided for in the first sentence of this Section 10.1 and that the sublicense granted pursuant to Section 2.1 may therefore expire on such earlier date.

10.2                        Voluntary Termination by CTI.  CTI may terminate this Agreement for any reason upon prior written notice of one hundred eighty (180) days to MAS.

10.3                        Early Termination for Bankruptcy or Breach.  This Agreement will earlier terminate:

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(a)                                  automatically if CTI or its successors in interest shall become bankrupt or insolvent and/or if the business of CTI shall be placed in the hand of a receiver or trustee, whether by voluntary act of CTI or otherwise; or

(b)                                 upon ninety (90) days written notice from one party if the other party shall commit a material breach of any of such other party’s obligations under this Agreement; provided, however, such breaching party may avoid such termination if, before the end of such ninety (90) day period, it cures such material breach and provides the non-breaching party with a notice stating that such cure has occurred and stating the manner of such cure.

10.4                        Effect of Termination.  Upon termination of all or part of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination.  CTI may, after the effective date of such termination, sell all Licensed Products and parts thereof that it may have on hand at the date of termination.

10.5                        Survival.  The following provisions will survive expiration or termination of this Agreement: Article 4 and Sections 5.1, 5.2, 9.1, 9.2 and 10.1.

11.                               assignment

11.1                        Assignment by MAS.

MAS may not assign its rights or obligations under this Agreement without the prior written consent of CTI.

11.2                        Assignment by CTI.

CTI may assign any of its rights and obligations under this Agreement.  Within thirty (30) days of such assignment, CTI shall notify MAS that such assignment has occurred.

12.                               miscellaneous

12.1                        Further Assurances.

Without further consideration, MAS hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as CTI hereunder may reasonably request to more effectively license and sublicense to CTI the rights granted hereunder, and to assist CTI in the recordation of same as necessary, all in such form and substance as CTI may reasonably request and at its expense.

12.2                        Entire Agreement.  This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter of this Agreement, including the Licensed Technology, and all other prior negotiations, representations, agreements and understandings are

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superseded hereby.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

12.3                        Notice.  Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of CTI to:

ISP Acquisition Corporation c/o Wagner, Kirkman & Blaine 1792 Tribute Road, Suite 450 Sacramento, CA 95815 Attention: Belan Kirk Wagner, Esq.

with a copy to:	Cooley Godward LLP Five Palo Alto Square 3000 EL Camino Real Palo Alto, CA 94306 Attention: Robert J. Brigham, Esq.

or in the case of MAS:

Molecular Analytical Systems, Inc. c/o Wagner, Kirkman & Blaine 1792 Tribute Road, Suite 450 Sacramento, CA 95815 Attention: Belan Kirk Wagner, Esq.

or such other address as may be given from time to time under the terms of thus notice provision.

12.4                        Compliance with Laws.  Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.5                        Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of California other than those provisions governing conflicts of law.  Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the state of California, and each party hereby consents to the jurisdiction and venue of such court.

12.6                        No Waiver.  Failure of a party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

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12.7                        Headings.  Headings included herein are for convenience only and shall not be used to construe this Agreement.

12.8                       Severability.  If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

12.9                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

12.10                 Successors.  This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

IN witness whereof,the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

ISP acquisition corporation		molecular analytical systems, inc.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens

Printed Name:	T. William Hutchens	Printed Name:	T. William Hutchens

Title:	President	Title:	President

Schedule 3.1 - Schedule of Exceptions

Exhibit A - Baylor Technology Transfer Agreement

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Schedule 3.1

Exclusions to Representation and Warranty by MAS

1.                                       Mathew A. McLean has been criminally prosecuted for theft of MAS trade secrets.

2.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Randall W. Nelson (Bioactive Probes).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See, e.g., PCT/US96/08994, entitled “A Sample Presentation Apparatus for Mass Spectrometry” and PCT/US96/07522, entitled “Mass Spectrometric Immunoassay.”

3.                                       All or part of the Baylor and/or MAS Technology was disclosed to Marvin Vestal (Perceptive Biosystems).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.

4.                                       All or part of the Baylor and/or MAS Technology was disclosed to Hubert Koster (Sequenome).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See, e.g., PCT/US94/02938, entitled “DNA Sequencing by Mass Spectrometry Via Exonuclease Degradation”; PCT/US96/05136, entitled “Solid Phase Sequencing of Biopolymers” and U.S. Patent No. 5,547,835, entitled “DNA Sequencing by Mass Spectrometry.”

5.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Klaus Biemann (MIT).  This information may have been used to prepare and file patent applications which may or may not include any or all of the Baylor and/or MAS Technology.  See, e.g., PCT/US96/05796, entitled “Matrix-Bearing Targets for MALDI Mass Spectrometry and Methods of Production Thereof.”

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Exhibit A

MOLECULAR ANALYTICAL SYSTEMS, INC.
BAYLOR COLLEGE OF MEDICINE

Technology Transfer Agreement

This Technology Transfer Agreement (this “Agreement”) is made and entered into on this 14th day of September, 1993 (the “Effective Date”), by and between Baylor College of Medicine (“Baylor”), a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Molecular Analytical Systems, Inc. (the “Company”), a Texas corporation having its principal place of business at 4544 Post Oak Place Drive, Suite 255, Houston, Texas 77027.

W I T N E S S E T H:

WHEREAS, Baylor is the owner of certain right, title and interest in and to the Technology (as defined in Section 1.3 hereof) invented and/or developed by T. William Hutchens (“Hutchens”) and Tai-Tung Yip (“Yip”);

WHEREAS, Baylor desires to grant to the Company and the Company desires to obtain an exclusive, worldwide license to use the Technology, with a right to develop, make and have made, use, sell, market and otherwise commercially exploit products and services using the Technology;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  As used herein, the terms “Agreement,” “Baylor,” “Effective Date,” “Company,” “Hutchens” and “Yip” shall have the meanings indicated above.  As used herein, the following terms shall have the following meanings:

1.1                                 “Fields of Interest” shall mean desorption and ionization strategies for the analysis of analytes and molecules.

1.2                                 “Patent Rights” shall mean all U.S. patents or patent applications (including but not limited to the Disclosure of Invention) listed on Schedule 1.2 hereof, and all divisions, reissues, re-examinations, renewals, continuations, continuations in-part, extensions and patents issued thereon, and any and all other counterpart applications in any other countries and patents and inventor’s certificates, utility models and the like issuing therefrom.

1.3                                 “Technology” shall only mean and include the Patent Rights together with related know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, in each case that relate to the Patent Rights and are included within the Fields of Interest and (i) have been developed in a laboratory at Baylor that was under the direct supervision of Hutchens or Yip or (ii) that otherwise have been developed by Hutchens or Yip prior to the Effective Date.  The Technology includes, but is not limited to, biological, medical, mechanical, chemical, engineering and other scientific and practical information, drawings, specifications, notes, records, lab notebooks and other writings or compilations of information.

1.4                                 “Licensed Patented Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, in any country where such product or service is covered by one or more valid claims within the Patent Rights.

1.5                                 “Licensed Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, using all or any part of the Technology and which is not covered under “Licensed Patented Product.”

1.6                                 “Shares” shall have the meaning set forth in Section 2.4.

1.7                                 “Net Sales” shall mean all monies and/or equivalent goods and services received by the Company for the manufacture, use and sale of Licensed Patented Products or Licensed Products less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.8                                 “First Commercial Sale” shall mean the date on which the Company first transfers title to a Licensed Patented Product or Licensed Product to an independent third party for monetary consideration.

1.9                                 “Improvement” shall mean any change or modification to an invention disclosed in the Patent Rights or in the Technology that, if unlicensed, would infringe one or more claims of any issued patent included within the Patent Rights and made in a laboratory at Baylor under the supervision of Hutchens and Yip during the four year period commencing on the Effective Date.

1.10                           “Affiliate” shall mean with respect to a particular Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such other Person, (b) any Person 25 % or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such other person, and (d) any officer, director or partner of such other Person.

1.11                           “Person” shall mean any individual, corporation, partnership, trust, estate, or other entity or association.

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2.                                       Assignment and Grant of License; Initial License Fee; Royalties; Equity.

2.1                                 Grant of Exclusive License to Company. Subject to the terms and conditions hereof, effective as of the Effective Date, Baylor hereby grants to the Company an exclusive, worldwide, transferable license (with the right to sublicense) to use the Technology and any Improvement, with rights to develop, make and have made, use, sell and market and otherwise commercially exploit Licensed Patented Products and Licensed Products using such Technology and any Improvement throughout the world; provided, however, that the exclusive license of the Technology and any Improvement to the Company shall be subject to, and non-exclusive with respect to:

(a)                                  the use of the Technology and any Improvement by Baylor solely for non-commercial research purposes;

(b)                                 any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America; and

(c)                                  the right hereby reserved to Baylor and its faculty, staff, students and employees to publish scientific findings from research related to the Technology and any Improvement (provided, however, that no such right shall apply to matters within the scope of the Disclosure of Invention set forth on Schedule 1.2 for the period of 120 days commencing on the Effective Date).

2.2                                 Initial License Fee.  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor $50,000 in cash on the Effective Date.

2.3                                 Royalties.

(a)                                  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of two percent (2%) of Net Sales of Licensed Patented Products sold by the Company or an Affiliate or (ii) a royalty of ten percent (10%) of the Net Sales of Licensed Patented Products sold by a sublicensee for a period of four years from the first Commercial Sale.  Notwithstanding the foregoing, the obligation to pay royalties set forth in Section 2.3(a)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(b)                                 In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of one percent (1%) of Net Sales of any Licensed Product sold by the Company or an Affiliate or (ii) a royalty of five percent (5%) of the Net Sales of Licensed Products sold by a sublicensee for a period of four years from the first Commercial Sale.  Notwithstanding the

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foregoing, the obligation to pay royalties set forth in Section 2.3(b)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(c)                                  In the event that the Company fails to pay the royalties described in this Section 2.3 on or before the last day of the time period set forth in Section 4.l(a) within which such royalties are due, such royalties shall bear interest from and after such date until paid at a variable rate per annum equal to the lesser of (i) the highest lawful rate permitted by applicable law as defined in Section 12.14 hereof) and (ii) “Texas Commerce Bank—Houston, N.A. Prime”.  “Texas Commerce Bank—Houston, N.A. Prime” means the fluctuating interest rate per annum announced from time to time by Texas Commerce Bank—Houston, N.A. as its “Prime Rate” (or, if otherwise denominated, such bank’s reference rate for interest rate calculations on general commercial loans) which rate is not necessarily the lowest or best rate which such bank may at any time and from time to time charge any of its customers.  Each such royalty payment when made shall be accompanied by all accrued and unpaid interest.  Said interest and the payment and acceptance thereof shall not negate or waive the right of Baylor to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment or any other breach of this Agreement by the Company.

2.4.                              Equity.  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to issue shares of its common stock, $.01 par value to Baylor (the “Shares”).  On the date hereof, the Company has issued to Baylor 160 of the Shares.  The Company hereby covenants and agrees that the Company shall issue no shares of its capital stock or grant any rights for the issuance of any shares of its capital stock if as a result of such issuance and/or grant, after the date of such issuance and/or grant, the Shares would represent less than 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

2.5.                              Subsequent Shares.  In the event that the Company issues additional shares of its capital stock or grants additional rights for the issuance of any shares of its capital stock, it shall distribute to Baylor a sufficient number of its shares of common stock, $0.01 par value to maintain Baylor’s 8% ownership interest in the Company.  In addition to the consideration for the issuance of the shares described in Section 2.4 hereof, Baylor shall pay the Company an amount equal to the par value per share of the Company’s common stock for each Share issued pursuant to this Section 2.5.  The Company agrees that it shall not increase the par value of its shares of common stock above $0.01 per share.

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3.                                       Warranties and Representations.

3.1                                 Baylor.  Baylor represents and warrants that:

(a)                                  Baylor is validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and authority to execute and deliver this Agreement have been duly authorized by all necessary action on the part of Baylor.

(c)                                  Baylor has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(d)                                 Baylor hereby represents and warrants that, other than the grant set forth herein including, without limitations, any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America, it has not encumbered, restricted, transferred or otherwise burdened the Technology.

(e)                                  Baylor hereby represents and warrants that on the date hereof, other than as set forth in Schedule 3.1 hereto, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Technology.

(f)                                    Except as may be expressly set forth herein, Baylor hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Technology, and Improvement or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  Without limiting the generality of the foregoing, Baylor makes no representations or warranties as to the patentability, noninfringement, use or other application of the Technology or any Improvement, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Technology or any Improvement.

3.2                                 Company.  The Company represents and warrants that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(c)                                  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

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(d)                                 The Shares have been duly authorized and upon issuance, pursuant to the terms hereof and for the consideration herein set forth, will be validly issued, fully paid and nonassessable.

(e)                                  On the date of such issuance, the Shares will represent at least 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

3.3                                 No Assurance of Patents. Baylor represents and warrants to the Company that, and the Company represents and warrants to Baylor that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Technology or any Improvement will actually be issued.  In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.3(a) relating to such claim will be effectively deleted from this Agreement.  In the event that all claims of the Patent Rights or any future disclosures made to the Company under this Agreement are abandoned by Baylor or are finally rejected by the Patent Office, with exhaustion of all appeals, then the provisions of Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement, however, in respect to Section 2.3(a), Section 2.4, Section 2.5 and Section 3.2(e) there shall be no retroactive adjustment.

4.                                       Financial Statements: Other Information.

4.1                                 (a)                                  At the close of each calendar quarter, the Net Sales from the Licensed Patented Products and Licensed Products for which revenues have been received by the Company shall be computed, and the royalties earned thereon shall be paid to Baylor within 60 days after the close of said quarter.

(b)                                 With each royalty payment, the Company shall furnish to Baylor a written accounting report for the closed quarter stating the Net Sales Receipts, the royalties due and the royalties paid.

(c)                                  The Company agrees to maintain written records with respect to its operations pursuant to this Agreement in sufficient detail to enable Baylor or its designated accountants to compute the amount of royalties payable to Baylor, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due hereunder.  Baylor shall pay the costs of said examination unless a discrepancy of greater than 5% in royalties due is present, in which case the Company shall reimburse Baylor for the examination expenses.

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4.2                                 The Company will furnish to Baylor, so long as Baylor owns any of the Shares, as soon as practicable after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries (if any), as at the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries (if any) for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon of independent certified public accountants selected by the Company, which report shall state that (i) such financial statements have been prepared in accordance with generally accepted accounting principles and (ii) the report by such accountants in connection with such financial statements has been made in accordance with generally accepted accounting principles.

5.                                       Protection of Property Rights.

5.1                                 Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to use all reasonable efforts to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement related to the Patent Rights or Technology, or any Improvement, together with any and all documentation and other physical manifestations or embodiments thereof.  In carrying out its obligations hereunder each receiving party shall use the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.  The trustees, officers, directors and department heads of Baylor and its Affiliates shall not disclose, directly or indirectly, internally or externally (excluding disclosures to those with knowledge of such information prior to the Effective Date), information contained within the Patent Rights for 120 days from the Effective Date, except to the Company, Hutchens or Yip.  In the event that the trustees, officers, directors or department heads of Baylor or its Affiliates shall violate this provision, then the provisions of Section 2.3, Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement.

5.2.                              Exemptions.  The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  on the date hereof, is a publicly available document unless such document became publicly available as a result of the fault of the trustees, officers, directors or department heads of Baylor or its Affiliates;

(b)                                 at the time of its disclosure hereunder, is without fault of the receiving party, part of the public domain;

(c)                                  subsequent to its disclosure hereunder, is obtained from a third party not subject to a contractual or fiduciary obligation for confidentiality to the disclosing party and without fault of the receiving party;

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(d)                                 is required by court or governmental order, law or regulation to be disclosed,  provided,  however,  that the receiving party  required  to disclose  such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure;

(e)                                  is disclosed pursuant to any research grant or required report relating to technology included within the Fields of Interest from a non-commercial granting entity such as grants from the United Stated Department of Health and Human Services and other governmental and private non-profit agencies; provided, however, that the terms of any such research grant application are first approved by the Board of Directors of the Company.

5.3                                 Disclosures.  Notwithstanding the foregoing, the parties understand and agree that the Company may, to the extent it deems necessary or appropriate, disclose the Technology and any Improvement to potential sublicensees or investors, but the Company agrees to use its reasonable efforts to make such disclosures subject to a satisfactory confidentiality agreement.

5.4                                 Rights to Subsequent Technologies.  Any subsequent discoveries, inventions, and/or technologies resulting from the development of the Technology at and by the Company shall belong to the Company.  During the four year period commencing on the Effective Date, the rights to any subsequent discoveries, inventions and/or technologies in the Fields of Interest developed in a laboratory under the supervision of Hutchens and/or Yip at Baylor shall be licensed to the Company pursuant to the provisions of this Agreement (including without limitation thereto, Section 2.3) as if such technologies were Technology.  Additionally, during the four year period commencing on the Effective Date, Baylor agrees that the Company shall have a right of first refusal for 30 days following an offer to purchase or license any subsequent discoveries, inventions and/or technologies within the Fields of Interest by an employee at Baylor not under the supervision of Hutchens and/or Yip for any rights held by such employee at Baylor.

5.5                                 Patent Applications.

(a)                                  The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any U.S. patent application, or to maintain any U.S. patent application or patent regarding the Technology or any Improvement.  If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the U.S. patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred

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in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all U.S. patent applications and take all actions necessary to maintain and enforce the Patent Rights and propriety rights in and to the Technology and any Improvement in respect of any U.S. patent application or U.S. patents included therein.

(b)                                 The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any foreign patent application, or to maintain any foreign patent application or patent regarding the Technology or any Improvement.  If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the foreign patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all foreign patent applications and take all actions necessary to maintain and enforce the Patent Rights and proprietary rights in and to the Technology and any Improvement in respect of any foreign patent application or patent including therein.

(iii)                               The Company will, at its expense (for costs incurred after the Effective Date), prepare and dispatch for foreign filings within such period of time as will result in the applications of the “one year conviction” as to retroactive filing date proper applications for foreign letters patent regarding the Technology and any Improvement.

(c)                                  The Company shall timely notify Baylor in writing of the Company’s decision to file any patent application regarding the Technology or any Improvement, or to abandon the prosecution of any patent application or patent regarding the Technology or any Improvement.  Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any U.S. applications or continue said prosecution or maintenance of such patent application or patents.  If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any U.S. applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon

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any such application or patent.  In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in the United States attributable to such patent applications or patents.

(d)                                 The Company shall timely notify Baylor in writing of the filing of the Company’s decision to file any foreign patent applications regarding the Technology or any Improvement, or to continue prosecution of a patent application to issuance or to maintain any foreign patent application or patent or to abandon the prosecution of any such patent application or patent regarding the Technology or any Improvement.  Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any foreign patent applications or continue said prosecution or maintenance of such patent application or patents.  If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any foreign applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon any such application or patent.  In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in any such foreign jurisdiction attributable to such patent applications or patents.

(e)                                  Each of the parties hereto agrees to cooperate with the other parties to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Technology and any Improvement, including fully agreeing to execute any and all documents to give the Company the full benefit of the licenses granted herein.

5.6                                 Use of Baylor’s Name.  The Company shall have no right or license pursuant to this Agreement to use the name of, trademarks, logotypes or symbols associated with, or otherwise refer to, “Baylor,” “Baylor College of Medicine,” “BCMT,” “BCM Technologies, Inc.” or their affiliated entities or any derivative thereof or any of the members of their faculty or staff in the use, advertisement, public disclosure by press release or otherwise, promotion or sale of the Technology or products and services utilizing the Technology without the express written consent in each instance of Baylor, and nothing herein shall imply or be deemed to grant said right or license, provided, however that this prohibition shall not extend to the use of the names “IllumeSys,” Hutchens or Yip.

6.                                       Infringement.

6.1                                  Notification.  Each party shall promptly inform the other party of any suspected infringement of the Patent Rights or of any patents issued on Technology or any Improvement or any misuse, misappropriation, theft or breach of confidence of other proprietary

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rights in the Technology or any Improvement, and with respect to such activities as are suspected, Baylor and the Company shall each have the right to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party in accordance with the following procedures:

(a)                                  If Baylor and the Company agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree or settlement, shall be shared equally.  The Company shall exercise control over such action, provided, however, that Baylor may, if it so desires, be represented by counsel of its own selection, the fees for which shall be paid by Baylor.

(b)                                 In the absence of agreement to institute a suit jointly, the Company may institute suit, and, at its option, join Baylor as a plaintiff.  In such event, the Company shall bear the entire cost of such litigation, and the Company shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(c)                                  In the absence of agreement to institute a suit jointly and if the Company decides not to institute a suit as provided in (b) above and timely notifies Baylor of such decision, Baylor may institute suit and, at its option, join the Company as a plaintiff.  In such event, Baylor shall bear the entire cost of such litigation, and Baylor shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(d)                                 Should either Baylor or the Company commence a suit under the provisions of this Section 6.1 and thereafter elect to abandon the same, it shall give timely prior notice thereof to the other party who may, if it so desires, continue prosecution of such suit.  If the other party desires to continue prosecution, it shall bear the entire cost of continuation of such suit, and it shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

6.2                                  Consent of Other Party.  Neither Baylor nor the Company shall settle any action covered by this Section 6 without first obtaining the prior written consent of the other party, which consent will not be unreasonably withheld.

6.3                                  Exercise of the Company’s Right.  Baylor shall not be liable for any losses incurred as the result of an action for infringement brought against the Company as a result of the Company’s exercise of any right granted under this Agreement.

7.                                       Independent Contractor.  It is agreed that the relationship of the Company to Baylor in the performance of this Agreement is as an independent licensee and that the Company is not an agent of Baylor.  The Company agrees to refrain form representing itself as being the agent of Baylor in performing or acting pursuant to this Agreement.  The Company shall not have the power or authority to bind or otherwise commit Baylor and shall not attempt to do so.

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8.                                       Exportation/Importation.

8.1                                 Exportation.  The Company shall fulfill all governmental formalities with respect to exportation of Technology and any Improvement and tangible materials embodying or reflecting same from the United States.  It is particularly understood and agreed that before Baylor shall be required to perform any obligation hereunder which shall be subject to the United States exportation regulations, the Company shall first provide Baylor with any letter of assurance or other certification which may be required to comply with the export administration regulations or other regulations of the U.S. Department of Commerce or any other agency or instrumentality of the federal government of the U.S. having jurisdiction over the export of products or technical data from the U.S.  The Company further agrees it will comply with said regulations in respect to any exportation or reexportation of Technology and any Improvement.  Inability or failure, if any, of the Company to secure any necessary government license or approval to export any of the Technology to any particular country or countries shall not entitle the Company to terminate the Agreement or to any form of relief, credit, rebate or recovery from Baylor.

8.2                                 Importation.  The Company shall fulfill all governmental formalities with respect to importation or transfer of the Technology or products embodying the Technology and any Improvement.

8.3                                 Fees and Expenses.  The Company shall be responsible for any fees, duties or taxes necessary to comply with export formalities, regulations or laws.

9.                                       Indemnification.

9.1                                 Representations: Covenants.

(a)                                  The Company agrees to indemnify and hold Baylor, its Affiliates and its respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by the Company herein.

(b)                                 Baylor agrees to indemnify and hold the Company, its Affiliates and their respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by Baylor herein.

9.2                                 Use of Technology.  The Company agrees to protect, defend, indemnify and hold Baylor, its Affiliates and their respective officers, trustees, directors, employees, agents

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and representatives harmless from and against, and to pay any and all amounts arising out of any and all losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings (whether in contract, tort, strict liability or otherwise), fines, assessments, damages or any other amounts of whatever nature which Baylor, its Affiliates or their respective officers, trustees, directors, employees, agents or representatives may sustain or incur, of any claims or demands of any third party (including, but not limited to, the officers, directors, employees, agents, consultants, representatives or servants of the Company) arising from the use, testing, operation, sale, lease or manufacture of the Technology or any Improvement or products and services (including without limitation thereto, Licensed Patented Products and Licensed Products) using the Technology or any Improvement (including those resulting in whole or in part from the negligence of any of such indemnified Persons conducted under the direct supervision of the Company, Hutchens or Yip, but not otherwise), provided, however, that the Company shall not be required to indemnify and hold such indemnified Persons harmless from and against losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings, fines, assessments, damages or any other amounts of whatever nature which such indemnified Persons may sustain or incur as a result of the use,  testing, sale or manufacture of the Technology or any Improvement prior to the Effective Date, or the use, testing, sale or manufacture of the Technology or any Improvement by Baylor its Affiliates and their respective officers, trustees, directors, employees, agents and representatives arising out of the gross negligence or willful misconduct of such indemnified Persons or the negligence of such indemnified Persons not conducted under the direct supervision of the Company, Hutchens or Yip.

9.3                                 Indemnification Procedures.

(a)                                  Baylor will promptly notify the Company in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Sections 9.l(a) or 9.2. Baylor’s failure to notify the Company will not relieve the Company from any liability thereunder except to the extent that the Company suffers any additional damages under Sections 9.1(a) or 9.2 due to Baylor’s failure to notify the Company or except to the extent that such failure to notify adversely affects the Company’s ability to defend any claims made by any third party.  After receiving notice of said action, the Company is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying Baylor in writing and by selecting counsel reasonably satisfactory to Baylor.  After Baylor has received notice of the Company’s election to assume the defense of the action and has approved the Company’s counsel, the Company will not be liable under Section 9.1(a) or 9.2 for any legal or other expenses subsequently incurred in connection with the defense thereof unless (i) Baylor, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, in which case Baylor shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of Baylor, (ii) the Company shall not have employed counsel reasonably satisfactory to Baylor to represent Baylor within a reasonable time after notice of

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commencement of the action, or (iii) the Company has authorized the employment of counsel for Baylor at the expense of the Company.

(b)                                 The Company will promptly notify Baylor in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Section 9.l(b).  The Company’s failure to notify Baylor will not relieve Baylor from any liability to the Company except to the extent that Baylor suffers any additional damages under Section 9.1(b) due to the Company’s failure to notify Baylor and except to the extent that such failure to notify adversely affects Baylor’s ability to defend any claims made by any third party.  After receiving notice of said action, Baylor is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying the Company in writing and by selecting counsel reasonably satisfactory to the Company.  After the Company has received notice of Baylor’s election to assume the defense of the action and has approved Baylor’s counsel, Baylor will not be liable to the Company under Section 9.1(b) for any legal or other expenses subsequently incurred by the Company in connection with the defense thereof unless (i) the Company, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Baylor, in which case the Company shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of the Company, (ii) Baylor shall not have employed counsel reasonably satisfactory to the Company, to represent the Company within a reasonable time after notice of commencement of the action, or (iii) Baylor has authorized the employment of counsel for the Company at the expense of Baylor.

(c)                                  No party shall settle any action covered by Sections 9.1 or 9.2 without first obtaining the consent of the other party.  Such consent will not be unreasonably withheld by either party.

9.4                                 Insurance.

(a)                                  Prior to the First Commercial Sale, the Company agrees to cause Baylor (and its respective officers, directors, trustees and employees, as the case may be) to be included as additional named insureds under its product and general liability insurance coverages, if any.

(b)                                 Commencing with the First Commercial Sale of the Technology, Improvement, Licensed Product or Licensed Patented Product (referred to herein as “Products”), the Company and each of its affiliates and sublicensees, as applicable, shall, for so long as the Company or its Affiliates or sublicensees manufacture, sell, test, operate, license, lease or use the Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per

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occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name Baylor and its Affiliates as additional insureds and shall be purchased from a carrier reasonably deemed acceptable to Baylor.  The Company shall promptly provide verification of such insurance coverages to Baylor.

10.                                 Term and Termination.

10.1                           Patent and License Termination.  Unless sooner terminated as otherwise provided herein, the license granted pursuant to Section 2.1 hereof will terminate on the later to occur of (i) the date of expiration of the last of the Patent Rights to expire and (ii) in the event no patents included within the Patent Rights issue, the first date following both (x) the tenth anniversary of the First Commercial Sale and (y) the date of abandonment of the last of the patent applications filed or pending during the term hereof included in the Patent Rights to be abandoned.

10.2                           Events of Default.  The following events will be considered events to default under this Agreement:

(a)                                  the assets of the Company are seized or attached, in conjunction with any action against it by any third party, and such seizure or attachment is not abated within 90 days;

(b)                                 (x) the Company is dissolved or (y) a sale of all or substantially all  of the assets of the Company pursuant to a liquidation without the prior written approval of Baylor is made; or

(c)                                  The Company assigns or attempts to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor, which approval shall not be unreasonably withheld.

10.3                           Agreement Breaches.  Either party may terminate this Agreement in the event that the other breaches any provision of this Agreement and fails to remedy said breach within 90 days after being given written notice of the breach.

10.4.                        Company’s Voluntary Termination of License.  The Company may terminate this Agreement upon prior written notice of 180 days to Baylor.

10.5                            Consequences of Termination.  In the event that an event of default described in Section 10.2 occurs, or this Agreement is terminated under Section 10.3 or 10.4:

(a)                                  Any and all rights in and to the Technology and any Improvement will revert to Baylor;

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(b)                                 All grants and licenses made pursuant to this Agreement will automatically terminate;

(c)                                  The Company will within ten days of such termination destroy all copies of all documents and other tangible information in its possession or control which contain the Technology and any Improvement;

(d)                                 Company will execute all instruments as Baylor may reasonably request which are necessary to reinvest any licensed rights;

(e)                                  Subject to Section 5, Company will maintain after the termination of this Agreement the confidentiality of all confidential information of Baylor;

(f)                                    The Company will not use any confidential information regarding the Technology and any Improvement for a period of five years after termination of this Agreement;

(g)                                 The Company will have 45 days to complete the manufacture and 180 days to complete the sale or license of any Licensed Patented Products and Licensed Products in stock or in the course of manufacture at the time of termination;

(h)                                 Except as expressly provided herein, the Company will be discharged or relieved from any liability or obligation existing prior to such termination;

(i)                                     Baylor shall be released from any obligations of confidentiality with respect to the Technology and any Improvement as set forth in Section 5.

11.                                 Assignment and Sublicensing.

11.1                           Assignment by Baylor.  Baylor may assign its rights hereunder, including without limitation thereto the right to receive the consideration for the license herein granted.

11.2                           Assignment by the Company.  The Company may not assign or attempt to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor.

12.                                 Miscellaneous.

12.1                           Further Assurances.  Without further consideration, Baylor hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as the Company hereunder may reasonably request to more effectively license to the Company the rights granted hereunder, and to assist the Company in the recordation of same as necessary, all in such form and substance as the Company may reasonably request and at its expense.

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12.2                           Applicable Law.  The substantive laws of the State of Texas excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.  This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and the Company and Baylor agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas to hear all disputes arising under this Agreement.

12.3                           Severability.  All parties hereby especially agree in contract that neither party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the parties hereto.

12.4                           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

12.5                           Headings.  The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

12.6                           Entire Agreement.  This Agreement, including the Schedules hereto, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein or in the Schedules hereto, and that no agreement, statement or promise relating to the subject matter hereof, which is not contained in this Agreement and the Schedules hereto, shall be valid or binding.

12.7                           Successors.  This Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

12.8                           No Waiver.  The parties covenant and agree that if either party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if either party, having the right to declare this Agreement terminated, shall fail

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to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof.  None of the terms, covenants and conditions of this Agreement may be waived by either party except by its written consent.

12.9                           Survivability.  The provisions, rights and obligations set forth in Articles 1, 3, 4, 5  8, 9, 10 and 12 and any other obligations set forth herein that by their terms survive termination, will survive the termination of this Agreement.

12.10                     Amendments.  No amendment or modification to this Agreement will be effective unless it is in writing and signed by each party.

12.11                     Notice.  Any notice required or permitted to be given to another party hereto shall be given by sending such notice by registered or certified mail, postage prepaid to the address set forth herein, or to such other address as that party may designate by like notice.

12.12                     Expenses.  Except as expressly provided herein, each party to this Agreement will be responsible for its own legal and other costs and charges in the preparation, execution and performance hereof.

12.13                     Sublicensees and Sublicensee Agreements. The Company shall give Baylor prompt written notification of the identity and address of each Affiliate or sublicensee with which it concludes a sublicense agreement and shall furnish Baylor with a copy of such sublicense agreement.

12.14                     Usury Savings.  It is the intent of Baylor and the Company in the execution and performance of this Agreement to remain in strict compliance with Applicable Law from time to time in effect.  In furtherance thereof, Baylor and the Company stipulate and agree that none of the terms and provisions contained in this Agreement, or in any document securing or otherwise relating to this Agreement, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under Applicable Law.  For purposes of this Agreement, “interest” shall include the aggregate of all charges that constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Agreement or under any other document executed in connection herewith or pursuant hereto.  The Company shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the maximum rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and any such other document which may be in apparent conflict herewith.  If under any contingency the effective rate or amount of interest that would otherwise be payable under this Agreement would exceed the maximum rate or amount of interest Baylor is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Baylor shall charge, contract for, take, reserve or receive monies that

18

are deemed to constitute interest that would, in the absence of this provision, increase the effective rate or amount of interest payable under this Agreement to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal owed or the amount of interest that would otherwise be payable or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the maximum rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination.  Baylor and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Agreement or any other document that is made for the purpose of determining whether such rate or amount exceeds the maximum lawful rate or amount, shall be made to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term hereof or thereof, as applicable, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by Baylor.  As used herein, the term “Applicable Law” means that law in effect from time to time and applicable to this Agreement which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest hereunder, including laws of the State of Texas, and to the extent controlling or providing for a higher rate of interest, federal laws of the United States of America.  It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, as amended, Vernon’s Texas Civil Statutes) shall be included in laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article 1.04 hereto, the interest ceiling applicable hereto under said Article 1.04 shall be the indicated rate ceiling from time to time in effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

“Baylor”

BAYLOR COLLEGE OF MEDICINE

By:	/s/ R.W. Evans for CRR
C.R. Richardson		R.W. EVANS
Vice President for Finance and Administration		EXECUTIVE DIRECTOR, BUSINESS SERVICES

“Company”

MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ Al Zwan
Al Zwan
President

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Schedule 1.2

1.                                     U.S. Patent Application Serial No. 08/068,896 filed May 28, 1993, for:  METHOD AND APPARATUS FOR DESORPTION AND IONIZATION OF ANALYTES; Inventors:  T. William Hutchens and Tai-Tung Yip.

2.                                     Disclosure of Invention or Copyrightable Material dated June 11, 1993 for: SURFACES AND  DEVICES  FOR  THE  SIMULTANEOUS  SEQUENCE  ANALYSIS  OF MULTIPLE PROTEINS OR DNA MOLECULES; Investigations: T. William Hutchens and Tai-Tung Yip.

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Schedule 3.1

None.

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Settlement Agreement	EXECUTION COPY

EXHIBIT C

ILLUMESYS AGREEMENT

C-1

TECHNOLOGY TRANSFER AGREEMENT
between
MOLECULAR ANALYTICAL SYSTEMS, INC.
and
ILLUMESYS PACIFIC, INC.

this technology transfer agreement (the “Agreement”) is made and entered into on this 7th day of April, 1997 (the “Effective Date”) and is retroactive to September 16, 1996 (the “Retroactive Date”), by and between molecular analytical systems, inc. (“MAS”), a Texas corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815, and illumesys pacific, inc. (“IllumeSys”), a California corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815.

WITNESSETH:

whereas, pursuant to the Baylor Technology Transfer Agreement, MAS is the exclusive licensee of certain rights and interest in and to the Baylor Technology (as such terms are defined below); and

whereas, MAS desires to grant to IllumeSys and IllumeSys desires to obtain rights under the Baylor Technology and the MAS Technology to make, use, sell, offer for sale and import products in the Life Sciences Market and, under certain circumstances, in  the Drug Discovery Market (as such terms are defined below); and

whereas, MAS and CTI are, simultaneous with the execution of this Agreement, entering into that Technology Transfer Agreement dated as of April 7, 1997 (the “MAS/CTI Agreement”) granting certain license rights from MAS to CTI for the Other Markets and the Drug Discovery Market.

NOW, therefore, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS

As used herein, the terms “Agreement,” “MAS,” “IllumeSys,” “MAS/CTI Agreement,” “Effective Date” and “Retroactive Date” shall have the meanings indicated above.  As used herein, the following terms shall have the following meanings:

1.1                               “Affiliate” shall mean any person, corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question.  As used in this definition of “Affiliate”,  the term “control” shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

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1.2                               “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.3                               “Baylor Technology” shall mean all Technology (as such term is defined in the Baylor Technology Transfer Agreement) which is licensed from Baylor to MAS pursuant to the Baylor Technology Transfer Agreement.

1.4                               “Baylor Technology Transfer Agreement” shall mean that Technology Transfer Agreement, dated September 14, 1993, between MAS and Baylor.  A copy of the Baylor Technology Transfer Agreement is attached hereto as Exhibit A.

1.5                               “Ciphergen” shall mean Ciphergen Biosystems, Inc., a California corporation having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.6                               “CTI” shall mean ISP Acquisition Corporation, a California corporation.

1.7                               “Date of First Commercial Sale” shall mean the date on which IllumeSys or any Sublicensee or Affiliate first transfers title to a Licensed Product to a Third Party (other than an Affiliate of such Sublicensee)  for monetary consideration.

1.8                                “Drug Discovery Market” shall mean Laboratories engaged in discovering new drugs for potential preclinical development, clinical developmet and commercialization.

1.9                               “Drug Discovery Product” shall mean any device, instrument or consumable for use by a Third Party in the Drug Discovery Market.  This term does not include any drug discovered by use of a Drug Discovery Product.

1.10                        “IllumeSys Field of Use” shall mean the scope of the license and sublicense grant to IllumeSys set forth in Sections 2.1(a), 2.1(b), 2.l(c) and 2.1(d) herein.

1.11                        “Improvement” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.12                        “Laboratories” shall mean all laboratories and laboratory environments.

1.13                        “Licensed Product” shall mean any product made, used, sold, imported or offered for sale or any service used, sold or offered for sale, using all or any part of the Licensed Technology.

1.14                        “Licensed Technology” shall mean the Baylor Technology, Improvements and the MAS Technology.

1.15                        “Life Sciences Market” shall mean all Laboratories doing bioanalytical or biological measurements or assays.  It is understood that “Life Sciences Market” includes, without limiting the foregoing, Laboratories developing clinical diagnostics.  It is further

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understood that “Life Sciences Market” does not include (i) Laboratories performing clinical diagnostics for patients or other Third Party customers, (ii) entities involved in making, using and selling instruments, devices, consumables, services and information for use by individual persons (e.g. the consumer market), and (iii) Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.16                        “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS (i) prior to the Effective Date or (ii) after the Effective Date and prior to the four-year anniversary of the Effective Date.  “MAS Technology” shall not include the Baylor Technology or Improvements.

1.17                        “Net Sales” shall mean all monies and/or equivalent goods and services received directly by IllumeSys or an Affiliate of IllumeSys from the manufacture, use, sale, offer for sale or import of Royalty-Bearing Products by IllumeSys or an Affiliate of IllumeSys, less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.18                        “Other Markets” shall mean all Laboratories doing bioanalytical or biological measurements or assays which are not part of the Life Sciences Market or the Drug Discovery Market.

1.19                        “Patent Rights” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.20                        “Patents and Patent Applications” shall mean (i) any U.S. patent application, and any patent issuing therefrom, covering the Licensed Technology; (ii) any divisionals, continuations, continuations-in-part, extensions and reissues of the foregoing and (iii) any foreign equivalents of the applications or patents described in clause (i) or (ii).

1.21                        “Royalty-Bearing Products” shall mean any Licensed Products which use all or any part of the Baylor Technology.

1.22                        “Sublicensee” shall mean any Third Party to whom IllumeSys grants a further sublicense under the Licensed Technology, as permitted by Sections 2.1 and 2.2 of this Agreement.

1.23                        “Third Party” shall mean any party other than MAS, IllumeSys or any Affiliate of MAS or IllumeSys.

2.                                      grant of license and license fee

2.1                               (a)                                  Exclusive License Grant to IllumeSys for Life Sciences Market.  MAS hereby grants to IllumeSys:

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(i)                                    a royalty-bearing (for such time period as is set forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Life Sciences Market; and

(ii)                                a royalty-free, exclusive, worldwide license, with a right to sublicense, under the MAS Technology to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Life Sciences Market.

(b)                                  Exclusive License Grant to IllumeSys to Sell Drug Discovery Products.  MAS hereby grants to IllumeSys:

(i) a royalty-bearing (for such time period as is set forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to sell and offer for sale Drug Discovery Products; and

(ii) a royalty-free, exclusive, worldwide license, with a right to sublicense, under the MAS Technology to sell and offer for sale Drug Discovery Products.

(c)                                  Co-Exclusive License Grant to IllumeSys to Make Drug Discovery Products.  Subject only to those rights granted to CTI by way of the MAS/CTI Agreement, MAS hereby grants to IllumeSys:

(i) a royalty-bearing, coexclusive (with CTI), worldwide sublicense, under the Baylor Technology and Improvements to make, use and import Drug Discovery Products; and

(ii) a royalty-free, coexclusive (with CTI), worldwide license, under the MAS Technology to make, use and import Drug Discovery Products.

lllumeSys shall not have the right to grant a sublicense under the sublicense and license contained in this Subsection 2.1(c) to a Third Party except to grant sublicenses to subcontractors of IllumeSys who will make Drug Discovery Products (or components thereof) for sale by lllumeSys to the Drug Discovery Markets.  In addition, lllumeSys may use the Baylor Technology, Improvements and the MAS Technology in the Drug Discovery Market but only for the purpose of developing and providing data and other information to Third Parties about the characteristics of compounds which IllumeSys may be asked to analyze for such Third Parties.

(d)                                  Limitations.  Each of the foregoing sublicenses in Section 2.1(a), 2.l(b) and 2.1(c) shall be subject to the terms of subsection (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement.

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2.2                               License Fee.     In consideration for the grant of the sublicenses set forth in Section 2.1, IllumeSys agrees to pay MAS an amount equal to two percent (2%) of Net Sales received by IllumeSys or an IllumeSys Affiliate from the Date of First Commercial Sale until the fourth anniversary of the Date of First Commercial Sale. Notwithstanding the foregoing, the obligation of IllumeSys to make payments under this Section 2.2 shall not exceed $500,000 per twelve-month period commencing on each of (i) the Date of First Commercial Sale, (ii) the first anniversary of the Date of First Commercial Sale, (iii) the second anniversary of the Date of First Commercial Sale and (iv) the third anniversary of the Date of First Commercial Sale.  This Section 2.2 shall have no further force and effect as of the fourth anniversary of the Date of First Commercial Sale and, as of such date, no further royalties shall be owed to MAS by IllumeSys under this Agreement.

3.                                      warranties and representations

3.1                               MAS. Except as set forth on Schedule 3.1 attached hereto, MAS represents and warrants that:

(a)                                  MAS is validly existing and in good standing under the laws of the State of Texas.

(b)                                  the execution, delivery and authority to execute and deliver this Agreement has been duly authorized by all necessary action on the part of MAS.

(c)                                  MAS has the power and authority to execute and delivery this Agreement and to perform its obligations under this Agreement.

(d)                                  as of the date of this Agreement, it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(e)                                  it is the owner of the entire right, title, and interest in and to the MAS Technology, that it has the sole right to grant licenses thereunder, and that it has not granted, and will not grant, licenses thereunder to any other entity that would restrict the rights granted to IllumeSys hereunder.  MAS also further represents that there are no agreements, written or oral, involving the MAS Technology and that it has delivered to IllumeSys and its counsel all written agreements relating to the MAS Technology.

(f)                                    it is the exclusive licensee of the entire right, title, and interest in and to the Baylor Technology and the Improvements, that it has the sole right to grant sublicenses thereunder, and that it has not granted, and will not grant, sublicenses thereunder to any other entity that would restrict the rights granted to IllumeSys hereunder.  MAS also further represents that there are no agreements, written or oral, involving the Baylor Technology or the Improvements and that it has delivered to IllumeSys and its counsel all written agreements relating to the Baylor Technology and the Improvements.

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(g)                               to the best of its knowledge, MAS owns or possesses sufficient legal rights to all patents, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is MAS bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity.  MAS has not received any communications alleging that MAS has violated or, by conducting its business as proposed would violate, any of the patents, trade secrets, or other proprietary rights or processes of any other person or entity.  MAS is not aware of any infringement, unauthorized use or other violation by a Third Party of any of MAS’s patents, licenses, trade secrets or other proprietary rights.

(h)                          to the best of its knowledge, there is no action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Agreement, the exclusive rights of MAS to the Licensed Technology or the right of MAS to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of MAS.  The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of MAS’s employees, their use in connection with MAS’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by MAS with potential backers of, or investors in MAS or its proposed business.  MAS is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.  There is no action, suit, proceeding or investigation by MAS currently pending or that MAS currently intends to initiate.

(i)                                    on the date hereof, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Licensed Technology.

(j)                                  it is not currently in breach of the Baylor Technology Transfer Agreement, knows of no grounds for early termination of the Baylor Technology Transfer Agreement and will not breach the Baylor Technology Transfer Agreement during the term of this Agreement.  Within two (2) business days of receipt of any notice from Baylor or delivery of any notice to Baylor under the Baylor Technology Transfer Agreement, it will provide a copy of such received or delivered notice to IllumeSys.

(k)                              except as may be expressly set forth herein, MAS hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Licensed Technology or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  Without limiting the generality of the foregoing, MAS makes no representations or warranties as to the patentability, noninfringement, use or other application of the Licensed Technology,

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or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Licensed Technology.

3.2                               IllumeSys.  IllumeSys represents and warrants that as of the Effective Date:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)                                  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of IllumeSys.

(c)                                  IllumeSys has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3                               No Assurance of Patents.  MAS represents and warrants to IllumeSys that, and IllumeSys represents and warrants to MAS that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Licensed Technology will actually be issued.  In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.2 relating to such claim will be effectively deleted from this Agreement.  However, in respect to Section 2.2, there shall be no retroactive adjustment.

4.                                      financial statements.  At the close of each calendar quarter from the Date of First Commercial Sale through the fourth anniversary of the Date of First Commercial Sale, the Net Sales shall be computed by IllumeSys, and the amounts due thereon pursuant to Section 2.2 shall be paid to MAS within sixty (60) days after the close of said quarter.  With each royalty payment, IllumeSys shall furnish to MAS a written accounting report for the closed quarter stating the Net Sales, the amounts due to MAS and the amounts already paid to MAS.  IllumeSys agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to its operations pursuant to this Agreement for such calendar quarter, in sufficient detail to enable MAS or its designated certified public accountants to compute the amount of royalties due to MAS, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due MAS hereunder.  MAS shall pay the costs of said examination unless it is determined that IllumeSys underpaid royalties by more than five percent (5%) for the period being audited by MAS, in which case IllumeSys shall reimburse MAS for the audit expenses.

5.                                      protection of property rights

5.1                               Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement, together with any and all documentation and other physical manifestations or embodiments thereof, and not to use such information for any purpose other than as set forth

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in this Agreement.  In carrying out its obligations hereunder each receiving party shall use at least the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.

5.2                               Exemptions.  The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  was in the public domain at the time of disclosure;

(b)                                  later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the receiving party by a Third Party having the right to disclose it;

(d)                                  was already known by the receiving party at the time of disclosure, other than as a result of previous disclosure by the disclosing party;

(e)                                  was independently developed by the receiving party; or

(f)                                    is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give  such party a reasonable period of time in which to object to such disclosure.

5.3                               Disclosures.  Notwithstanding the foregoing, the parties understand and agree that IllumeSys may, to the extent it deems necessary or appropriate, disclose the Licensed Technology and any improvement to potential sublicensees or investors, but IllumeSys agrees to use its reasonable efforts to make such disclosures subject to a confidentiality agreement containing terms substantially similar to those contained in Sections 5.1 and 5.2.

5.4                               Rights to Subsequent Technologies.  MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Licensed Technology by IllumeSys, any Affiliate of IllumeSys or any Sublicensee.

5.5                               Patent Applications.  It is understood by the parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the initial responsibility for filing, prosecution and maintenance of Patents and Patent Applications covering the Baylor Technology.  The parties agree that, as between MAS and IllumeSys, MAS shall be responsible for deciding whether and how to file, prosecute and maintain the Patents and Patent Applications, provided that:

(a)                                  all decisions of MAS (whether substantive or procedural) concerning whether and how to file, prosecute and/or maintain any Patents and Patent Applications shall be acceptable to IllumeSys, such acceptance not to be unreasonably withheld;

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(b)                                  with respect to any action permitted under Section 5.5 of the Baylor Technology Transfer Agreement or Section 5.5 of this Agreement, MAS will use legal counsel reasonably acceptable to IllumeSys and IllumeSys shall reimburse MAS for fifty percent (50%) of all out-of-pocket legal, filing, prosecution and maintenance expenses incurred by MAS in connection with the Patents and Patent Applications;

(c)                                  MAS will provide IllumeSys with (i) drafts of all filings relating to the Patents and Patent Applications and (ii) drafts of all correspondence to be sent by MAS to Baylor, the Patent and Trademark Office (the “PTO”) or any third party relating to the Patents and  Patent Applications.  Final versions of all  such  filings  and correspondence shall be acceptable to lllumeSys, such acceptance not to be unreasonably withheld;

(d)                                  MAS will promptly provide IllumeSys with copies of any notices and other correspondence received by lllumeSys from Baylor, the PTO or any other third party relating to the Patents and Patent Applications, including, but not limited to, any notices received by MAS pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(e)                                  MAS will, if requested by IllumeSys, provide notice to Baylor under any of the circumstances permitting notice pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(f)                                    MAS agrees to cooperate with IllumeSys to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Licensed Technology and agrees to execute any and all documents to give lllumeSys the full benefit of the sublicenses and licenses granted herein;

(g)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement.  In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to IllumeSys within five (5) business days of receipt of such notice by MAS.  MAS will then take all actions requested by lllumeSys to allow IllumeSys to retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the  event IllumeSys wishes MAS to proceed with any actions in connection with the Patents or Patent Applications.

5.6                               Cooperation with CTI.  It is understood that the rights granted to IllumeSys under Section 5.5 and Articles 6 and 7 may overlap with rights granted by MAS to CTI pursuant to comparable provisions of the MAS/CTI Agreement.  In the event of such overlap, MAS and IllumeSys agree to cooperate in good faith with CTI with respect to any issues which may arise and decisions which may need to be made, so as to maximize the economic benefit of the Licensed Technology to all three parties.

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6.                                      infringement by third parties

6.1                               Enforcement of Baylor Intellectual Property against Third Parties.  It is understood by the parties that MAS has certain rights under Article 6 of the Baylor Technology Transfer Agreement with respect to suspected infringement, misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Patent Rights, the Baylor Technology and the Improvements (the “Baylor Technology Infringement”).  It is further understood by the parties that, as a sublicensee under such intellectual property in the Illumesys Field of Use, IllumeSys has an interest in any actions against third parties which may be taken or contemplated as a result of infringement of the Baylor Technology within the scope of the IllumeSys Field of Use.  Accordingly, the parties hereby agree that with respect to any such infringement:

(a)                                  MAS promptly will provide IllumeSys with copies of any notices received or sent by MAS pursuant to Article 6 of the Baylor Technology Transfer Agreement.

(b)                                  MAS will, if requested by IllumeSys, provide notice to Baylor under any of the circumstances permitting notice pursuant to Article 6 of the Baylor Technology Transfer Agreement;

(c)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, MAS will use legal counsel acceptable to IllumeSys;

(d)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, all decisions of MAS (whether substantive or procedural) concerning whether to bring an action, how to proceed with such action and whether and how to settle such action shall be acceptable to IllumeSys; and

(e)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, any recoveries which may be obtained by MAS as a result of such action shall be allocated between MAS and IllumeSys on the basis of their relative losses (or potential losses) of revenue as a result of such infringement.

6.2                               Enforcement of MAS Technology against Third Parties.  IllumeSys shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties within the IllumeSys Field of Use and shall be entitled to retain recovery from such enforcement.  In the event that IllumeSys does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then MAS shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.

6.3                               Cooperation.  In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like

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which are in it possession.  In the event a party brings suit under Sections 6.1 or 6.2, the other party agrees to be joined as a party plaintiff with respect to such suit, provided that the party bringing suit reimburses each other party for all out-of-pocket costs incurred by such other party in its role as party plaintiff.

7.                                      infringement of third party intellectual property

In the event of any infringement or likely infringement by any of the Licensed Technology of any Third Party’s intellectual property, the parties shall cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses, to negotiate and settle any dispute with any such Third Party concerning the Licensed Technology, and otherwise resolve any such infringement and secure MAS’s and  IllumeSys’ continued rights to practice the Licensed Technology.

8.                                      independent contractor

It is agreed that the relationship of IllumeSys to MAS in the performance of this Agreement is as an independent licensee and that neither IllumeSys nor MAS is an agent of the other party.  Each party agrees to refrain from representing itself as being the agent of the other party in performing or acting pursuant to this Agreement.  Neither party shall have the power or authority to bind or otherwise commit the other party and shall not attempt to do so.

9.                                      indemnification; damages

9.1                               Indemnification.  Each of IllumeSys and MAS agrees to indemnify and hold harmless the other party and such other party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) the indemnifying party’s negligence or misconduct, (ii) a breach of any of the indemnifying party’s representations, warranties or obligations hereunder or (iii) the indemnifying party’s research, development, manufacture, use, promotion, marketing or sale of any Licensed Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party’s Indemnified Group.  A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses.  No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party.  The obligations set forth in this Section 9.1 shall survive the expiration or termination of this Agreement.

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9.2                               Special Indemnification Against Intellectual Property Claims.  MAS shall, on the terms and conditions and limitations set forth herein, indemnify IllumeSys against any loss, expenses, liability or other damages  including reasonable costs of investigation, interest, penalties and attorneys’ and accountants’ fees, whether or not involving any third party  (collectively, “Damages”), incurred in connection with or arising from or attributable to any Third Party claims to the Licensed Technology.

9.3                               Insurance.  Commencing with the Date of First Commercial Sale, IllumeSys and/or each of its Affiliates and Sublicensees, as applicable, shall, for so long as IllumeSys or, its Affiliates or Sublicensees manufactures, sells, tests, operates, leases or uses the Licensed Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars  ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name MAS and its Affiliates as additional insureds.  IllumeSys shall promptly provide verification of such insurance coverages to MAS.

10.                               term and termination

10.1                        Expiration; Effect of Expiration.  This Agreement shall expire, on a country-by- country basis, on the date of expiration of the last to expire patent included within the Licensed Technology in that country or, if no patents in the Licensed Technology issue in such country, seventeen (17) years from the Effective Date.  In the event this Agreement expires and has not been terminated early pursuant to Section 10.2, the license grants set forth in Sections 2.1 and 2.2 will survive such expiration, except that all such licenses will become non-exclusive upon the expiration date.  It is understood by the parties that the Baylor Technology Transfer Agreement may expire on a date which is earlier than the expiration date provided for in the first sentence of this Section 10.1 and that the sublicense granted pursuant to Section 2.1 may therefore expire on such earlier date.

10.2                        Voluntary Termination by IllumeSys.  IllumeSys may terminate this Agreement for any reason upon prior written notice of one hundred eighty (180) days to MAS.

10.3                        Early Termination for Bankruptcy or Breach.  This Agreement will earlier terminate:

(a)                                  automatically if IllumeSys or its successors in interest shall become bankrupt or insolvent and/or if the business of IllumeSys shall be placed in the hand of a receiver or trustee, whether by voluntary act of IllumeSys or otherwise; or

(b)                                  upon ninety (90) days written notice from one party if the other party shall commit a material breach of any of such other party’s obligations under this Agreement; provided, however, such breaching party may avoid such termination if, before the end of such ninety (90) day period, it cures such material breach and provides the non-breaching party with a notice stating that such cure has occurred and stating the manner of such cure.

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10.4                        Effect of Termination.  Upon termination of all or part of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination.  IllumeSys may, after the effective date of such termination, sell all Licensed Products and parts thereof that it may have on hand at the date of termination.

10.5                        Survival.  The following provisions will survive expiration or termination of this Agreement: Article 4 and Sections 5.1, 5.2, 9.1, 9.2 and 10.1.

11.                               ASSIGNMENT

11.1                        Assignment by MAS.  MAS may not assign its rights or obligations under this Agreement without the prior written consent of IllumeSys.

11.2                        Assignment by IllumeSys.  IllumeSys may assign any of its rights and obligations under this Agreement.  Within thirty (30) days of such assignment, IllumeSys shall notify MAS that such assignment has occurred.

12.                               MISCELLANEOUS

12.1                        Further Assurances.  Without further consideration, MAS hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as IllumeSys hereunder may reasonably request to more effectively license and sublicense to IllumeSys the rights granted hereunder, and to assist IllumeSys in the recordation of same as necessary, all in such form and substance as IllumeSys may reasonably request and at its expense.

12.2                        Entire Agreement.  This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter of this Agreement, including the Licensed Technology, and all other prior negotiations, representations, agreements and understandings are superseded hereby.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

12.3                        Notice.  Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of IllumeSys to:

IllumeSys Pacific, Inc.
c/o Ciphergen Biosystems, Inc.
490 San Antonio Road
Palo Alto, CA 94306
Attention: President

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with a copy to:	Cooley Godward LLP
Five Palo Alto Square
3000 E1 Camino Real
Palo Alto, CA 94306
Attention: Robert J. Brigham, Esq.

or in the case of MAS:

Molecular Analytical Systems, Inc.
c/o Wagner, Kirkman & Blaine
1792 Tribute Road, Suite 450
Sacramento, CA 95815
Attention: Belan Kirk Wagner, Esq.

or such other address as may be given from time to time under the terms of this notice provision.

12.4                        Compliance with Laws.  Each party shall comply with all applicable federal state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.5                        Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of California other than those provisions governing conflicts of law.  Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the state of California, and each party hereby consents to the jurisdiction and venue of such court.

12.6                        No Waiver.  Failure of a party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

12.7                        Headings.  Headings included herein are for convenience only and shall not be used to construe this Agreement.

12.8                        Severability.  If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

12.9                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

12.10                 Successors.  This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

ILLUMESYS pacific, inc.		molecular analytical systems, inc.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens

Printed Name:	T. William Hutchens	Printed Name:	T. William Hutchens

Title:	President	Title:	President

Schedule 3.1 - Schedule of Exceptions

Exhibit A - Baylor Technology Transfer Agreement

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Schedule 3.1

Exclusions to Representation and Warranty by MAS

1.                                       Mathew A. McLean has been criminally prosecuted for theft of MAS trade secrets.

2.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Randall W. Nelson (Bioactive Probes).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS  Technology See, e.g., PCT/US96/08994, entitled “A Sample Presentation Apparatus for Mass Spectrometry” and PCT/US96/07522, entitled “Mass Spectrometric Immunoassay.”

3.                                       All or part of the Baylor and/or MAS Technology was disclosed to Marvin Vestal (Perceptive Biosystems).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.

4.                                       All or part of the Baylor and/or MAS Technology was disclosed to Hubert Koster (Sequenome).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See, e.g., PCT/US94/02938, entitled “DNA Sequencing by Mass Spectrometry Via Exonuclease Degradation”; PCT/US96/05136, entitled “Solid Phase Sequencing of Biopolymers” and U.S. Patent No. 5,547,835, entitled “DNA Sequencing by Mass Spectrometry.”

5.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Klaus Biemann (MIT).  This information may have been used to prepare and file patent applications which may or may not include any or all of the Baylor and/or MAS Technology.  See, e.g., PCT/US96/05796, entitled “Matrix-Bearing Targets for MALDI Mass Spectrometry and Methods of Production Thereof.”

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Exhibit A

MOLECULAR ANALYTICAL SYSTEMS, INC.

BAYLOR COLLEGE OF MEDICINE

Technology Transfer Agreement

This Technology Transfer Agreement (this “Agreement”) is made and entered into on this 14th day of September, 1993 (the “Effective Date”), by and between Baylor College of Medicine (“Baylor”), a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Molecular Analytical Systems, Inc. (the “Company”), a Texas corporation having its principal place of business at 4544 Post Oak Place Drive, Suite 255, Houston, Texas 77027.

W I T N E S S E T H:

WHEREAS, Baylor is the owner of certain right, title and interest in and to the Technology (as defined in Section 1.3 hereof) invented and/or developed by T. William Hutchens (“Hutchens”) and Tai-Tung Yip (“Yip”);

WHEREAS, Baylor desires to grant to the Company and the Company desires to obtain an exclusive, worldwide license to use the Technology, with a right to develop, make and have made, use, sell, market and otherwise commercially exploit products and services using the Technology;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  As used herein, the terms “Agreement,” “Baylor,” “Effective Date,” “Company,” “Hutchens” and “Yip” shall have the meanings indicated above.  As used herein, the following terms shall have the following meanings:

1.1                                 “Fields of Interest” shall mean desorption and ionization strategies for the analysis of analytes and molecules.

1.2                                 “Patent Rights”  shall  mean all U.S. patents or patent applications (including but not limited to the Disclosure of Invention) listed on Schedule 1.2 hereof, and all divisions, reissues, re-examinations, renewals, continuations, continuations in-part, extensions and patents issued thereon, and any and all other counterpart applications in any other countries and patents and inventor’s certificates, utility models and the like issuing therefrom.

1.3                                 “Technology” shall only mean and include the Patent Rights together with related know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, in each case that relate to the Patent Rights and are included within the Fields of Interest and (i) have been developed in a laboratory at Baylor that was under the direct supervision of Hutchens or Yip or (ii) that otherwise have been developed by Hutchens or Yip prior to the Effective Date.  The Technology includes, but is not limited to, biological, medical, mechanical, chemical, engineering and other scientific and practical information, drawings, specifications, notes, records, lab notebooks and other writings or compilations of information.

1.4                                 “Licensed Patented Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, in any country where such product or service is covered by one or more valid claims within the Patent Rights.

1.5                                 “Licensed Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, using all or any part of the Technology and which is not covered under “Licensed Patented Product.”

1.6                                 “Shares” shall have the meaning set forth in Section 2.4.

1.7                                 “Net Sales” shall mean all monies and/or equivalent goods and services received by the Company for the manufacture, use and sale of Licensed Patented Products or Licensed Products less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.8                                 “First Commercial Sale” shall mean the date on which the Company first transfers title to a Licensed Patented Product or Licensed Product to an independent third party for monetary consideration.

1.9                                 “Improvement” shall mean any change or modification to an invention disclosed in the Patent Rights or in the Technology that, if unlicensed, would infringe one or more claims of any issued patent included within the Patent Rights and made in a laboratory at Baylor under the supervision of Hutchens and Yip during the four year period commencing on the Effective Date.

1.10                           “Affiliate” shall mean with respect to a particular Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such other Person, (b) any Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such other person, and (d) any officer, director or partner of such other Person.

1.11                           “Person” shall mean any individual, corporation, partnership, trust, estate, or other entity or association.

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2.                                       Assignment and Grant of License; Initial license Fee; Royalties; Equity.

2.1                                 Grant of Exclusive License to Company.  Subject to the terms and conditions hereof, effective as of the Effective Date, Baylor hereby grants to the Company an exclusive, worldwide, transferable license (with the right to sublicense) to use the Technology and any Improvement, with rights to develop, make and have made, use, sell and market and otherwise commercially exploit Licensed Patented Products and Licensed Products using such Technology and any Improvement throughout the world; provided, however, that the exclusive license of the Technology and any Improvement to the Company shall be subject to, and non-exclusive with respect to:

(a)                                  the use of the Technology and any Improvement by Baylor solely for non-commercial research purposes;

(b)                                 any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America; and

(c)                                  the right hereby reserved to Baylor and its faculty, staff, students and employees to publish scientific findings from research related to the Technology and any Improvement (provided, however, that no such right shall apply to matters within the scope of the Disclosure of Invention set forth on Schedule 1.2 for the period of 120 days commencing on the Effective Date).

2.2                                 Initial License Fee.  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor $50,000 in cash on the Effective Date.

2.3                                 Royalties.

(a)                                  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of two percent (2%) of Net Sales of Licensed Patented Products sold by the Company or an Affiliate or (ii) a royalty of ten percent (10%) of the Net Sales of Licensed Patented Products sold by a sublicensee for a period of four years from the first Commercial Sale.  Notwithstanding the foregoing, the obligation to pay royalties set forth in Section 2.3(a)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(b)                                 In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor, (i) a royalty of one percent (1%) of Net Sales of any Licensed Product sold by the Company or an Affiliate or (ii) a royalty of five percent (5%) of the Net Sales of Licensed Products sold by a sublicensee for a period of four years from the first Commercial Sale.  Notwithstanding the

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foregoing, the obligation to pay royalties set forth in Section 2.3(b)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(c)                                  In the event that the Company fails to pay the royalties described in this Section 2.3 on or before the last day of the time period set forth in Section 4.l(a) within which such royalties are due, such royalties shall bear interest from and after such date until paid at a variable rate per annum equal to the lesser of (i) the highest lawful rate permitted by applicable law as defined in Section 12.14 hereof) and (ii) “Texas Commerce Bank—Houston, N.A. Prime”. “Texas Commerce Bank—Houston, N.A. Prime” means the fluctuating interest rate per annum announced from time to time by Texas Commerce Bank—Houston, N.A. as its “Prime Rate” (or, if otherwise denominated, such bank’s reference rate for interest rate calculations on general commercial loans) which rate is not necessarily the lowest or best rate which such bank may at any time and from time to time charge any of its customers.  Each such royalty payment when made shall be accompanied by all accrued and unpaid interest.  Said interest and the payment and acceptance thereof shall not negate or waive the right of Baylor to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment or any other breach of this Agreement by the Company.

2.4.                              Equity.  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to issue shares of its common stock, $.01 par value to Baylor (the “Shares”).  On the date hereof, the Company has issued to Baylor 160 of the Shares.  The Company hereby covenants and agrees that the Company shall issue no shares of its capital stock or grant any rights for the issuance of any shares of its capital stock if as a result of such issuance and/or grant, after the date of such issuance and/or grant, the Shares would represent less than 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

2.5.                              Subsequent Shares.  In the event that the Company issues additional shares of its capital stock or grants additional rights for the issuance of any shares of its capital stock, it shall distribute to Baylor a sufficient number of its shares of common stock, $0.01 par value to maintain Baylor’s 8% ownership interest in the Company.  In addition to the consideration for the issuance of the shares described in Section 2.4 hereof, Baylor shall pay the Company an amount equal to the par value per share of the Company’s common stock for each Share issued pursuant to this Section 2.5.  The Company agrees that it shall not increase the par value of its shares of common stock above $0.01 per share.

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3.                                       Warranties and Representations.

3.1                                 Baylor.  Baylor represents and warrants that:

(a)                                  Baylor is validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and authority to execute and deliver this Agreement have been duly authorized by all necessary action on the part of Baylor.

(c)                                  Baylor has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(d)                                 Baylor hereby represents and warrants that, other than the grant set forth herein including, without limitations, any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America, it has not encumbered, restricted, transferred or otherwise burdened the Technology.

(e)                                  Baylor hereby represents and warrants that on the date hereof, other than as set forth in Schedule 3.1 hereto, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Technology.

(f)                                    Except as may be expressly set forth herein, Baylor hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Technology, and Improvement or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANT ABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. Without limiting the generality of the foregoing, Baylor makes no representations or warranties as to the patentability, noninfringement, use or other application of the Technology or any Improvement, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Technology or any Improvement.

3.2                                 Company.  The Company represents and warrants that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(c)                                  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

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(d)                                 The Shares have been duly authorized and upon issuance, pursuant to the terms hereof and for the consideration herein set forth, will be validly issued, fully paid and nonassessable.

(e)                                  On the date of such issuance, the Shares will represent at least 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

3.3                                 No Assurance of Patents.  Baylor represents and warrants to the Company that, and the Company represents and warrants to Baylor that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Technology or any Improvement will actually be issued.  In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.3(a) relating to such claim will be effectively deleted from this Agreement.  In the event that all claims of the Patent Rights or any future disclosures made to the Company under this Agreement are abandoned by Baylor or are finally rejected by the Patent Office, with exhaustion of all appeals, then the provisions of Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement, however, in respect to Section 2.3(a), Section 2.4, Section 2.5 and Section 3.2(e) there shall be no retroactive adjustment.

4.                                       Financial Statements: Other Information.

4.1                                 (a)                                  At the close of each calendar quarter, the Net Sales from the Licensed Patented Products and Licensed Products for which revenues have been received by the Company shall be computed, and the royalties earned thereon shall be paid to Baylor within 60 days after the close of said quarter.

(b)                                 With each royalty payment, the Company shall furnish to Baylor a written accounting report for the closed quarter stating the Net Sales Receipts, the royalties due and the royalties paid.

(c)                                  The Company agrees to maintain written records with respect to its operations pursuant to this Agreement in sufficient detail to enable Baylor or its designated accountants to compute the amount of royalties payable to Baylor, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due hereunder.  Baylor shall pay the costs of said examination unless a discrepancy of greater than 5% in royalties due is present, in which case the Company shall reimburse Baylor for the examination expenses.

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4.2                                 The Company will furnish to Baylor, so long as Baylor owns any of the Shares, as soon as practicable after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries (if any), as at the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries (if any) for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon of independent certified public accountants selected by the Company, which report shall state that (i) such financial statements have been prepared in accordance with generally accepted accounting principles and (ii) the report by such accountants in connection with such financial statements has been made in accordance with generally accepted accounting principles.

5.                                       Protection of Property Rights.

5.1                                 Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to use all reasonable efforts to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement related to the Patent Rights or Technology, or any Improvement, together with any and all documentation and other physical manifestations or embodiments thereof.  In carrying out its obligations hereunder each receiving party shall use the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.  The trustees, officers, directors and department heads of Baylor and its Affiliates shall not disclose, directly or indirectly, internally or externally (excluding disclosures to those with knowledge of such information prior to the Effective Date), information contained within the Patent Rights for 120 days from the Effective Date, except to the Company, Hutchens or Yip.  In the event that the trustees, officers, directors or department heads of Baylor or its Affiliates shall violate this provision, then the provisions of Section 2.3, Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement.

5.2.                              Exemptions.  The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  on the date hereof, is a publicly available document unless such document became publicly available as a result of the fault of the trustees, officers, directors or department heads of Baylor or its Affiliates;

(b)                                 at the time of its disclosure hereunder, is without fault of the receiving party, part of the public domain;

(c)                                  subsequent to its disclosure hereunder, is obtained from a third party not subject to a contractual or fiduciary obligation for confidentiality to the disclosing party and without fault of the receiving party;

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(d)                                 is required by court or governmental order, law or regulation to be disclosed,  provided,  however,  that the receiving party  required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure;

(e)                                  is disclosed pursuant to any research grant or required report relating to technology included within the Fields of Interest from a non-commercial granting entity such as grants from the United Stated Department of Health and Human Services and other governmental and private non-profit agencies; provided, however, that the terms of any such research grant application are first approved by the Board of Directors of the Company.

5.3                                 Disclosures.  Notwithstanding the foregoing, the parties understand and agree that the Company may, to the extent it deems necessary or appropriate, disclose the Technology and any Improvement to potential sublicensees or investors, but the Company agrees to use its reasonable efforts to make such disclosures subject to a satisfactory confidentiality agreement.

5.4                                 Rights to Subsequent Technologies.  Any subsequent discoveries, inventions, and/or technologies resulting from the development of the Technology at and by the Company shall belong to the Company.  During the four year period commencing on the Effective Date, the rights to any subsequent discoveries, inventions and/or technologies in the Fields of Interest developed in a laboratory under the supervision of Hutchens and/or Yip at Baylor shall be licensed to the Company pursuant to the provisions of this Agreement (including without limitation thereto, Section 2.3) as if such technologies were Technology.  Additionally, during the four year period commencing on the Effective Date, Baylor agrees that the Company shall have a right of first refusal for 30 days following an offer to purchase or license any subsequent discoveries, inventions and/or technologies within the Fields of Interest by an employee at Baylor not under the supervision of Hutchens and/or Yip for any rights held by such employee at Baylor.

5.5                                 Patent Applications.

(a)                                  The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any U.S. patent application, or to maintain any U.S. patent application or patent regarding the Technology or any Improvement.  If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the U.S. patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees; as well as any costs incurred

8

in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all U.S. patent applications and take all actions necessary to maintain and enforce the Patent Rights and propriety rights in and to the Technology and any Improvement in respect of any U.S. patent application or U.S. patents included therein.

(b)                                 The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any foreign patent application, or to maintain any foreign patent application or patent regarding the Technology or any Improvement.  If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the foreign patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all foreign patent applications and take all actions necessary to maintain and enforce the Patent Rights and proprietary rights in and to the Technology and any Improvement in respect of any foreign patent application or patent including therein.

(iii)                               The Company will, at its expense (for costs incurred after the Effective Date), prepare and dispatch for foreign filings within such period of time as will result in the applications of the “one year conviction” as to retroactive filing date proper applications for foreign letters patent regarding the Technology and any Improvement.

(c)                                  The Company shall timely notify Baylor in writing of the Company’s decision to file any patent application regarding the Technology or any Improvement, or to abandon the prosecution of any patent application or patent regarding the Technology or any Improvement.  Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any U.S. applications or continue said prosecution or maintenance of such patent application or patents.  If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any U.S. applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon

9

any such application or patent.  In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in the United States attributable to such patent applications or patents.

(d)                                 The Company shall timely notify Baylor in writing of the filing of the Company’s decision to file any foreign patent applications regarding the Technology or any Improvement, or to continue prosecution of a patent application to issuance or to maintain any foreign patent application or patent or to abandon the prosecution of any such patent application or patent regarding the Technology or any Improvement.  Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any foreign patent applications or continue said prosecution or maintenance of such patent application or patents.  If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any foreign applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon any such application or patent..  In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in any such foreign jurisdiction attributable to such patent applications or patents.

(e)                                  Each of the parties hereto agrees to cooperate with the other parties to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Technology and any Improvement, including fully agreeing to execute any and all documents to give the Company the full benefit of the licenses granted herein.

5.6                                 Use of Baylor’s Name.  The Company shall have no right or license pursuant to this Agreement to use the name of, trademarks, logotypes or symbols associated with, or otherwise refer to, “Baylor,” “Baylor College of Medicine,” “BCMT,” “BCM Technologies, Inc.” or their affiliated entities or any derivative thereof or any of the members of their faculty or staff in the use, advertisement, public disclosure by press release or otherwise, promotion or sale of the Technology or products and services utilizing the Technology without the express written consent in each instance of Baylor, and nothing herein shall imply or be deemed to grant said right or license, provided, however that this prohibition shall not extend to the use of the names “IllumeSys,” Hutchens or Yip.

6.                                       Infringement.

6.1                                 Notification.  Each party shall promptly inform the other party of any suspected infringement of the Patent Rights or of any patents issued on Technology or any Improvement or any misuse, misappropriation, theft or breach of confidence of other proprietary

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rights in the Technology or any Improvement, and with respect to such activities as are suspected, Baylor and the Company shall each have the right to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party in accordance with the following procedures:

(a)                                  If Baylor and the Company agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree or settlement, shall be shared equally.  The Company shall exercise control over such action, provided, however, that Baylor may, if it so desires, be represented by counsel of its own selection, the fees for which shall be paid by Baylor.

(b)                                 In the absence of agreement to institute a suit jointly, the Company may institute suit, and, at its option, join Baylor as a plaintiff.  In such event, the Company shall bear the entire cost of such litigation, and the Company shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(c)                                  In the absence of agreement to institute a suit jointly and if the Company decides not to institute a suit as provided in (b) above and timely notifies Baylor of such decision, Baylor may institute suit and, at its option, join the Company as a plaintiff.  In such event, Baylor shall bear the entire cost of such litigation, and Baylor shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(d)                                 Should either Baylor or the Company commence a suit under the provisions of this Section 6.1 and thereafter elect to abandon the same, it shall give timely prior notice thereof to the other party who may, if it so desires, continue prosecution of such suit.  If the other party desires to continue prosecution, it shall bear the entire cost of continuation of such suit, and it shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

6.2                                 Consent of Other Party.  Neither Baylor nor the Company shall settle any action covered by this Section 6 without first obtaining the prior written consent of the other party, which consent will not be unreasonably withheld.

6.3                                 Exercise of the Company’s Right.  Baylor shall not be liable for any losses incurred as the result of an action for infringement brought against the Company as a result of the Company’s exercise of any right granted under this Agreement.

7.                                       Independent Contractor.  It is agreed that the relationship of the Company to Baylor in the performance of this Agreement is as an independent licensee and that the Company is not an agent of Baylor.  The Company agrees to refrain form representing itself as being the agent of Baylor in performing or acting pursuant to this Agreement.  The Company shall not have the power or authority to bind or otherwise commit Baylor and shall not attempt to do so.

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8.                                       Exportation/Importation.

8.1                                 Exportation.  The Company shall fulfill all governmental formalities with respect to exportation of Technology and any Improvement and tangible materials embodying or reflecting same from the United States.  It is particularly, understood and agreed that before Baylor shall be required to perform any obligation hereunder which shall be subject to the United States exportation regulations, the Company shall first provide Baylor with any letter of assurance or other certification which may be required to comply with the export administration regulations or other regulations of the U.S. Department of Commerce or any other agency or instrumentality of the federal government of the U.S. having jurisdiction over the export of products or technical data from the U.S.  The Company further agrees it will comply with said regulations in respect to any exportation or reexportation of Technology and any Improvement.  Inability or failure, if any, of the Company to secure any necessary government license or approval to export any of the Technology to any particular country or countries shall not entitle the Company to terminate the Agreement or to any form of relief, credit, rebate or recovery from Baylor.

8.2                                 Importation.  The Company shall fulfill all governmental formalities with respect to importation or transfer of the Technology or products embodying the Technology and any Improvement.

8.3                                 Fees and Expenses.  The Company shall be responsible for any fees, duties or taxes necessary to comply with export formalities, regulations or laws.

9.                                       Indemnification.

9.1                                 Representations: Covenants.

(a)                                  The Company agrees to indemnify and hold Baylor, its Affiliates and its respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by the Company herein.

(b)                                 Baylor agrees to indemnify and hold the Company, its Affiliates and their respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by Baylor herein.

9.2                                 Use of Technology.  The Company agrees to protect, defend, indemnify and hold Baylor, its Affiliates and their respective officers, trustees, directors, employees, agents

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and representatives harmless from and against, and to pay any and all amounts arising out of any and all losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings (whether in contract, tort, strict liability or otherwise), fines, assessments, damages or any other amounts of whatever nature which Baylor, its Affiliates or their respective officers, trustees, directors, employees, agents or representatives may sustain or incur, of any claims or demands of any third party (including, but not limited to, the officers, directors, employees, agents, consultants, representatives or servants of the Company) arising from the use, testing, operation, sale, lease or manufacture of the Technology or any Improvement or products and services (including without limitation thereto, Licensed Patented Products and Licensed Products) using the Technology or any Improvement (including those resulting in whole or in part from the negligence of any of such indemnified Persons conducted under the direct supervision of the Company, Hutchens or Yip, but not otherwise), provided, however, that the Company shall not be required to indemnify and hold such indemnified Persons harmless from and against losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings, fines, assessments, damages or any other amounts of whatever nature which such indemnified Persons may sustain or incur as a result of the use,  testing, sale or manufacture of the Technology or any Improvement prior to the Effective Date, or the use, testing, sale or manufacture of the Technology or any Improvement by Baylor its Affiliates and their respective officers, trustees, directors, employees, agents and representatives arising out of the gross negligence or willful misconduct of such indemnified Persons or the negligence of such indemnified Persons not conducted under the direct supervision of the Company, Hutchens or Yip.

9.3                                 Indemnification Procedures.

(a)                                  Baylor will promptly notify the Company in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Sections 9.l(a) or 9.2. Baylor’s failure to notify the Company will not relieve the Company from any liability thereunder except to the extent that the Company suffers any additional damages under Sections 9.1 (a) or 9.2 due to Baylor’s failure to notify the Company or except to the extent that such failure to notify adversely affects the Company’s ability to defend any claims made by any third party.  After receiving notice of said action, the Company is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying Baylor in writing and by selecting counsel reasonably satisfactory to Baylor.  After Baylor has received notice of the Company’s election to assume the defense of the action and has approved the Company’s counsel, the Company will not be liable under Section 9.1 (a) or 9.2 for any legal or other expenses subsequently incurred in connection with the defense thereof unless (i) Baylor, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, in which case Baylor shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of Baylor, (ii) the Company shall not have employed counsel reasonably satisfactory to Baylor to represent Baylor within a reasonable time after notice of

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commencement of the action, or (iii) the Company has authorized the employment of counsel for Baylor at the expense of the Company.

(b)                                 The Company will promptly notify Baylor in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Section 9.l (b).  The Company’s failure to notify Baylor will not relieve Baylor from any liability to the Company except to the extent that Baylor suffers any additional damages under Section 9.1(b) due to the Company’s failure to notify Baylor and except to the extent that such failure to notify adversely affects Baylor’s ability to defend any claims made by any third party.  After receiving notice of said action, Baylor is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying the Company in writing and by selecting counsel reasonably satisfactory to the Company.  After the Company has received notice of Baylor’s election to assume the defense of the action and has approved Baylor’s counsel, Baylor will not be liable to the Company under Section 9.1(b) for any legal or other expenses subsequently incurred by the Company in connection with the defense thereof unless (i) the Company, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Baylor, in which case the Company shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of the Company, (ii) Baylor shall not have employed counsel reasonably satisfactory to the Company, to represent the Company within a reasonable time after notice of commencement of the action, or (iii) Baylor has authorized the employment of counsel for the Company at the expense of Baylor.

(c)                                  No party shall settle any action covered by Sections 9.1 or 9.2 without first obtaining the consent of the other party.  Such consent will not be unreasonably withheld by either party.

9.4                                 Insurance.

(a)                                  Prior to the First Commercial Sale, the Company agrees to cause Baylor (and its respective officers, directors, trustees and employees, as the case may be) to be included as additional named insureds under its product and general liability insurance coverages, if any.

(b)                                 Commencing with the First Commercial Sale of the Technology, Improvement, Licensed Product or Licensed Patented Product (referred to herein as “Products”), the Company and each of its affiliates and sublicensees, as applicable, shall, for so long as the Company or its Affiliates or sublicensees manufacture, sell, test, operate, license, lease or use the Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per

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occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name Baylor and its Affiliates as additional insureds and shall be purchased from a carrier reasonably deemed acceptable to Baylor.  The Company shall promptly provide verification of such insurance coverages to Baylor.

10.                                 Term and Termination.

10.1                           Patent and License Termination.  Unless sooner terminated as otherwise provided herein, the license granted pursuant to Section 2.1 hereof will terminate on the later to occur of (i) the date of expiration of the last of the Patent Rights to expire and (ii) in the event no patents included within the Patent Rights issue, the first date following both (x) the tenth anniversary of the First Commercial Sale and (y) the date of abandonment of the last of the patent applications filed or pending during the term hereof included in the Patent Rights to be abandoned.

10.2                           Events of Default.  The following events will be considered events to default under this Agreement:

(a)                                  the assets of the Company are seized or attached, in conjunction with any action against it by any third party, and such seizure or attachment is not abated within 90 days;

(b)                                 (x) the Company is dissolved or (y) a sale of all or substantially all of the assets of the Company pursuant to a liquidation without the prior written approval of Baylor is made; or

(c)                                  The Company assigns or attempts to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor, which approval shall not be unreasonably withheld.

10.3                           Agreement Breaches.  Either party may terminate this Agreement in the event that the other breaches any provision of this Agreement and fails to remedy said breach within 90 days after being given written notice of the breach.

10.4                           Company’s Voluntary Termination of License.  The Company may terminate this Agreement upon prior written notice of 180 days to Baylor.

10.5                           Consequences of Termination.  In the event that an event of default described in Section 10.2 occurs, or this Agreement is terminated under Section 10.3 or 10.4:

(a)                                  Any and all rights in and to the Technology and any Improvement will revert to Baylor;

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(b)                                 All grants and licenses made pursuant to this Agreement will automatically terminate;

(c)                                  The Company will within ten days of such termination destroy all copies of all documents and other tangible information in its possession or control which contain the Technology and any Improvement;

(d)                                 Company will execute all instruments as Baylor may reasonably request which are necessary to reinvest any licensed rights;

(e)                                  Subject to Section 5, Company will maintain after the termination of this Agreement the confidentiality of all confidential information of Baylor;

(f)                                    The Company will not use any confidential information regarding the Technology and any Improvement for a period of five years after termination of this Agreement;

(g)                                 The Company will have 45 days to complete the manufacture and 180 days to complete the sale or license of any Licensed Patented Products and Licensed Products in stock or in the course of manufacture at the time of termination;

(h)                                 Except as expressly provided herein, the Company will be discharged or relieved from any liability or obligation existing prior to such termination;

(i)                                     Baylor shall be released from any obligations of confidentiality with respect to the Technology and any Improvement as set forth in Section 5.

11.                                 Assignment and Sublicensing.

11.1                           Assignment by Baylor.  Baylor may assign its rights hereunder, including without limitation thereto the right to receive the consideration for the license herein granted.

11.2                           Assignment by the Company.  The Company may not assign or attempt to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor.

12.                                 Miscellaneous.

12.1                           Further Assurances.  Without further consideration, Baylor hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as the Company hereunder may reasonably request to more effectively license to the Company the rights granted hereunder, and to assist the Company in the recordation of same as necessary, all in such form and substance as the Company may reasonably request and at its expense.

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12.2                           Applicable Law.  The substantive laws of the State of Texas excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.  This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and the Company and Baylor agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas to hear all disputes arising under this Agreement.

12.3                           Severability.  All parties hereby especially agree in contract that neither party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the parties hereto.

12.4                           Counterparts.  This Agreement may be executed  in  one or  more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

12.5                           Headings.  The Section headings have been inserted  for purposes of convenience and shall not be used for interpretive purposes.

12.6                           Entire Agreement.  This Agreement, including the Schedules hereto, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein or in the Schedules hereto, and that no agreement, statement or promise relating to the subject matter hereof, which is not contained in this Agreement and the Schedules hereto, shall be valid or binding.

12.7                           Successors.  This Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

12.8                           No Waiver.  The parties covenant and agree that if either party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if either party, having the right to declare this Agreement terminated, shall fail

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to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof.  None of the terms, covenants and conditions of this Agreement may be waived by either party except by its written consent.

12.9                           Survivability.  The provisions, rights and obligations set forth in Articles 1, 3, 4, 5, 8, 9, 10 and 12 and any other obligations set forth herein that by their terms survive termination, will survive the termination of this Agreement.

12.10                     Amendments.  No amendment or modification to this Agreement will be effective unless it is in writing and signed by each party.

12.11                     Notice.  Any notice required or permitted to be given to another party hereto shall be given by sending such notice by registered or certified mail, postage prepaid to the address set forth herein, or to such other address as that party may designate by like notice.

12.12                     Expenses.  Except as expressly provided herein, each party to this Agreement will be responsible for its own legal and other costs and charges in the preparation, execution and performance hereof.

12.13                     Sublicensees and Sublicensee Agreements.  The Company shall give Baylor prompt written notification of the identity and address of each Affiliate or sublicensee with which it concludes a sublicense agreement and shall furnish Baylor with a copy of such sublicense agreement.

12.14                     Usury Savings.  It is the intent of Baylor and the Company in the execution and performance of this Agreement to remain in strict compliance with Applicable Law from time to time in effect.  In furtherance thereof, Baylor and the Company stipulate and agree that none of the terms and provisions contained in this Agreement, or in any document securing or otherwise relating to this Agreement, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under Applicable Law.  For purposes of this Agreement, “interest” shall include the aggregate of all charges that constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Agreement or under any other document executed in connection herewith or pursuant hereto.  The Company shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the maximum rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and any such other document which may be in apparent conflict herewith.  If under any contingency the effective rate or amount of interest that would otherwise be payable under this Agreement would exceed the maximum rate or amount of interest Baylor is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Baylor shall charge, contract for, take, reserve or receive monies that

18

are deemed to constitute interest that would, in the absence of this provision, increase the effective rate or amount of interest payable under this Agreement to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal owed or the amount of interest that would otherwise be payable or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the maximum rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination.  Baylor and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Agreement or any other document that is made for the purpose of determining whether such rate or amount exceeds the maximum lawful rate or amount, shall be made to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term hereof or thereof, as applicable, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by Baylor.  As used herein, the term “Applicable Law” means that law in effect from time to time and applicable to this Agreement which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest hereunder, including laws of the State of Texas, and to the extent controlling or providing for a higher rate of interest, federal laws of the United States of America.  It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, as amended, Vernon’s Texas Civil Statutes) shall be included in laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article 1.04 hereto, the interest ceiling applicable hereto under said Article 1.04 shall be the indicated rate ceiling from time to time in effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

“Baylor”

BAYLOR COLLEGE OF MEDICINE

By:	/s/ R.W. Evans for CRR
	C.R. Richardson	R.W. EVANS
	Vice President for Finance and Administration	EXECUTIVE DIRECTOR BUSINESS SERVICES

“Company”

MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ Al Zwan
Al Zwan
President

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Schedule 1.2

1.                                       U.S. Patent Application Serial No. 08/068,896 filed May 28, 1993, for:  METHOD AND APPARATUS FOR DESORPTION AND IONIZATION OF ANALYTES; Inventors: T. William Hutchens and Tai-Tung Yip.

2.                                       Disclosure of Invention or Copyrightable Material dated June 11, 1993 for:  SURFACES AND DEVICES FOR THE SIMULTANEOUS SEQUENCE ANALYSIS OF MULTIPLE PROTEINS OR DNA MOLECULES; Investigations: T. William Hutchens and Tai-Tung Yip.

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Schedule 3.1

None.

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Settlement Agreement	EXECUTION COPY

EXHIBIT D

LUMICYTE AGREEMENT

D-1

TECHNOLOGY TRANSFER AGREEMENT II

between

MOLECULAR ANALYTICAL SYSTEMS, INC.

and

LUMICYTE, INC.

This Technology Transfer Agreement (this “Agreement”), dated February 29, 2000 (the “Effective Date”), is made and entered into by and between Molecular Analytical Systems, Inc. (“MAS”), a Texas corporation, with an address at 101 First Street, Suite 478, Los Altos, CA 94022, and LumiCyte, Inc. (“LumiCyte”), a California corporation, with an address at 101 First Street, Suite 478, Los Altos, CA 94022.

WITNESSETH:

whereas, pursuant to the Baylor Technology Transfer Agreement, MAS is the exclusive licensee of certain rights and interest in and to the Baylor Technology (as such terms are defined below); and

whereas, MAS has retained all of its rights in the Baylor Technology, Improvements, and MAS Technology (as these terms are defined individually and defined collectively below as “Subject Technology”) for use or license in connection with certain products and markets; and

whereas, MAS desires to grant to LumiCyte and LumiCyte desires to obtain an exclusive, worldwide sublicense (with the right to further sublicense) to use the Subject Technology, with a right to develop, make and have made, use, sell, offer for sale, import, market and otherwise commercially exploit all products, including instruments, devices, consumables, information and services, in all markets other than those defined as Laboratories (as that term is defined below) doing bioanalytical or biological measurements or assays.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

CONFIDENTIAL-
ATTORNEYS EYES ONLY

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1.                                      DEFINITIONS

As used herein, the terms “Agreement,” “MAS,” “Effective Date,” and “LumiCyte” shall have the meanings indicated above. As used herein, the following terms shall have the following meanings:

1.1                               “Affiliate” shall mean any person, corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question.  As used in this definition of “Affiliate,” the term “control” shall mean direct or indirect beneficial ownership of more than 25% of the voting or income interest in such corporation or other business entity.

1.2                               “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.3                               “Baylor Technology” shall mean all Technology (as such term is defined in the Baylor Technology Transfer Agreement) which is licensed from Baylor to MAS pursuant to the Baylor Technology Transfer Agreement.

1.4                               “Baylor Technology Transfer Agreement” shall mean that certain Technology Transfer Agreement, dated September 14, 1993, between MAS and Baylor. A copy of the Baylor Technology Transfer Agreement is attached hereto as Exhibit A.

1.5                               “Ciphergen” shall mean Ciphergen Biosystems, Inc., a California corporation, having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.6                               “CTI” shall mean Ciphergen Technologies, Inc. (formerly ISP Acquisition Corporation), a California corporation, and wholly-owned subsidiary of Ciphergen Biosystems, Inc., having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.7                               “CTI Technology Transfer Agreement” shall mean the Technology Transfer Agreement between MAS and CTI dated April 7, 1997. A copy of the CTI Technology Transfer Agreement is attached hereto as Exhibit B.

1.8                               “Date of First Commercial Sale” shall mean the date on which LumiCyte or any Sublicensee first transfers title, rights to use or other rights in or to a Royalty-Bearing Product to

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a Third Party (other than an Affiliate of such Sublicensee) for monetary consideration or that otherwise results in Net Sales received by MAS.

1.9                               “Entities” shall mean any individual person or persons, collection of persons, organization, business, location, environment, laboratory, market, network or thing.

1.10                        “Field of Use” shall mean use of the Subject Technology for doing analyte detection, including all analytical measurements or assays other than bioanalytical or biological measurements or assays.

1.11                        “IllumeSys” shall mean IllumeSys Pacific, Inc., a California corporation and a wholly-owned subsidiary of Ciphergen, having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.12                        “IllumeSys Technology Transfer Agreement” shall mean the Technology Transfer Agreement between MAS and IllumeSys dated April 7, 1997. A copy of the IllumeSys Technology Transfer Agreement is attached hereto as Exhibit C.

1.13                        “Improvements” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.14                        “Laboratories” shall mean all laboratories and laboratory environments.

1.15                        “Products” shall mean all products, including, but not limited to, instruments, devices, consumables, services, information, and software;

1.16                        “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS (i) prior to the Effective Date or (ii) after the Effective Date and prior to the ten-year anniversary of the Effective Date.

1.17                        “Net Sales” shall mean all monies and/or equivalent goods and services received directly by LumiCyte or an Affiliate of LumiCyte from the manufacture, use, sale, offer for sale, import, or any other commercial exploitation of Royalty-Bearing Products by LumiCyte or an Affiliate of LumiCyte, less any separately identified discounts and allowances to customers

3

(actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.18                        “Patent Rights” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.19                        “Royalty-Bearing Products” shall mean any Products which use all or any part of the Subject Technology.

1.20                        “Subject Technology” shall mean the Baylor Technology, Improvements, and the MAS Technology.

1.21                        “Sublicensee” shall mean any Third Party to whom LumiCyte grants a further sublicense under the Subject Technology, as permitted by Section 2.1 of this Agreement.

1.22                        “Third Party” shall mean any party other than MAS, LumiCyte or any Affiliate of MAS or LumiCyte.

2.                                      grant of license and license fee

2.1                               Grant of Licenses to LumiCyte.

(a)  Subject to the terms and conditions hereof and subject to the terms of subsections (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement, effective as of the Effective Date, MAS hereby grants to LumiCyte an exclusive, royalty-bearing, worldwide license and sublicense (with the right to further sublicense) to use the Subject Technology solely within the Field of Use to develop, make and have made, use, sell, offer for sale, import, market and otherwise commercially exploit all Products in all markets.

(b)  Except as expressly set forth above, MAS reserves all of its rights in the Subject Technology and shall have the absolute right and discretion to use and exploit the Subject Technology in any manner that does not conflict with the express rights granted to LumiCyte.

2.2                               Royalties. In consideration in part for the grant by MAS of rights set forth in Section 2.1, LumiCyte agrees to pay MAS an amount equal to two percent (2%) of Net Sales received by LumiCyte or a LumiCyte Affiliate from the Date of First Commercial Sale until the tenth (10th) anniversary of the Date of First Commercial Sale. Notwithstanding the foregoing, the obligation of LumiCyte to make payments under this Section 2.2 shall not exceed $1,000,000 during each twelve-month period commencing on the Date of First Commercial Sale and on each anniversary date of the Date of First Commercial Sale thereafter up to and including the tenth

4

(10th) anniversary date of the Date of First Commercial Sale.  LumiCyte may prepay any royalty prior to its due date. If LumiCyte fails to pay any royalty when due, interest shall accrue on such outstanding amount at the rate of two percent (2%) over the prime rate in effect at Bank of America as of such due date. After payment in full of all royalties due as on the tenth (10th) anniversary of the Date of First Commercial Sale, this Section 2.2 shall have no further force and effect and no further royalty shall be owed to MAS by LumiCyte under this Agreement.

3.                                      warranties and representations

3.1                               MAS. Except as set forth on Schedule 3.1 attached hereto, MAS represents and warrants that:

(a)                                  MAS is validly existing and in good standing under the laws of the State of Texas.

(b)                                 the execution, delivery and authority to execute and deliver this Agreement has been duly authorized by all necessary action on the part of MAS.

(c)                                  MAS has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(d)                                 as of the date of this Agreement, it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(e)                                  it is the owner of the entire right, title, and interest in and to the MAS Technology, that it has the sole right to grant licenses thereunder, and that it has not granted, and will not grant, licenses thereunder to any other entity that would restrict the rights granted to LumiCyte hereunder.  MAS also further represents that there are three (3) written agreements involving the MAS Technology and that it has delivered to LumiCyte and its counsel all three of the written agreements relating to the MAS Technology (see Exhibits A, B, and C).

(f)                                    it is the exclusive licensee of the entire right, title, and interest in and to the Baylor Technology and the Improvements, that it has the sole right to grant sublicenses thereunder, and that it has not granted, and will not grant, sublicenses thereunder to any other entity that would restrict the rights granted to LumiCyte hereunder.  MAS also further represents that there are three (3) written agreements involving the Baylor Technology and Improvements and that it has delivered to LumiCyte and its counsel all three of the written agreements relating to the Baylor Technology and Improvements (see Exhibits A, B, and C).

(g)                                 to the best of its knowledge, there is no action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Agreement, the rights of MAS to the Subject Technology or the right of MAS to enter into this Agreements, or to consummate the transactions contemplated hereby.

5

(h)                                 on the date hereof it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Subject Technology.

(i)                                     it is not currently in breach of the Baylor Technology Transfer Agreement, knows of no grounds for early termination of the Baylor Technology Transfer Agreement and will not breach the Baylor Technology Transfer Agreement during the term of this Agreement. Within five (5) business days of receipt of any notice from Baylor or delivery of any notice to Baylor under the Baylor Technology Transfer Agreement, it will provide a copy of such received or delivered notice to LumiCyte.

(j)                                     except as may be expressly set forth herein, MAS hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Subject Technology or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FR ANY PARTICULAR PURPOSE.  Without limiting the generality of the foregoing, MAS makes no representations or warranties as to the patentability, noninfringement, use or other application of the Subject Technology, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Subject Technology.

3.2                               lumicyte. LumiCyte represents and warrants that:

(a)                                  it is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)                                 the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of LumiCyte.

(c)                                  LumiCyte has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3                               No Assurance of Patents. MAS represents and warrants to LumiCyte that, and LumiCyte represents and warrants to MAS that it understands that, there is no assurance that any additional patents included in the Patent Rights or any patent applications subsequently filed on the Baylor Technology will actually be issued. In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.2 will be effectively deleted from this Agreement. However, in respect to Section 2.2, there shall be no reimbursement of, or any other retroactive adjustment in, the royalties previously paid to MAS.

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4.                                      financial statements.

At the close of each calendar quarter from the Date of First Commercial Sale through the tenth anniversary of the Date of First Commercial Sale, the Net Sales shall be computed by LumiCyte, and the amounts due thereon pursuant to Section 2.2 shall be paid to MAS within sixty (60) days after the close of said quarter. With each royalty payment, LumiCyte shall furnish to MAS a written accounting report for the closed quarter stating the Net Sales, the amounts due to MAS and the amounts already paid to MAS. LumiCyte agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to its operations pursuant to this Agreement for such calendar quarter, in sufficient detail to enable MAS or its designated certified public accountants to compute the amount of royalties due to MAS, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due MAS hereunder. MAS shall pay the costs of said examination unless it is determined that LumiCyte underpaid royalties by more than five percent (5%) for the period being audited by MAS, in which case LumiCyte shall reimburse MAS for the audit expenses.

5.                                      protection of property rights

5.1                               Confidentiality. Except as provided below, each party receiving information of the other party hereunder agrees to keep confidential all information of the disclosing party which is in the process or comes into the possession of the receiving party during the term of this Agreement, together with any and all documentation and other physical manifestations or embodiments thereof. In carrying out its obligations hereunder each receiving party shall use at least the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.

5.2                               Exemptions. The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  was in the public domain at the time of disclosure;

(b)                                 later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the receiving party by a Third Party having the right to disclose it;

(d)                                 was already known by the receiving party at the time of disclosure, other than as a result of previous disclosure by the disclosing party;

(e)                                  was independently and lawfully developed by the receiving party; or

(f)                                    is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall

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provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure.

5.3                               Disclosures. Notwithstanding the foregoing, the parties understand and agree that LumiCyte may, to the extent it deems necessary or appropriate, disclose the Subject Technology and any improvement to potential Sublicensees or investors, but LumiCyte agrees to use its reasonable efforts to make such disclosures subject to a confidentiality agreement containing terms substantially similar to those contained in Sections 5.1 and 5.2.

5.4                               Rights to Subsequent Technologies. MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Subject Technology by LumiCyte, any Affiliate of LumiCyte or any Sublicensee.

5.5                               Patent Applications.  It is understood by the parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the responsibility for filing, prosecution and maintenance of patent applications covering the Baylor Technology.

(a)                                  MAS agrees to cooperate with LumiCyte to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Subject Technology and agrees to excecute any and all documents to give LumiCyte the full benefit of the sublicenses and licenses granted herein.

(b)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement.  In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to LumiCyte. MAS will then take all actions requested by LumiCyte within five (5) business days of receipt of such notice by MAS to allow LumiCyte to retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the event LumiCyte elects to proceed with actions described under Section 5.5(a) of this Agreement.

6.                                      infringement by third parties

6.1                               Enforcement of Baylor Intellectual Property against Third Parties. It is understood by the parties that MAS has certain rights under Article 6 of the Baylor Technology Transfer Agreement with respect to suspected infringement, misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Patent Rights, the Baylor Technology and the Improvements (the “Baylor Technology Infringement”). It is further understood by the parties that, as a sublicensee under such intellectual property in the Field of Use as expressly provided in this Agreement, LumiCyte has an interest in any actions against third parties which may be taken

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or contemplated as a result of any Baylor Technology Infringement.  Accordingly, the parties hereby agree that with respect to any Baylor Technology Infringement:

(a)                                  MAS promptly will provide LumiCyte with copies of any notices received or sent by MAS pursuant to Article 6 of the Baylor Technology Transfer Agreement.

(b)                                 MAS will, if requested by LumiCyte, provide notice to Baylor under any of the circumstances permitting notice pursuant to Article 6 of the Baylor Technology Transfer Agreement;

(c)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, MAS will use legal counsel reasonably acceptable to LumiCyte;

(d)                                 with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, all decisions of MAS (whether substantive or procedural) concerning whether to bring an action, how to proceed with such action and whether and how to settle such action shall be made with reasonable consideration to input and advice from LumiCyte; and

(e)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, any recoveries which may be obtained by MAS as a result of such action shall be allocated between MAS and LumiCyte on the basis of their relative expenses and losses as a result of such infringement.

6.2                               Enforcement of MAS Technology against Third Parties. LumiCyte shall have the right, but not the obligation, to enforce at its expense any patent contained in the Subject Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement. In the event that LumiCyte does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then MAS shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.

6.3                               Cooperation. In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession. In the event a party brings suit under Section 6 the other party agrees to be joined as a party plantiff with respect to such suit, provided that the party bringing suit reimburses each other party for all out-of-pocket costs incurred by such other party in its role as party plaintiff.

7.                                      infringement of third party intellectual property

In the event of any infringement or likely infringement by any of the Subject Technology of any Third Party’s intellectual property, the parties shall cooperate in good faith and on a mutual

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and reasonable basis, with each party responsible for its respective expenses, to negotiate and settle any dispute with any such Third Party concerning the Subject Technology, and otherwise resolve any such infringement and secure MAS’s and LumiCyte’s continued rights to the Subject Technology.

8.                                      independent contractor

It is agreed that the relationship of LumiCyte to MAS in the performance of this Agreement is as an independent licensee and that neither LumiCyte nor MAS is an agent of the other party.  Each party agrees to refrain from representing itself as being the agent of the other party in performing or acting pursuant to this Agreement. Neither party shall have the power or authority to bind or otherwise commit the other party and shall not attempt to do so.

9.                                      indemnification; damages

9.1                               Indemnification. Each of LumiCyte and MAS agrees to indemnify and hold harmless the other party and such other party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) the indemnifying party’s negligence or misconduct, (ii) a breach of any of the indemnifying party’s representations, warranties or obligations hereunder, or (iii) the indemnifying party’s research, development, manufacture, use, promotion, marketing or sale of any Royalty-Bearing Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party’s Indemnified Group. A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses. No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party. The obligations set forth in this Section 9.1 shall survive the expiration or termination of this Agreement.

9.2                               Insurance. Commencing with the Date of First Commercial Sale, LumiCyte and/or each of its Affiliates and Sublicensees, as applicable, shall, for so long as LumiCyte or its Affiliates or Sublicensees manufactures, sells, tests, operates, leases or uses the Royalty-Bearing Products, maintain in full force and effect policies of (i) general liability insurance with limits of

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not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name MAS and its Affiliates as additional insureds. LumiCyte shall promptly provide verification of such insurance coverages to MAS.

10.                               term and termination

10.1                        Expiration; Effect of Expiration. This Agreement shall expire, on a country-by-country basis, on the date of expiration of the last to expire patent included within the Subject Technology in that country or, if no patents in the Subject Technology issue in such country, twenty (20) years from the Effective Date. In the event this Agreement expires and has not been terminated early pursuant to Section 10.2, the license grants set forth in Section 2.1 will survive such expiration, except that all such licenses will become non-exclusive upon the expiration date. It is understood by the parties that the Baylor Technology Transfer Agreement may expire on a date which is earlier than the expiration date provided for in the first sentence of this Section 10.1 and that the sublicense granted pursuant to Section 2.1 may therefore expire on such earlier date.

10.2                        Early Termination for Bankruptcy or Breach. This Agreement will earlier terminate:

(a)                                  automatically if LumiCyte shall become bankrupt or insolvent and/or if the business of LumiCyte shall be placed in the hand of a receiver or trustee, whether by voluntary act of LumiCyte or otherwise; or

(b)                                 upon ninety (90) days written notice from one party if the other party shall commit a material breach of any of such other party’s obligations under this Agreement; provided, however, such breaching party may avoid such termination if, before the end of such ninety (90) day period, it cures such material breach and provides the non-breaching party with a notice stating that such cure has occurred and stating the manner of such cure.

10.3                        Effect of Termination. Upon termination of all or part of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation that matured prior to the effective date of such termination. LumiCyte may, after the effective date of such termination, sell all Royalty-Bearing Products and parts thereof that it may have on hand at the date of termination.

10.4                        Survival. The following provisions will survive expiration or termination of this Agreement: Article 4 and Sections 5.1, 5.2, 9.1 and 10.1.

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11.                               Assignment

11.1                        Assignment by MAS. MAS may not assign its rights or obligations under this Agreement without the prior written consent of LumiCyte.

11.2                        Assignment by LumiCyte. LumiCyte may not assign its rights or obligations under this Agreement without the prior written consent of MAS.

12.                               miscellaneous

12.1                        Further Assurances. Without further consideration, MAS hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as LumiCyte hereunder may reasonably request to more effectively license and sublicense to LumiCyte the rights granted hereunder, and to assist LumiCyte in the recordation of same as necessary, all in such form and substance as LumiCyte may reasonably request and at its expense.

12.2                        Entire Agreement. This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter of this Agreement, including the Subject Technology, and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

12.3                        Notice. Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of LumiCyte to:

LumiCyte Corporation

Attention: T. William Hutchens

101 First Street, Suite 478

Los Altos, CA 94022

with a copy to:

Thoits, Love, Hershberger & McLean

Attention: Terry Conner

245 Lytton Avenue, Suite 300

Palo Alto, CA 94301-1426

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or in the case of MAS:

Molecular Analytical Systems, Inc.

Attention: T. William Hutchens

101 First Street, Suite 478

Los Altos, CA 94022

or such other address as may be given from time to time under the terms of this notice provision.

12.4                        Compliance with Laws. Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.5                        Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California other than those provisions governing conflicts of law. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the state of California, and each party hereby consents to the jurisdiction and venue of such court.

12.6                        No Waiver. Failure of a party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

12.7                        Headings. Headings included herein are for convenience only and shall not be used construe this Agreement.

12.8                        Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

12.9                        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[The remainder of this page has intentionally been left blank]

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In Witness Whereof, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

LumiCyte, Inc.		Molecular Analytical Systems, Inc.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens
Printed Name	T. William Hutchens	Printed Name	T. William Hutchens
Title	Chairman and CEO	Title	President

		By:	/s/ Tai-Tung Yip
		Printed Name	Tai-Tung Yip
		Title	Vice President

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Exhibits (Attached)

Exhibit A - Baylor Technology Transfer Agreement

Exhibit B - CTI Technology Transfer Agreement

Exhibit C - IllumeSys Technology Transfer Agreement

Schedules (Attached)

Schedule 3.1 - Exceptions

schedule 3.1

Exclusions to Warranty and Representations by MAS

See Schedule 3.1 attached to the IllumeSys Technology Transfer Agreement and the CTI Technology Transfer Agreement.

MAS has licensed certain exclusive and nonexclusive rights in the Subject Technology to IllumeSys and CTI (formerly ISP Acquisition Corporation) as outlined in the IllumeSys Technology Transfer Agreement (Exhibit B) and the CTI Technology Transfer Agreement (Exhibit C), respectively.  These rights are directed to certain products, namely instruments, devices, and consumables, for use by customers or other specified Third Parties, in defined markets (certain Laboratories).

MAS has information to suggest that Sequenom, Intrinsic BioProbes, Millenium, and Ciphergen Biosystems may be possible infringers of patent rights included within the Subject Technology.

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EXHIBIT A

MOLECULAR ANALYTICAL SYSTEMS, INC.
BAYLOR COLLEGE OF MEDICINE

Technology Transfer Agreement

This Technology Transfer Agreement (this “Agreement”) is made and entered into on this 14th day of September, 1993 (the “Effective Date”), by and between Baylor College of Medicine (“Baylor”), a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Molecular Analytical Systems, Inc. (the “Company”), a Texas corporation having its principal place of business at 4544 Post Oak Place Drive, Suite 255, Houston, Texas 77027.

W I T N E S S E T H:

WHEREAS, Baylor is the owner of certain right, title and interest in and to the Technology (as defined in Section 1.3 hereof) invented and/or developed by T. William Hutchens (“Hutchens”) and Tai-Tung Yip (“Yip”);

WHEREAS, Baylor desires to grant to the Company and the Company desires to obtain an exclusive, worldwide license to use the Technology, with a right to develop, make and have made, use, sell, market and otherwise commercially exploit products and services using the Technology;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  As used herein, the terms “Agreement,” “Baylor,” “Effective Date,” “Company,” “Hutchens” and “Yip” shall have the meanings indicated above. As used herein, the following terms shall have the following meanings:

1.1                                 “Fields of Interest” shall mean desorption and ionization strategies for the analysis of analytes and molecules.

1.2                                 “Patent Rights”  shall mean all U.S. patents or patent applications (including but not limited to the Disclosure of Invention) listed on Schedule 1.2 hereof, and all divisions, reissues, re-examinations, renewals, continuations, continuations in-part, extensions and patents issued thereon, and any and all other counterpart applications in any other countries and patents and inventor’s certificates, utility models and the like Issuing therefrom.

1.3                                 “Technology” shall only mean and include the Patent Rights together with related know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, in each case that relate to the Patent Rights and are included within the Fields of Interest and (i) have been developed in a laboratory at Baylor that was under the direct supervision of Hutchens or Yip or (ii) that otherwise have been developed by Hutchens or Yip prior to the Effective Date. The Technology includes, but is not limited to, biological, medical, mechanical, chemical, engineering and other scientific and practical information, drawings, specifications, notes, records, lab notebooks and other writings or compilations of information.

1.4                                 “Licensed Patented Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, in any country where such product or service is covered by one or more valid claims within the Patent Rights.

1.5                                 “Licensed Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, using all or any part of the Technology and which is not covered under “Licensed Patented Product.”

1.6                                 “Shares” shall have the meaning set forth in Section 2.4.

1.7                                 “Net Sales” shall mean all monies and/or equivalent goods and services received by the Company for the manufacture, use and sale of Licensed Patented Products or Licensed Products less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.8                                 “First Commercial Sale” shall mean the date on which the Company first transfers title to a Licensed Patented Product or Licensed Product to an independent third party for monetary consideration.

1.9                                 “Improvement” shall mean any change or modification to an invention disclosed in the Patent Rights or in the Technology that, if unlicensed, would infringe one or more claims of any issued patent included within the Patent Rights and made in a laboratory at Baylor under the supervision of Hutchens and Yip during the four year period commencing on the Effective Date.

1.10                           “Affiliate” shall mean with respect to a particular Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such other Person, (b) any Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such other person, and (d) any officer, director or partner of such other Person.

1.11                           “Person” shall mean any individual, corporation, partnership, trust, estate, or other entity or association.

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2.                                       Assignment and Grant of License: Initial Fee: Royalties; Equity.

2.1                                 Grant of Exclusive License to Company.  Subject to the terms and conditions hereof, effective as of the Effective Date, Baylor hereby grants to the Company an exclusive, worldwide, transferable license (with the right to sublicense) to use the Technology and any Improvement, with rights to develop, make and have made, use, sell and market and otherwise commercially exploit Licensed Patented Products and Licensed Products using such Technology and any Improvement throughout the world; provided, however, that the exclusive license of the Technology and any Improvement to the Company shall be subject to, and non-exclusive with respect to:

(a)                                  the use of the Technology and any Improvement by Baylor solely for non-commercial research purposes;

(b)                                 any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America; and

(c)                                  the right hereby reserved to Baylor and its faculty, staff, students and employees to publish scientific findings from research related to the Technology and any Improvement (provided, however, that no such right shall apply to matters within the scope of the Disclosure of Invention set forth on Schedule 1.2 for the period of 120 days commencing on the Effective Date).

2.2                                 Initial License Fee. In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor $50,000 in cash on the Effective Date.

2.3                                 Royalties.

(a)                                  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of two percent (2%) of Net Sales of Licensed Patented Products sold by the Company or an Affiliate or (ii) a royalty of ten percent (10%) of the Net Sales of Licensed Patented Products sold by a sublicensee for a period of four years from the first Commercial Sale. Notwithstanding the foregoing, the obligation to pay royalties set forth in Section 2.3(a)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(b)                                 In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of one percent (1%) of Net Sales of any Licensed Product sold by the Company or an Affiliate or (ii) a royalty of five percent (5%) of the Net Sales of Licensed Products sold by a sublicensee for a period of four years from the first Commercial Sale.  Notwithstanding the

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foregoing, the obligation to pay royalties set forth in Section 2.3(b)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(c)                                  In the event that the Company fails to pay the royalties described in this Section 2.3 on or before the last day of the time period set forth in Section 4.l(a) within which such royalties are due, such royalties shall bear interest from and after such date until paid at a variable rate per annum equal to the lesser of (i) the highest lawful rate permitted by applicable law as defined in Section 12.14 hereof) and (ii) “Texas Commerce Bank—Houston, N.A. Prime”, “Texas Commerce Bank—Houston, N.A. Prime” means the fluctuating interest rate per annum announced from time to time by Texas Commerce Bank—Houston, N.A. as its “Prime Rate” (or, if otherwise denominated, such bank’s reference rate for interest rate calculations on general commercial loans) which rate is not necessarily the lowest or best rate which such bank may at any time and from time to time charge any of its customers. Each such royalty payment when made shall be accompanied by all accrued and unpaid interest. Said interest and the payment and acceptance thereof shall not negate or waive the right of Baylor to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment or any other breach of this Agreement by the Company.

2.4.                              Equity. In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to issue shares of its common stock, $.01 par value to Baylor (the “Shares”). On the date hereof, the Company has issued to Baylor 160 of the Shares. The Company hereby covenants and agrees that the Company shall issue no shares of its capital stock or grant any rights for the issuance of any shares of its capital stock if as a result of such issuance and/or grant, after the date of such issuance and/or grant, the Shares would represent less than 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

2.5.                              Subsequent Shares. In the event that the Company issues additional shares of its capital stock or grants additional rights for the issuance of any shares of its capital stock, it shall distribute to Baylor a sufficient number of its shares of common stock, $0.01 par value to maintain Baylor’s 8% ownership interest in the Company. In addition to the consideration for the issuance of the shares described in Section 2.4 hereof, Baylor shall pay the Company an amount equal to the par value per share of the Company’s common stock for each Share issued pursuant to this Section 2.5. The Company agrees that it shall not increase the par value of its shares of common stock above $0.01 per share.

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3.                                       Warranties and Representations.

3.1                                 Baylor.  Baylor represents and warrants that:

(a)                                  Baylor is validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and authority to execute and deliver this Agreement have been duly authorized by all necessary action on the part of Baylor.

(c)                                  Baylor has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(d)                                 Baylor hereby represents and warrants that, other than the grant set forth herein including, without limitations, any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America, it has not encumbered, restricted, transferred or otherwise burdened the Technology.

(e)                                  Baylor hereby represents and warrants that on the date hereof, other than as set forth in     Schedule 3.1 hereto, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Technology.

(f)                                    Except as may be expressly set forth herein, Baylor hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Technology, and Improvement or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. Without limiting the generality of the foregoing, Baylor makes no representations or warranties as to the patentability, noninfringement, use or other application of the Technology or any Improvement, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Technology or any Improvement.

3.2                                 Company.  The Company represents and warrants that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(c)                                  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

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(d)                                 The Shares have been duly authorized and upon issuance, pursuant to the terms hereof and for the consideration herein set forth, will be validly issued, fully paid and nonassessable.

(e)                                  On the date of such issuance, the Shares will represent at least 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

3.3                                 No Assurance of Patents.  Baylor represents and warrants to the Company that, and the Company represents and warrants to Baylor that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Technology or any Improvement will actually be issued. In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.3(a) relating to such claim will be effectively deleted from this Agreement. In the event that all claims of the Patent Rights or any future disclosures made to the Company under this Agreement are abandoned by Baylor or are finally rejected by the Patent Office, with exhaustion of all appeals, then the provisions of Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement, however, in respect to Section 2.3(a), Section 2.4, Section 2.5 and Section 3.2(c) there shall be no retroactive adjustment.

4.                                       Financial Statements: Other Information.

4.1                                 (a)                                  At the close of each calendar quarter, the Net Sales from the Licensed Patented Products and Licensed Products for which revenues have been received by the Company shall be computed, and the royalties earned thereon shall be paid to Baylor within 60 days after the close of said quarter.

(b)                                 With each royalty payment, the Company shall furnish to Baylor a written accounting report for the closed quarter, stating the Net Sales Receipts, the royalties due and the royalties paid.

(c)                                  The Company agrees to maintain written records with respect to its operations pursuant to this Agreement in sufficient detail to enable Baylor or its designated accountants to compute the amount of royalties payable to Baylor, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due hereunder.  Baylor shall pay the costs of said examination unless a discrepancy of greater than 5% in royalties due is present, in which case the Company shall reimburse Baylor for the examination expenses.

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4.2                                 The Company will furnish to Baylor, so long as Baylor owns any of the Shares, as soon as practicable after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries (if any), as at the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries (if any) for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon of independent certified public accountants selected by the Company, which report shall state that (i) such financial statements have been prepared in accordance with generally accepted accounting principles and (ii) the report by such accountants in connection with such financial statements has been made in accordance with generally accepted accounting principles.

5.                                       Protection of Property Rights.

5.1                                 Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to use all reasonable efforts to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement related to the Patent Rights or Technology, or any Improvement, together with any and all documentation and other physical manifestations or embodiments thereof. In carrying out its obligations hereunder each receiving party shall use the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character. The trustees, officers, directors and department heads of Baylor and its Affiliates shall not disclose, directly or indirectly, internally or externally (excluding disclosures to those with knowledge of such information prior to the Effective Date), information contained within the Patent Rights for 120 days from the Effective Date, except to the Company, Hutchens or Yip. In the event that the trustees, officers, directors or department heads of Baylor or its Affiliates shall violate this provision, then the provisions of Section 2.3, Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement.

5.2.                              Exemptions.  The foregoing provisions of Section 5.1 shall not apply to Information which:

(a)                                  on the date hereof, is a publicly available document unless such document became publicly available as a result of the fault of the trustees, officers, directors or department heads of Baylor or its Affiliates;

(b)                                 at the time of its disclosure hereunder, is without fault of the receiving party, part of the public domain;

(c)                                  subsequent to its disclosure hereunder, is obtained from a third party not subject to a contractual or fiduciary obligation for confidentiality to the disclosing party and without fault of the receiving party;

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(d)                                 is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure;

(e)                                  is disclosed pursuant to any research grant or required report relating to technology included within the Fields of Interest from a non-commercial granting entity such as grants from the United Stated Department of Health and Human Services and other governmental and private non-profit agencies; provided, however, that the terms of any such research grant application are first approved by the Board of Directors of the Company.

5.3                                 Disclosures.  Notwithstanding the foregoing, the parties understand and agree that the Company may, to the extent it deems necessary or appropriate, disclose the Technology and any Improvement to potential sublicensees or investors, but the Company agrees to use its reasonable efforts to make such disclosures subject to a satisfactory confidentiality agreement.

5.4                                 Rights to  Subsequent Technologies.  Any subsequent discoveries, inventions, and/or technologies resulting from the development of the Technology at and by the Company shall belong to the Company.  During the four year period commencing on the Effective Date, the rights to any subsequent discoveries, inventions and/or technologies in the Fields of Interest developed in a laboratory under the supervision of Hutchens and/or Yip at Baylor shall be licensed to the Company pursuant to the provisions of this Agreement (including without limitation thereto, Section 2.3) as if such technologies were Technology. Additionally, during the four year period commencing on the Effective Date, Baylor agrees that the Company shall have a right of first refusal for 30 days following an offer to purchase or license any subsequent discoveries, inventions and/or technologies within the Fields of Interest by an employee at Baylor not under the supervision of Hutchens and/or Yip for any rights held by such employee at Baylor.

5.5                                 Patent Applications.

(a)                                  The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any U.S. patent application, or to maintain any U.S. patent application or patent regarding the Technology or any Improvement. If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the U.S. patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred

8

in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all U.S. patent applications and take all actions necessary to maintain and enforce the Patent Rights and propriety rights in and to the Technology and any Improvement in respect of any U.S. patent application or U.S. patents included therein.

(b)                                 The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any foreign patent application, or to maintain any foreign patent application or patent regarding the Technology or any Improvement. If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the foreign patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all foreign patent applications and take all actions necessary to maintain and enforce the Patent Rights and proprietary rights in and to the Technology and any Improvement in respect of any foreign patent application or patent including therein.

(iii)                               The Company will, at its expense (for costs incurred after the Effective Date), prepare and dispatch for foreign filings within such period of time as will result in the applications of the “one year conviction” as to retroactive filing date proper applications for foreign letters patent regarding the Technology and any Improvement.

(c)                                  The Company shall timely notify Baylor in writing of the Company’s decision to file any patent application regarding the Technology or any Improvement, or to abandon the prosecution of any patent application or patent regarding the Technology or any Improvement. Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any U.S. applications or continue said prosecution or maintenance of such patent application or patents. If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any U.S. applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon

9

any such application or patent.  In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in the United States attributable to such patent applications or patents.

(d)                                 The Company shall timely notify Baylor in writing of the filing of the Company’s decision to file any foreign patent applications regarding the Technology or any Improvement, or to continue prosecution of a patent application to issuance or to maintain any foreign patent application or patent or to abandon the prosecution of any such patent application or patent regarding the Technology or any Improvement.  Baylor shall timely notify the Company in writing in the event that Baylor determines that the  Company should file any foreign patent applications or continue said prosecution or  maintenance of such patent application or patents.  If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any foreign applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon any such application or patent.  In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in any such foreign jurisdiction attributable to such patent applications or patents.

(e)                                  Each of the parties hereto agrees to cooperate with the other parties to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Technology and any Improvement, including fully agreeing to execute any and all documents to give the Company the full benefit of the licenses granted herein.

5.6                                 Use of Baylor’s Name.  The Company shall have no right or license pursuant to this Agreement to use the name of, trademarks, logotypes or symbols associated with, or otherwise refer to, “Baylor,” “Baylor College of Medicine,” “BCMT,” “BCM Technologies, Inc.” or their affiliated entities or any derivative thereof or any of the members of their faculty or staff in the use, advertisement, public disclosure by press release or otherwise, promotion or sale of the Technology or products and services utilizing the Technology without the express written consent in each instance of Baylor, and nothing herein shall imply or be deemed to grant said right or license, provided, however that this prohibition shall not extend to the use of the names “IllumeSys,” Hutchens or Yip.

6.                                       Infringement.

6.1                                 Notification.  Each party shall promptly inform the other party of any suspected infringement of the Patent Rights or of any patents issued on Technology or any Improvement or any misuse, misappropriation, theft or breach of confidence of other proprietary

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rights in the Technology or any Improvement, and with respect to such activities as are suspected, Baylor and the Company shall each have the right to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party in accordance with the following procedures:

(a)                                  If Baylor and the Company agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree or settlement, shall be shared equally.  The Company shall exercise control over such action, provided, however, that Baylor may, if it so desires, be represented by counsel of its own selection, the fees for which shall be paid by Baylor.

(b)                                 In the absence of agreement to institute a suit jointly, the Company may institute suit, and, at its option, join Baylor as a plaintiff.  In such event, the Company shall bear the entire cost of such litigation, and the Company shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(c)                                  In the absence of agreement to institute a suit jointly and if the Company decides not to institute a suit as provided in (b) above and timely notifies Baylor of such decision, Baylor may institute suit and, at its option, join the Company as a plaintiff. In such event, Baylor shall bear the entire cost of such litigation, and Baylor shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(d)                                 Should either Baylor or the Company commence a suit under the provisions of this Section 6.1 and thereafter elect to abandon the same, it shall give timely prior notice thereof to the other party who may, if it so desires, continue prosecution of such suit.  If the other party desires to continue prosecution, it shall bear the entire cost of continuation of such suit, and it shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

6.2                                 Consent of Other Party.  Neither Baylor nor the Company shall settle any action covered by this Section 6 without first obtaining the prior written consent of the other party, which consent will not be unreasonably withheld.

6.3                                 Exercise of the Company’s Right.  Baylor shall not be liable for any losses incurred as the result of an action for infringement brought against the Company as a result of the Company’s exercise of any right granted under this Agreement.

7.                                       Independent Contractor. It is agreed that the relationship of the Company to Baylor in the performance of this Agreement is as an independent licensee and that the Company is not an agent of Baylor. The Company agrees to refrain form representing itself as being the agent of Baylor in performing or acting pursuant to this Agreement. The Company shall not have the power or authority to bind or otherwise commit Baylor and shall not attempt to do so.

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8.                                       Exportation/Importation.

8.1                                 Exportation.  The Company shall fulfill all governmental formalities with respect to exportation of Technology and any Improvement and tangible materials embodying or reflecting same from the United States. It is particularly understood and agreed that before Baylor shall be required to perform any obligation hereunder which shall be subject to the United States exportation regulations, the Company shall first provide Baylor with any letter of assurance or other certification which may be required to comply with the export administration regulations or other regulations of the U.S. Department of Commerce or any other agency or instrumentality of the federal government of the U.S. having jurisdiction over the export of products or technical data from the U.S. The Company further agrees it will comply with said regulations in respect to any exportation or reexportation of Technology and any Improvement. Inability or failure, if any, of the Company to secure any necessary government license or approval to export any of the Technology to any particular country or countries shall not entitle the Company to terminate the Agreement or to any form of relief, credit, rebate or recovery from Baylor.

8.2                                 Importation.  The Company shall fulfill all governmental formalities with respect to importation or transfer of the Technology or products embodying the Technology and any Improvement.

8.3                                 Fees and Expenses.  The Company shall be responsible for any fees, duties or taxes necessary to comply with export formalities, regulations or laws.

9.                                       Indemnification.

9.1                                 Representations: Covenants.

(a)                                  The Company agrees to indemnify and hold Baylor, its Affiliates and its respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by the Company herein.

(b)                                 Baylor agrees to indemnify and hold the Company, its Affiliates and their respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by Baylor herein.

9.2                                 Use of Technology.  The Company agrees to protect, defend, indemnify and hold Baylor, its Affiliates and their respective officers, trustees, directors, employees, agents

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and representatives harmless from and against, and to pay any and all amounts arising out of any and all losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings  (whether in contract, tort, strict liability or otherwise), fines, assessments, damages or any other amounts of whatever nature which Baylor, its Affiliates or their respective officers, trustees, directors, employees, agents or representatives may sustain or incur, of any claims or demands of any third party (including, but not limited to, the officers, directors, employees, agents, consultants, representatives or servants of the Company) arising from the use, testing, operation, sale, lease or manufacture of the Technology or any Improvement or products and services (including without limitation thereto, Licensed Patented Products and Licensed Products) using the Technology or any Improvement (including those resulting in whole or in part from the negligence of any of such indemnified Persons conducted under the direct supervision of the Company, Hutchens or Yip, but not otherwise), provided, however, that the Company shall not be required to indemnify and hold such indemnified Persons harmless from and against losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings, fines, assessments, damages or any other amounts of whatever nature which such indemnified Persons may sustain or incur as a result of the use, testing, sale or manufacture of the Technology or any Improvement prior to the Effective Date, or the use, testing, sale or manufacture of the Technology or any Improvement by Baylor its Affiliates and their respective officers, trustees, directors, employees, agents and representatives arising out of the gross negligence or willful misconduct of such indemnified Persons or the negligence of such indemnified Persons not conducted under the direct supervision of the Company, Hutchens or Yip.

9.3                                 Indemnification Procedures.

(a)                                  Baylor will promptly notify the Company in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Sections 9.1(a) or 9.2.  Baylor’s failure to notify the Company will not relieve the Company from any liability thereunder except to the extent that the Company suffers any additional damages under Sections 9.1 (a) or 9.2 due to Baylor’s failure to notify the Company or except to the extent that such failure to notify adversely affects the Company’s ability to defend any claims made by any third party.  After receiving notice of said action, the Company is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying Baylor in writing and by selecting counsel reasonably satisfactory to Baylor.  After Baylor has received notice of the Company’s election to assume the defense of the action and has approved the Company’s counsel, the Company will not be liable under Section 9.1(a) or 9.2 for any legal or other expenses subsequently incurred in connection with the defense thereof unless (i) Baylor, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, in which case Baylor shall have the right to select separate  counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of Baylor, (ii) the Company shall not have employed counsel reasonably satisfactory to Baylor to represent Baylor within a reasonable time after notice of

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commencement of the action, or (iii) the Company has authorized the employment of counsel for Baylor at the expense of the Company.

(b)                                 The Company will promptly notify Baylor in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Section 9. l(b).  The Company’s failure to notify Baylor will not relieve Baylor from any liability to the Company except to the extent that Baylor suffers any additional damages under Section 9.1(b) due to the Company’s failure to notify Baylor and except to the extent that such failure to notify adversely affects Baylor’s ability to defend any claims made by any third party. After receiving notice of said action, Baylor is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying the Company in writing and by selecting counsel reasonably satisfactory to the Company. After the Company has received notice of Baylor’s election to assume the defense of the action and has approved Baylor’s counsel, Baylor will not be liable to the Company under Section 9.l(b) for any legal or other expenses subsequently incurred by the Company in connection with the defense thereof unless (i) the Company, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Baylor, in which case the Company shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of the Company, (ii) Baylor shall not have employed counsel reasonably satisfactory to the Company, to represent the Company within a reasonable time after notice of commencement of the action, or (iii) Baylor has authorized the employment of counsel for the Company at the expense of Baylor.

(c)                                  No party shall settle any action covered by Sections 9.1 or 9.2 without first obtaining the consent of the other party. Such consent will not be unreasonably withheld by either party.

9.4                                 Insurance.

(a)                                  Prior to the First Commercial Sale, the Company agrees to cause Baylor (and its respective officers, directors, trustees and employees, as the case may be) to be included as additional named insureds under its product and general liability insurance coverages, if any.

(b)                                 Commencing with the First Commercial State of the Technology, Improvement, Licensed Product or Licensed Patented Product (referred to herein as “Products”), the Company and each of its affiliates and sublicensees, as applicable, shall, for so long as the Company or its Affiliates or sublicensees manufacture, sell, test, operate, license, lease or use the Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per

14

occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name Baylor and its Affiliates as additional insureds and shall be purchased from a carrier reasonably deemed acceptable to Baylor. The Company shall promptly provide verification of such insurance coverages to Baylor.

10.                                 Term and Termination.

10.1                           Patent and License Termination.  Unless sooner terminated as otherwise provided herein, the license granted pursuant to Section 2.1 hereof will terminate on the later to occur of (i) the date of expiration of the last of the Patent Rights to expire and (ii) in the event no patents included within the Patent Rights issue, the first date following both (x) the tenth anniversary of the First Commercial Sale and (y) the date of abandonment of the last of the patent applications filed or pending during the term hereof included in the Patent Rights to be abandoned.

10.2                           Events of Default.  The following events will be considered events to default under this Agreement:

(a)                                  the assets of the Company are seized or attached, in conjunction with any action against it by any third party, and such seizure or attachment is not abated within 90 days;

(b)                                 (x) the Company is dissolved or (y) a sale of all or substantially all of the assets of the Company pursuant to a liquidation without the prior written approval of Baylor is made; or

(c)                                  The Company assigns or attempts to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor, which approval shall not be unreasonably withheld.

10.3                           Agreement Breaches.  Either party may terminate this Agreement in the event that the other breaches any provision of this Agreement and fails to remedy said breach within 90 days after being given written notice of the breach.

10.4                           Company’s Voluntary Termination of License.  The Company may terminate this Agreement upon prior written notice of 180 days to Baylor.

10.5                           Consequences of Termination.  In the event that an event of default described in Section 10.2 occurs, or this Agreement is terminated under Section 10.3 or 10.4:

(a)                                  Any and all rights in and to the Technology and any Improvement will revert to Baylor;

15

(b)                                 All grants and licenses made pursuant to this Agreement will automatically terminate;

(c)                                  The Company will within ten days of such termination destroy all copies of all documents and other tangible information in its possession or control which contain the Technology and any Improvement;

(d)                                 Company will execute all instruments as Baylor may reasonably request which are necessary to reinvest any licensed rights;

(e)                                  Subject to Section 5, Company will maintain after the termination of this Agreement the confidentiality of all confidential information of Baylor;

(f)                                    The Company will not use any confidential information regarding the Technology and any Improvement for a period of five years after termination of this Agreement;

(g)                                 The Company will have 45 days to complete the manufacture and 180 days to complete the sale or license of any Licensed Patented Products and Licensed Products in stock or in the course of manufacture at the time of termination;

(h)                                 Except as expressly provided herein, the Company will be discharged or relieved from any liability or obligation existing prior to such termination;

(i)                                     Baylor shall be released from any obligations of confidentiality with respect to the Technology and any Improvement as set forth in Section 5.

11.                                 Assignment and Sublicensing.

11.1                           Assignment by Baylor.  Baylor may assign its rights hereunder, including without limitation thereto the right to receive the consideration for the license herein granted.

11.2                           Assignment by the Company.  The Company may not assign or attempt to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor.

12.                                 Miscellaneous.

12.1                           Further Assurances.  Without further consideration, Baylor hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as the Company hereunder may reasonably request to more effectively license to the Company the rights granted hereunder, and to assist the Company in the recordation of same as necessary, all in such form and substance as the Company may reasonably request and at its expense.

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12.2                           Applicable Law.  The substantive laws of the State of Texas excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.  This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and the Company and Baylor agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas to hear all disputes arising under this Agreement.

12.3                           Severability.  All parties hereby especially agree in contract that neither party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the parties hereto.

12.4                           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

12.5                           Headings.  The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

12.6                           Entire Agreement.  This Agreement, including the Schedules hereto, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein or in the Schedules hereto, and that no agreement, statement or promise relating to the subject matter hereof, which is not contained in this Agreement and the Schedules hereto, shall be valid or binding.

12.7                           Successors. This Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

12.8                           No Waiver.  The parties covenant and agree that if either party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if either party, having the right to declare this Agreement terminated, shall fail

17

to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof.  None of the terms, covenants and conditions of this Agreement may be waived by either party except by its written consent.

12.9                           Survivability.  The provisions, rights and obligations set forth in Articles 1, 3, 4, 5, 8, 9, 10 and 12 and any other obligations set forth herein that by their terms survive termination, will survive the termination of this Agreement.

12.10                     Amendments.  No amendment or modification to this Agreement will be effective unless it is in writing and signed by each party.

12.11                     Notice.  Any notice required or permitted to be given to another party hereto shall be given by sending such notice by registered or certified mail, postage prepaid to the address set forth herein, or to such other address as that party may designate by like notice.

12.12                     Expenses.  Except as expressly provided herein, each party to this Agreement will be responsible for its own legal and other costs and charges in the preparation, execution and performance hereof.

12.13                     Sublicensees and Sublicensee Agreements.  The Company shall give Baylor prompt written notification of the identity and address of each Affiliate or sublicensee with which it concludes a sublicense agreement and shall furnish Baylor with a copy of such sublicense agreement.

12.14                     Usury Savings.  It is the intent of Baylor and the Company in the execution and performance of this Agreement to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Baylor and the Company stipulate and agree that none of the terms and provisions contained in this Agreement, or in any document securing or otherwise relating to this Agreement, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under Applicable law.  For purposes of this Agreement, “interest” shall include the aggregate of all charges that constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Agreement or under any other document executed in connection herewith or pursuant hereto.  The Company shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the maximum rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and any such other document which may be in apparent conflict herewith. If under any contingency the effective rate or amount of interest that would otherwise be payable under this Agreement would exceed the maximum rate or amount of interest Baylor is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Baylor shall charge, contract for, take, reserve or receive monies that

18

are deemed to constitute interest that would, in the absence of this provision, increase the effective rate or amount of interest payable under this Agreement to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal owed or the amount of interest that would otherwise be payable or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the maximum rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination. Baylor and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Agreement or any other document that is made for the purpose of determining whether such rate or amount exceeds the maximum lawful rate or amount, shall be made to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term hereof or thereof, as applicable, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by Baylor. As used herein, the term “Applicable Law” means that law in effect from time to time and applicable to this Agreement which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest hereunder, including laws of the State of Texas, and to the extent controlling or providing for a higher rate of interest, federal laws of the United States of America. It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, as amended, Vernon’s Texas Civil Statutes) shall be included in laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article 1.04 hereto, the interest ceiling applicable hereto under said Article 1.04 shall be the indicated rate ceiling from time to time in effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

“Baylor”

BAYLOR COLLEGE OF MEDICINE

By:	/s/ R.W. Evans for CRR
	C.R. Richardson	R.W. Evans
	Vice President for Finance	EXECUTIVE DIRECTOR
	and Administration	BUSINESS SERVICES

“Company”

MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ Al Zwan
Al Zwan
President

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Schedule 1.2

1.                                       U.S. Patent Application Serial No. 08/068,896 filed May 28, 1993, for: METHOD AND APPARATUS FOR DESORPTION AND IONIZATION OF ANALYTES; Inventors: T. William Hutchens and Tai-Tung Yip.

2.                                       Disclosure of Invention or Copyrightable Material dated June 11, 1993 for: SURFACES AND DEVICES FOR THE SIMULTANEOUS SEQUENCE ANALYSIS OF MULTIPLE PROTEINS OR DNA MOLECULES; Investigations: T. William Hutchens and Tai-Tung Yip.

21

Schedule 3.1

None.

22

EXHIBIT B

TECHNOLOGY TRANSFER AGREEMENT

between

MOLECULAR ANALYTICAL SYSTEMS, INC.

and

ISP ACQUISITION CORPORATION

this technology transfer agreement (the “Agreement”) is made and entered into on this 7th day of April, 1997 (the “Effective Date”), by and between molecular analytical systems, inc. (“MAS”), a Texas corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815, and ISP acquisition corporation (“CTI”), a California corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815.

WITNESSETH:

whereas, pursuant to the Baylor Technology Transfer Agreement, MAS is the exclusive licensee of certain rights and interest in and to the Baylor Technology (as such terms are defined below); and

whereas, MAS desires to grant to CTI and CTI desires to obtain rights under the Baylor Technology and the MAS Technology to make, use, sell, offer for sale and import products in the Other Markets and, under certain circumstances, in the Drug Discovery Market (as such terms are defined below); and

whereas, MAS and IllumeSys are, simultaneous with the execution of this Agreement, entering into that Technology Transfer Agreement dated as of April 7, 1997 (the “MAS/IllumeSys Agreement”) granting certain license rights from MAS to IllumeSys for the Life Sciences Market and the Drug Discovery Market.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      definitions

As used herein, the terms “Agreement,” “MAS,” “Effective Date,” “CTI” and “MAS/IllumeSys Agreement” shall have the meanings indicated above. As used herein, the following terms shall have the following meanings:

1.1                               “Affiliate” shall mean any person, corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question.  As used in this definition of “Affiliate”, the term “control” shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

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1.2                               “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.3                               “Baylor Technology” shall mean all Technology (as such term is defined in the Baylor Technology Transfer Agreement) which is licensed from Baylor to MAS pursuant to the Baylor Technology Transfer Agreement.

1.4                               “Baylor Technology Transfer Agreement” shall mean that Technology Transfer Agreement, dated September 14, 1993, between MAS and Baylor.  A copy of the Baylor Technology Transfer Agreement is attached hereto as Exhibit A.

1.5                               “Ciphergen” shall mean Ciphergen Biosystems, Inc., a California corporation having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.6                               “CTI Field of Use” shall mean the scope of the grant to CTI set forth in Sections 2.l(a), 2.l(b) and 2.l(c) herein.

1.7                               “Date of First Commercial Sale” shall mean the date on which CTI or any Sublicensee or Affiliate first transfers title to a Licensed Product to a Third Party (other than an Affiliate of such Sublicensee) for monetary consideration.

1.8                               “Drug Discovery Market” shall mean Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.9                               “Drug Discovery Product” shall mean any device, instrument or consumable for use by a Third Party in the Drug Discovery Market.  This term does not include any drug discovered by use of a Drug Discovery Product.

1.10                        “IllumeSys” shall mean IllumeSys Pacific, Inc., a California corporation.

1.11                        “Improvement” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.12                        “Laboratories” shall mean all laboratories and laboratory environments.

1.13                        “Licensed Product” shall mean any product made, used, sold, imported or offered for sale or any service used, sold or offered for sale, using all or any part of the Licensed Technology.

1.14                        “Licensed Technology” shall mean the Baylor Technology, Improvements and the MAS Technology.

1.15                        “Life Sciences Market” shall mean all Laboratories doing bioanalytical or biological measurements or assays.  It is understood that “Life Sciences Market” includes, without limiting the foregoing, Laboratories developing clinical diagnostics.  It is further

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understood that “Life Sciences Market” does not include (i) Laboratories performing clinical diagnostics for patients or other third party customers, (ii) entities involved in making, using and selling instruments, devices, consumables, services and information for use by individual persons (e.g. the consumer market), and (iii) Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.16                        “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS (i) prior to the Effective Date or (ii) after the Effective Date and prior to the four-year anniversary of the Effective Date. “MAS Technology” shall not include the Baylor Technology or Improvements.

1.17                        “Net Sales” shall mean all monies and/or equivalent goods and services received directly by CTI or an Affiliate of CTI from the manufacture, use, sale, offer for sale or import of Royalty-Bearing Products by CTI or an Affiliate of CTI, less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.18                        “Other Markets” shall mean all Laboratories doing bioanalytical or biological measurements or assays which are not part of the Life Sciences Market or the Drug Discovery Market.

1.19                        “Patent Rights” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.20                        “Patents and Patent Applications” shall mean (i) any U.S. patent application, and any patent issuing therefrom, covering the Licensed Technology; (ii) any divisionals, continuations, continuations-in-part, extensions and reissues of the foregoing and (iii) any foreign equivalents of the applications or patents described in clause (i) or (ii).

1.21                        “Royalty-Bearing Products” shall mean any Licensed Products which use all or any part of the Baylor Technology.

1.22                        “Sublicensee” shall mean any Third Party to whom CTI grants a further sublicense under the Licensed Technology, as permitted by Section 2.1 and 2.2 of this Agreement.

1.23                        “Third Party” shall mean any party other than MAS, CTI or any Affiliate of MAS or CTI.

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2.                                      grant of license and license fee

2.1                               (a)                                  Exclusive License Grant to CTI for Other Markets.  MAS hereby grants to CTI:

(i)                                    a royalty-bearing (for such time period as is set forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Other Markets; and

(ii)                                a royalty-free, exclusive, worldwide license, with a right to sublicense, under the MAS Technology to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Other Markets.

(b)                                  Coexclusive License to CTI for Drug Discovery Markets.  Subject only to those rights granted to IllumeSys by way of the MAS/IllumeSys Agreement, MAS hereby grants to CTI:

(i)                                    a royalty-bearing, coexclusive (with IllumeSys), worldwide sublicense under the Baylor Technology and Improvements to make and use, but not to sell or offer for sale, Drug Discovery Products; and

(ii)                                a royalty-free, coexclusive (with IllumeSys), worldwide license under the MAS Technology to make and use, but not to sell or offer sale, Drug Discovery Products.

CTI shall have a right to grant further sublicenses under the license and sublicense contained in this Section 2.1(b), but only to CTI Affiliates and one or more Third Parties for the purpose of allowing each such Affiliate or Third Party to make Drug Discovery Products for the Affiliate’s or Third Party’s own internal use.  It is understood that any drug or information discovered by CTI or its permitted sublicensees may be sold without payment of further consideration to MAS.  It is also understood that, pursuant to the MAS/IllumeSys Agreement, MAS has granted to IllumeSys (i) a co-exclusive right to make, use and import Drug Discovery Products, but without the right of IllumeSys to grant a sublicense except to have Drug Discovery Products made for sale by IllumeSys; (ii) the exclusive right to sell Drug Discovery Products; and (iii) the right to use the Baylor Technology, Improvements and the MAS Technology in the Drug Discovery Market for the purpose of developing and providing data and other information to Third Parties about the characteristics of compounds which IllumeSys may be asked to analyze for such Third Parties.

(c)                                  Each of the foregoing sublicenses in Section 2.1(a) and 2.1(b) shall be subject to the terms of subsection (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement.

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2.2                               License Fee. in consideration for the grant of the sublicenses set forth in Section 2.1. CTI agrees to pay MAS an amount equal to two percent (2%) of Net Sales received by CTI or a CTI Affiliate from the Date of First Commercial Sale until the fourth anniversary of the Date of First Commercial Sale. Notwithstanding the foregoing, the obligation of CTI to make payments under this Section 2.2 shall not exceed $500,000 per twelve-month period commencing on each of (i) the Date of First Commercial Sale, (ii) the first anniversary of the Date of First Commercial Sale, (iii) the second anniversary of the Date of First Commercial Sale and (iv) the third anniversary of the Date of First Commercial Sale. This Section 2.2 shall have no further force and effect as on the fourth anniversary of the Date of First Commercial Sale and, as of such date, no further royalties shall be owed to MAS by CTI under this Agreement.

3.                                      warranties and representation

3.1                               MAS.

Except as set forth on Schedule 3.1 attached hereto, MAS represents and warrants:

(a)                                  MAS is validly existing and in good standing under the laws of the State of Texas.

(b)                                  The execution, delivery and authority to execute and deliver this Agreement has been duly authorized by all necessary action on the part of MAS.

(c)                                  MAS has the power and authority to execute and delivery this Agreement and to perform its obligations under this Agreement.

(d)                                  As of the date of this Agreement, it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(e)                                  It is the owner of the entire right, title, and interest in and to the MAS Technology, that it has the sole right to grant licenses thereunder, and that it has not granted, and will not grant, licenses thereunder to any other entity that would restrict the rights granted to CTI hereunder. MAS also further represents that there are no agreements, written or oral, involving the MAS Technology and that it has delivered to CTI and its counsel all written agreements relating to the MAS Technology.

(f)                                    It is the exclusive licensee of the entire right, title, and interest in and to the Baylor Technology and the Improvements, that it has the sole right to grant sublicenses thereunder, and that it has not granted, and will not grant, sublicenses thereunder to any other entity that would restrict the rights granted to CTI hereunder. MAS also further represents that there are no agreements, written or oral, involving the Baylor Technology or the Improvements

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and that it has delivered to CTI and its counsel all written agreements relating to the Baylor Technology and the Improvements.

(g)                                 To the best of its knowledge, MAS owns or possesses sufficient legal rights to all patents, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is MAS bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. MAS has not received any communications alleging that MAS has violated or, by conducting its business as proposed would violate, any of the patents, trade secrets, or other proprietary rights or processes of any other person or entity.  MAS is not aware of any infringement, unauthorized use or other violation by a Third Parry of any of MAS’s patents, licenses, trade secrets or other proprietary rights.

(h)                                 To the best of its knowledge there is no action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Agreement, the exclusive rights of MAS to the Licensed Technology or the right of MAS to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of MAS. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of MAS’s employees, their use in connection with MAS’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by MAS with potential backers of, or investors in MAS or its proposed business. MAS is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, proceeding or investigation by MAS currently pending or that MAS currently intends to initiate.

(i)                                    On the date hereof, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Licensed Technology.

(j)                                    It is not currently in breach of the Baylor Technology Transfer Agreement, knows of no grounds for early termination of the Baylor Technology Transfer Agreement and will not breach the Baylor Technology Transfer Agreement during the term of this Agreement. Within two (2) business days of receipt of any notice from Baylor or delivery of any notice to Baylor under the Baylor Technology Transfer Agreement, it will provide a copy of such received or delivered notice to CTI.

(k)                                Except as may be expressly set forth herein, MAS hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Licensed Technology or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

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Without limiting the generality of the foregoing, MAS makes no representations or warranties as to the patentability, noninfringement, use or other application of the Licensed Technology, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Licensed Technology.

3.2                               CTI

CTI represents and warrants that as of the Effective Date:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)                                  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of CTI.

(c)                                  CTI has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3                               No Assurance of Patents.

MAS represents and warrants to CTI that, and CTI represents and warrants to MAS that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Licensed Technology will actually be issued. In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.2 relating to such claim will be effectively deleted from this Agreement. However, in respect to Section 2.2, there shall be no retroactive adjustment.

4.                                      financial statements.  At the close of each calendar quarter from the Date of First Commercial Sale through the fourth anniversary of the Date of First Commercial Sale, the Net Sales shall be computed by CTI, and the amounts due thereon pursuant to Section 2.2 shall be paid to MAS within sixty (60) days after the close of said quarter. With each royalty payment, CTI shall furnish to MAS a written accounting report for the closed quarter stating the Net Sales, the amounts due to MAS and the amounts already paid to MAS. CTI agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to its operations pursuant to this Agreement for such calendar quarter, in sufficient detail to enable MAS or its designated certified public accountants to compute the amount of royalties due to MAS, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due MAS hereunder. MAS shall pay the costs of said examination unless it is determined that CTI underpaid royalties by more than five percent (5%) for the period being audited by MAS, in which case CTI shall reimburse MAS for the audit expenses.

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5.                                      protection of property rights

5.1                               Confidentiality. Except as provided below, each party receiving information of the other party hereunder agrees to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement, together with any and all documentation and other physical manifestations or embodiments thereof, and not to use such information for any purpose other than as set forth in this Agreement.  In carrying out its obligations hereunder each receiving party shall use at least the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.

5.2                               Exemptions.

The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  was in the public domain at the time of disclosure;

(b)                                  later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the receiving party by a Third Party having the right to disclose it;

(d)                                  was already known by the receiving party at the time of disclosure, other than as a result of previous disclosure by the disclosing party;

(e)                                  was independently developed by the receiving party; or

(f)                                    is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure.

5.3                               Disclosures.

Notwithstanding the foregoing, the parties understand and agree that CTI may, to the extent it deems necessary or appropriate, disclose the Licensed Technology and any improvement to potential sublicensees or investors, but CTI agrees to use its reasonable efforts to make such disclosures subject to a confidentiality agreement containing terms substantially similar to those contained in Sections 5.1 and 5.2.

5.4                               Rights to Subsequent Technologies.

MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Licensed Technology by CTI, any Affiliate of CTI or any Sublicensee.

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5.5                               Patent Applications. It is understood by the parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the initial responsibility for filing, prosecution and maintenance of Patents and Patent Applications covering the Baylor Technology. The parties agree that, as between MAS and CTI, MAS shall be responsible for deciding whether and how to file, prosecute and maintain the Patents and Patent Applications, provided that:

(a)                                  all decisions of MAS (whether substantive or procedural) concerning whether and how to file, prosecute and/or maintain any Patents and Patent Applications shall be acceptable to CTI, such acceptance not to be unreasonably withheld;

(b)                                  with respect to any action permitted under Section 5.5 of the Baylor Technology Transfer Agreement or Section 5.5 of this Agreement, MAS will use legal counsel reasonably acceptable to CTI;

(c)                                  MAS will provide CTI with (i) drafts of all filings relating to the Patents and Patent Applications and (ii) drafts of all correspondence to be sent by MAS to Baylor, the Patent and Trademark Office (the “PTO”) or any third party relating to the Patents and Patent Applications.  Final versions of all such filings and correspondence shall be acceptable to CTI, such acceptance not to be unreasonably withheld;

(d)                                  MAS will promptly provide CTI with copies of any notices and other correspondence received by CTI from Baylor, the PTO or any other third party relating to the Patents and Patent Applications, including, but not limited to, any notices received by MAS pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(e)                                  MAS will, if requested by CTI, provide notice to Baylor under any of the circumstances permitting notice pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(f)                                    MAS agrees to cooperate with CTI to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Licensed Technology and agrees to execute any and all documents to give CTI the full benefit of the sublicenses and licenses granted herein;

(g)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement. In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to CTI within five (5) business days of receipt of such notice by MAS.  MAS will then take all actions requested by CTI to allow CTI to retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the event CTI wishes MAS to proceed with any actions in connection with the Patents or Patent Applications.

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5.6                               Cooperation with IllumeSys. It is understood that the rights granted to CTI under Section 5.5 and Articles 6 and 7 may overlap with rights granted by MAS to IllumeSys pursuant to comparable provisions of the MAS/IllumeSys Agreement. In the event of such overlap, MAS and CTI agree to cooperate in good faith with IllumeSys with respect to any issues which may arise and decisions which may need to be made, so as to maximize the economic benefit of the Licensed Technology to all three parties.

6.                                      INFRINGEMENT BY THIRD PARTIES.

6.1                               Enforcement of Baylor Intellectual Property against Third Parties.  It is understood by the parties that MAS has certain rights under Article 6 of the Baylor Technology Transfer Agreement with respect to suspected infringement, misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Patent Rights, the Baylor Technology and the Improvements (the “Baylor Technology Infringement”). It is further understood by the parties that, as a sublicensee under such intellectual property in the CTI Field of Use, CTI has an interest in any actions against third parties which may be taken or contemplated as a result of infringement of the Baylor Technology within the scope of the CTI Field of Use. Accordingly, the parties hereby agree that with respect to any such infringement:

(a)                                  MAS promptly will provide CTI with copies of any notices received or sent by MAS pursuant to Article 6 of the Baylor Technology Transfer Agreement.

(b)                                  MAS will, if requested by CTI, provide notice to Baylor under any of the circumstances permitting notice pursuant to Article 6 of the Baylor Technology Transfer Agreement;

(c)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, MAS will use legal counsel acceptable to CTI;

(d)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, all decisions of MAS (whether substantive or procedural) concerning whether to bring an action, how to proceed with such action and whether and how to settle such action shall be acceptable to CTI; and

(e)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology transfer Agreement, any recoveries which may be obtained by MAS as a result of such action shall be allocated between MAS and CTI on the basis of their relative losses (or potential losses) of revenue as a result of such infringement.

6.2                               Enforcement of MAS Technology against Third Parties. CTI shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties within the CTI Field of Use and shall be entitled to retain recovery from such enforcement. In the event that CTI does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then MAS shall have the right, but not the obligation, to enforce at its expense any patent contained

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in the MAS Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.

6.3                               Cooperation. In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession. In the event a party brings suit under Sections 6.1 or 6.2, the other party agrees to be joined as a party plaintiff with respect to such suit, provided that the party bringing suit reimburses each other party for all out-of-pocket costs incurred by such other party in its role as party plaintiff.

7.                                      INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY

In the event of any infringement or likely infringement by any of the Licensed Technology of any Third Party’s intellectual property, the parties shall cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses, to negotiate and settle any dispute with any such Third Party concerning the Licensed Technology, and otherwise resolve any such infringement and secure MAS’s and CTI’s continued rights to practice the Licensed Technology.

8.                                      independent contractor

It is agreed that the relationship of CTI to MAS in the performance of this Agreement is as an independent licensee and that neither CTI nor MAS is an agent of the other party. Each party agrees to refrain from representing itself as being the agent of the other party in performing or acting pursuant to this Agreement.  Neither party shall have the power or authority to bind or otherwise commit the other party and shall not attempt to do so.

9.                                      indemnification; damages

9.1                               Indemnification. Each of CTI and MAS agrees to indemnify and hold harmless the other party and such other party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) the indemnifying party’s negligence or misconduct. (ii) a breach of any of the indemnifying party’s representations, warranties or obligations hereunder or (iii) the indemnifying party’s research, development, manufacture, use, promotion, marketing or sale of any Licensed Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party’s Indemnified Group.  A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data

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surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses.  No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party. The obligations set forth in this Section 9.1 shall survive the expiration or termination of this Agreement.

9.2                               Special Indemnification Against Intellectual Property Claims. MAS shall, on the terms and conditions and limitations set forth herein, indemnify CTI against any loss, expenses, liability or other damages including reasonable costs of investigation, interest, penalties and attorneys’ and accountants’ fees, whether or not involving any third party (collectively, “Damages”), incurred in connection with or arising from or attributable to any Third Party claims to the Licensed Technology.

9.3                               Insurance. Commencing with the Date of First Commercial Sale, CTI and/or each of its Affiliates and Sublicensees, as applicable, shall, for so long as CTI or its Affiliates or Sublicensees manufactures, sells, tests, operates, leases or uses the Licensed Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name MAS and its Affiliates as additional insureds.  CTI shall promptly provide verification of such insurance coverages to MAS.

10.                               term and termination

10.1                        Expiration; Effect of Expiration. This Agreement shall expire, on a country-by-country basis, on the date of expiration of the last to expire patent included within the Licensed Technology in that country or, if no patents in the Licensed Technology issue in such country, seventeen (17) years from the Effective Date. In the event this Agreement expires and has not been terminated early pursuant to Section 10.2, the license grants set forth in Section 2.1 and 2.2 will survive such expiration, except that all such licenses will become non-exclusive upon the expiration date. It is understood by the parties that the Baylor Technology Transfer Agreement may expire on a date which is earlier than the expiration date provided for in the first sentence of this Section 10.1 and that the sublicense granted pursuant to Section 2.1 may therefore expire on such earlier date.

10.2                        Voluntary Termination by CTI. CTI may terminate this Agreement for any reason upon prior written notice of one hundred eighty (180) days to MAS.

10.3                        Early Termination for Bankruptcy or Breach. This Agreement will earlier terminate:

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(a)                                  automatically if CTI or its successors in interest shall become bankrupt or insolvent and/or if the business of CTI shall be placed in the hand of a receiver or trustee, whether by voluntary act of CTI or otherwise; or

(b)                                  upon ninety (90) days written notice from one party if the other party shall commit a material breach of any of such other party’s obligations under this Agreement: provided, however, such breaching party may avoid such termination if, before the end of such ninety (90) day period, it cures such material breach and provides the non-breaching party with a notice stating that such cure has occurred and stating the manner of such cure.

10.4                        Effect of Termination. Upon termination of all or part of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination.  CTI may, after the effective date of such  termination, sell all Licensed Products and parts thereof that it may have on hand at the date of termination,

10.5                        Survival. The following provisions will survive expiration or termination of this Agreement: Article 4 and Sections 5.1, 5.2, 9.1, 9.2 and 10.1.

11.                               ASSIGNMENT

11.1                        Assignment by MAS.

MAS may not assign its rights or obligations under this Agreement without the prior written consent of CTI.

11.2                        Assignment by CTI.

CTI may assign any of its rights and obligations under this Agreement. Within thirty (30) days of such assignment, CTI shall notify MAS that such assignment has occurred.

12.                               MlSCELLANEOUS

12.1                        Further Assurances.

Without further consideration.  MAS hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as CTI hereunder may reasonably request to more effectively license and sublicense to CTI the rights granted hereunder, and to assist CTI in the recordation of same as necessary, all in such form and substance as CTI may reasonably request and at its expense.

12.2                        Entire Agreement. This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter of this Agreement, including the Licensed Technology, and all other prior negotiations, representations, agreements and understandings are

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superseded hereby.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

12.3                        Notice. Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of CTI to:

ISP Acquisition Corporation c/o Wagner, Kirkman & Blaine 1792 Tribute Road, Suite 450 Sacramento, CA 95815 Attention: Belan Kirk Wagner, Esq.

with a copy to:	Cooley Godward LLP Five Palo Alto Square 3000 EL Camino Real Palo Alto, CA 94306 Attention: Robert J. Brigham, Esq.

or in the case of MAS:

Molecular Analytical Systems, Inc. c/o Wagner, Kirkman & Blaine 1792 Tribute Road, Suite 450 Sacramento, CA 95815 Attention: Belan Kirk Wagner, Esq.

or such other address as may be given from time to time under the terms of thus notice provision.

12.4                        Compliance with Laws. Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.5                        Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California other than those provisions governing conflicts of law. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the state of California, and each party hereby consents to the jurisdiction and venue of such court.

12.6                        No Waiver. Failure of a party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

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12.7                        Headings. Headings included herein are for convenience only and shall not be used to construe this Agreement.

12.8                        Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

12.9                        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

12.10                 Successors. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

IN witness whereof, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

ISP ACQUISITION CORPORATION		MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens

Printed Name:	T. William Hutchens	Printed Name:	T. William Hutchens

Title:	President	Title:	President

Schedule 3.1 - Schedule of Exceptions

Exhibit A - Baylor Technology Transfer Agreement

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Schedule 3.1

Exclusions to Representation and Warranty by MAS

1.                                       Mathew A. McLean has been criminally prosecuted for theft of MAS trade secrets.

2.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Randall W. Nelson (Bioactive Probes). This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See, e.g., PCT/US96/08994, entitled “A Simple Presentation Apparants for Mass Spectrometry” and PCT/US96/07522, entitled “Mass Spectrometric Immunoassay.”

3.                                       All or part of the Baylor and/or MAS Technology was disclosed to Marvin Vestal (Perceptive Biosystems). This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.

4.                                       All or part of the Baylor and/or MAS Technology was disclosed to Hubert Koster (Sequenome).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology. See, e.g., PCT/US94/02938, entitled “DNA Sequencing by Mass Spectrometry Via Exonuclease Degradation”; PCT/US96/05136, entitled “Solid Phase Sequencing of Biopolymers” and U.S. Patent No. 5,547,835, entitled “DNA Sequencing by Mass Spectrometry.”

5.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Klaus Biemann (MIT).  This information may have been used to prepare and file patent applications which may or may not include any or all of the Baylor and/or MAS Technology.  See, e.g., PCT/US96/05796, entitled “Matrix-Bearing Targets for MALDI Mass Spectrometry and Methods of Production Thereof.”

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EXHIBIT A

This Exhibit A is intentionally omitted.  See Exhibit A to the main document.

EXHIBIT C

TECHNOLOGY TRANSFER AGREEMENT
between
MOLECULAR ANALYTICAL SYSTEMS, INC.
and
ILLUMESYS PACIFIC, INC.

THIS technology transfer agreement (the “Agreement”) is made and entered into on this 7th day of April, 1997 (the “Effective Date”) and is retroactive to September 16, 1996 (the “Retroactive Date”), by and between molecular analytical systems, inc. (“MAS”), a Texas corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815, and ILLUMESYS pacific, inc. (“IllumeSys”), a California corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815.

WITNESSETH:

whereas, pursuant to the Baylor Technology Transfer Agreement, MAS is the exclusive licensee of certain rights and interest in and to the Baylor Technology (as such terms are defined below); and

whereas, MAS desires to grant to IllumeSys and IllumeSys desires to obtain rights under the Baylor Technology and the MAS Technology to make, use, sell, offer for sale and import products in the Life Sciences Market and, under certain circumstances, in the Drug Discovery Market (as such terms are defined below); and

whereas, MAS and CTI are, simultaneous with the execution of this Agreement, entering into that Technology Transfer Agreement dated as of April 7, 1997 (the “MAS/CTI Agreement”) granting certain license rights from MAS to CTI for the Other Markets and the Drug Discovery Market.

NOW, therefore, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      definitions

As used herein, the terms “Agreement,” “MAS,” “IllumeSys,” “MAS/CTI Agreement,” “Effective Date” and “Retroactive Date” shall have the meanings indicated above. As used herein, the following terms shall have the following meanings:

1.1                               “Affiliate” shall mean any person, corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question. As used in this definition of “Affiliate”, the term “control” shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

CONFIDENTIAL
ATTORNEYS EYES ONLY

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1.2                               “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.3                               “Baylor Technology” shall mean all Technology (as such term is defined in the Baylor Technology Transfer Agreement) which is licensed from Baylor to MAS pursuant to the Baylor Technology Transfer Agreement.

1.4                               “Baylor Technology Transfer Agreement” shall mean that Technology Transfer Agreement, dated September 14, 1993, between MAS and Baylor.  A copy of the Baylor Technology Transfer Agreement is attached hereto as Exhibit A.

1.5                               “Ciphergen” shall mean Ciphergen Biosystems, Inc., a California corporation having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.6                               “CTI” shall mean ISP Acquisition Corporation, a California corporation.

1.7                               “Date of First Commercial Sale” shall mean the date on which IllumeSys or any Sublicensee or Affiliate first transfers title to a Licensed Product to a Third Party (other than an Affiliate of such Sublicensee) for monetary consideration.

1.8                               “Drug Discovery Market” shall mean Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.9                               “Drug Discovery Product” shall mean any device, instrument or consumable for use by a Third Party in the Drug Discovery Market.  This term does not include any drug discovered by use of a Drug Discovery Product.

1.10                        “IllumeSys Field of Use” shall mean the scope of the license and sublicense grant to IllumeSys set forth in Sections 2.1(a), 2.1(b), 2.l(c) and 2.1(d) herein.

1.11                        “Improvement” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.12                        “Laboratories” shall mean all laboratories and laboratory environments.

1.13                        “Licensed Product” shall mean any product made, used, sold, imported or offered for sale or any service used, sold or offered for sale, using all or any part of the Licensed Technology.

1.14                        “Licensed Technology” shall mean the Baylor Technology, Improvements and the MAS Technology.

1.15                        “Life Sciences Market” shall mean all Laboratories doing bioanalytical or biological measurements or assays.  It is understood that “Life Sciences Market” includes, without limiting the foregoing, Laboratories developing clinical diagnostics.  It is further

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understood that “Life Sciences Market” does not include (i) Laboratories performing clinical diagnostics for patients or other Third Party customers, (ii) entities involved in making, using and selling instruments, devices, consumables, services and information for use by individual persons (e.g. the consumer market), and (iii) Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.16                        “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS (i) prior to the Effective Date or (ii) after the Effective Date and prior to the four-year anniversary of the Effective Date. “MAS Technology” shall not include the Baylor Technology or Improvements.

1.17                        “Net Sales” shall mean all monies and/or equivalent goods and services received directly by IllumeSys or an Affiliate of IllumeSys from the manufacture, use, sale, offer for sale or import of Royalty-Bearing Products by IllumeSys or an Affiliate of IllumeSys, less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.18                        “Other Markets” shall mean all Laboratories doing bioanalytical or biological measurements or assays which are not part of the Life Sciences Market or the Drug Discovery Market.

1.19                        “Patent Rights” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.20                        “Patents and Patent Applications” shall mean (i) any U.S. patent application, and any patent issuing therefrom, covering the Licensed Technology; (ii) any divisionals, continuations, continuations-in-part, extensions and reissues of the foregoing and (iii) any foreign equivalents of the applications or patents described in clause (i) or (ii).

1.21                        “Royalty-Bearing Products” shall mean any Licensed Products which use all or any part of the Baylor Technology.

1.22                        “Sublicensee” shall mean any Third Party to whom IllumeSys grants a further sublicense under the Licensed Technology, as permitted by Sections 2.1 and 2.2 of this Agreement.

1.23                        “Third Party” shall mean any party other than MAS, IllumeSys or any Affiliate of MAS or IllumeSys.

2.                                      grant of license and license fee

2.1                               (a)                                  Exclusive License Grant to IllumeSys for Life Sciences Market.  MAS hereby grants to IllumeSys:

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(i)                                    a royalty-bearing (for such time period as is set forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Life Sciences Market; and

(ii)                                a royalty-free, exclusive, worldwide license, with a right to sublicense, under the MAS Technology to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Life Sciences Market.

(b)                                  Exclusive License Grant to IllumeSys to Sell Drug Discovery Products. MAS hereby grants to IllumeSys:

(i)  a royalty-bearing (for such time period as is set forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to sell and offer for sale Drug Discovery Products; and

(ii)  a royalty-free, exclusive, worldwide license, with a right to sublicense, under the MAS Technology to sell and offer for sale Drug Discovery Products.

(c)                                  Co-Exclusive License Grant to IllumeSys to Make Drug Discovery Products.  Subject only to those rights granted to CTI by way of the MAS/CTI Agreement, MAS hereby grants to IllumeSys:

(i)  a royalty-bearing, coexclusive (with CTI), worldwide sublicense, under the Baylor Technology and Improvements to make, use and import Drug Discovery Products; and

(ii)  a royalty-free, coexclusive (with CTI), worldwide license, under the MAS Technology to make, use and import Drug Discovery Products.

IllumeSys shall not have the right to grant a sublicense under the sublicense and license contained in this Subsection 2.l(c) to a Third Party except to grant sublicenses to subcontractors of IllumeSys who will make Drug Discovery Products (or components thereof) for sale by IllumeSys to the Drug Discovery Markets.  In addition, IllumeSys may use the Baylor Technology, Improvements and the MAS Technology in the Drug Discovery Market but only for the purpose of developing and providing data and other information to Third Parties about the characteristics of compounds which IllumeSys may be asked to analyze for such Third Parties.

(d)                                  Limitations.  Each of the foregoing sublicenses in Section 2.1(a), 2.1(b) and 2.l(c) shall be subject to the terms of subsection (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement.

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2.2                               License Fee.  In consideration for the grant of the sublicenses set forth in Section 2.1, IllumeSys agrees to pay MAS an amount equal to two percent (2%) of Net Sales received by IllumeSys or an IllumeSys Affiliate from the Date of First Commercial Sale until the fourth anniversary of the Date of First Commercial Sale. Notwithstanding the foregoing, the obligation of IllumeSys to make payments under this Section 2.2 shall not exceed $500,000 per twelve-month period commencing on each of (i) the Date of First Commercial Sale, (ii) the first anniversary of the Date of First Commercial Sale, (iii) the second anniversary of the Date of First Commercial Sale and (iv) the third anniversary of the Date of First Commercial Sale. This Section 2.2 shall have no further force and effect as of the fourth anniversary of the Date of First Commercial Sale and, as of such date, no further royalties shall be owed to MAS by IllumeSys under this Agreement.

3.                                      warranties and representations

3.1                               MAS. Except as set forth on Schedule 3.1 attached hereto, MAS represents and warrants that:

(a)                                  MAS is validly existing and in good standing under the laws of the State of Texas.

(b)                                  the execution, delivery and authority to execute and deliver this Agreement has been duly authorized by all necessary action on the part of MAS.

(c)                                  MAS has the power and authority to execute and delivery this Agreement and to perform its obligations under this Agreement.

(d)                                  as of the date of this Agreement, it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(e)                                  it is the owner of the entire right, title, and interest in and to the MAS Technology, that it has the sole right to grant licenses thereunder, and that it has not granted, and will not grant, licenses thereunder to any other entity that would restrict the rights granted to IllumeSys hereunder.  MAS also further represents that there are no agreements, written or oral, involving the MAS Technology and that it has delivered to IllumeSys and its counsel all written agreements relating to the MAS Technology.

(f)                                    it is the exclusive licensee of the entire right, title, and interest in and to the Baylor Technology and the Improvements, that it has the sole right to grant sublicenses thereunder, and that it has not granted, and will not grant, sublicenses thereunder to any other entity that would restrict the rights granted to IllumeSys hereunder.  MAS also further represents that there are no agreements, written or oral, involving the Baylor Technology or the Improvements and that it has delivered to IllumeSys and its counsel all written agreements relating to the Baylor Technology and the Improvements.

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(g)                                 to the best of its knowledge, MAS owns or possesses sufficient legal rights to all patents, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is MAS bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. MAS has not received any communications alleging that MAS has violated or, by conducting its business as proposed would violate, any of the patents, trade secrets, or other proprietary rights or processes of any other person or entity. MAS is not aware of any infringement, unauthorized use or other violation by a Third Party of any of MAS’s patents, licenses, trade secrets or other proprietary rights.

(h)                                 to the best of its knowledge, there is no action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Agreement, the exclusive rights of MAS to the Licensed Technology or the right of MAS to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of MAS. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of MAS’s employees, their use in connection with MAS’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by MAS with potential backers of, or investors in MAS or its proposed business. MAS is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, proceeding or investigation by MAS currently pending or that MAS currently intends to initiate.

(i)                                    on the date hereof, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Licensed Technology.

(j)                                    it is not currently in breach of the Baylor Technology Transfer Agreement, knows of no grounds for early termination of the Baylor Technology Transfer Agreement and will not breach the Baylor Technology Transfer Agreement during the term of this Agreement. Within two (2) business days of receipt of any notice from Baylor or delivery of any notice to Baylor under the Baylor Technology Transfer Agreement, it will provide a copy of such received or delivered notice to IllumeSys.

(k)                                except as may be expressly set forth herein, MAS hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Licensed Technology or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANT ABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  Without limiting the generality of the foregoing, MAS makes no representations or warranties as to the patentability, noninfringement, use or other application of the Licensed Technology,

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or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Licensed Technology.

3.2                               IllumeSys.  IllumeSys represents and warrants that as of the Effective Date:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)                                  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of IllumeSys.

(c)                                  IllumeSys has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3                               No Assurance of Patents.  MAS represents and warrants to IllumeSys that, and IllumeSys represents and warrants to MAS that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Licensed Technology will actually be issued. In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.2 relating to such claim will be effectively deleted from this Agreement. However, in respect to Section 2.2, there shall be no retroactive adjustment.

4.                                      financial statements.  At the close of each calendar quarter from the Date of First Commercial Sale through the fourth anniversary of the Date of First Commercial Sale, the Net Sales shall be computed by IllumeSys, and the amounts due thereon pursuant to Section 2.2 shall be paid to MAS within sixty (60) days after the close of said quarter. With each royalty payment, IllumeSys shall furnish to MAS a written accounting report for the closed quarter stating the Net Sales, the amounts due to MAS and the amounts already paid to MAS. IllumeSys agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to its operations pursuant to this Agreement for such calendar quarter, in sufficient detail to enable MAS or its designated certified public accountants to compute the amount of royalties due to MAS, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due MAS hereunder. MAS shall pay the costs of said examination unless it is determined that IllumeSys underpaid royalties by more than five percent (5%) for the period being audited by MAS, in which case IllumeSys shall reimburse MAS for the audit expenses.

5.                                      protection of property rights

5.1                               Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement, together with any and all documentation and other physical manifestations or embodiments thereof, and not to use such Information for any purpose other than as set forth

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in this Agreement.  In carrying out its obligations hereunder each receiving party shall use at least the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.

5.2                               Exemptions.  The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  was in the public domain at the time of disclosure;

(b)                                  later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the receiving party by a Third Party having the right to disclose it:

(d)                                  was already known by the receiving party at the time of disclosure, other than as a result of previous disclosure by the disclosing party;

(e)                                  was independently developed by the receiving party; or

(f)                                    is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure.

5.3                               Disclosures.  Notwithstanding the foregoing, the parties understand and agree that IllumeSys may, to the extent it deems necessary or appropriate, disclose the Licensed Technology and any improvement to potential sublicensees or investors, but IllumeSys agrees to use its reasonable efforts to make such disclosures subject to a confidentiality agreement containing terms substantially similar to those contained in Sections 5.1 and 5.2.

5.4                               Rights to Subsequent Technologies.  MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Licensed Technology by IllumeSys, any Affiliate of IllumeSys or any Sublicensee.

5.5                               Patent Applications.  It is understood by the parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the initial responsibility for filing, prosecution and maintenance of Patents and Patent Applications covering the Baylor Technology. The parties agree that, as between MAS and IllumeSys, MAS shall be responsible for deciding whether and how to file, prosecute and maintain the Patents and Patent Applications, provided that:

(a)                                  all decisions of MAS (whether substantive or procedural) concerning whether and how to file, prosecute and/or maintain any Patents and Patent Applications shall be acceptable to IllumeSys, such acceptance not to be unreasonably withheld;

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(b)                                  with respect to any action permitted under Section 5.5 of the Baylor Technology Transfer Agreement or Section 5.5 of this Agreement, MAS will use legal counsel reasonably acceptable to IllumeSys and IllumeSys shall reimburse MAS for fifty percent (50%) of all out-of-pocket legal, filing, prosecution and maintenance expenses incurred by MAS in connection with the Patents and Patent Applications;

(c)                                  MAS will provide IllumeSys with (i) drafts of all filings relating to the Patents and Patent Applications and (ii) drafts of all correspondence to be sent by MAS to Baylor, the Patent and Trademark Office (the “PTO”) or any third party relating to the Patents and Patent Applications. Final versions of all such filings and correspondence shall be acceptable to IllumeSys, such acceptance not to be unreasonably withheld;

(d)                                  MAS will promptly provide IllumeSys with copies of any notices and other correspondence received by IllumeSys from Baylor, the PTO or any other third party relating to the Patents and Patent Applications, including, but not limited to, any notices received by MAS pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(e)                                  MAS will, if requested by IllumeSys, provide notice to Baylor under any of the circumstances permitting notice pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(f)                                    MAS agrees to cooperate with IllumeSys to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Licensed Technology and agrees to execute any and all documents to give IllumeSys the full benefit of the sublicensee and licenses granted herein;

(g)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement. In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to IllumeSys within five (5) business days of receipt of such notice by MAS. MAS will then take all actions requested by IllumeSys to allow IllumeSys to retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the event IllumeSys wishes MAS to proceed with any actions in connection with the Patents or Patent Applications.

5.6                               Cooperation with CTI.  It is understood that the rights granted to IllumeSys under Section 5.5 and Articles 6 and 7 may overlap with rights granted by MAS to CTI pursuant to comparable provisions of the MAS/CTI Agreement. In the event of such overlap, MAS and IllumeSys agree to cooperate in good faith with CTI with respect to any issues which may arise and decisions which may need to be made, so as to maximize the economic benefit of the Licensed Technology to all three parties.

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6.                                      infringement by third parties

6.1                               Enforcement of Baylor Intellectual Property against Third Parties. It is understood by the parties that MAS has certain rights under Article 6 of the Baylor Technology Transfer Agreement with respect to suspected infringement, misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Patent Rights, the Baylor Technology and the Improvements (the “Baylor Technology Infringement”). It is further understood by the parties that; as a sublicensee under such intellectual property in the IllumeSys Field of Use, IllumeSys has an interest in any actions against third parties which may be taken or contemplated as a result of infringement of the Baylor Technology within the scope of the IllumeSys Field of Use. Accordingly, the parties hereby agree that with respect to any such infringement:

(a)                                  MAS promptly will provide IllumeSys with copies of any notices received or sent by MAS pursuant to Article 6 of the Baylor Technology Transfer Agreement.

(b)                                  MAS will, if requested by IllumeSys, provide notice to Baylor under any of the circumstances permitting notice pursuant to Article 6 of the Baylor Technology Transfer Agreement;

(c)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, MAS will use legal counsel acceptable to IllumeSys;

(d)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, all decisions of MAS (whether substantive or procedural) concerning whether to bring an action, how to proceed with such action and whether and how to settle such action shall be acceptable to IllumeSys; and

(e)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, any recoveries which may be obtained by MAS as a result of such action shall be allocated between MAS and IllumeSys on the basis of their relative losses (or potential losses) of revenue as a result of such infringement.

6.2                               Enforcement of MAS Technology against Third Parties.  IllumeSys shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties within the IllumeSys Field of Use and shall be entitled to retain recovery from such enforcement. In the event that IllumeSys does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then MAS shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.

6.3                               Cooperation.  In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like

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which are in it possession.  In the event a party brings suit under Sections 6.1 or 6.2, the other party agrees to be joined as a party plaintiff with respect to such suit, provided that the party bringing suit reimburses each other party for all out-of-pocket costs incurred by such other party in its role as party plaintiff.

7.                                      infringement of third party intellectual, property

In the event of any infringement or likely infringement by any of the Licensed, Technology of any Third Party’s intellectual property, the parties shall cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses, to negotiate and settle any dispute with any such Third Party concerning the Licensed Technology, and otherwise resolve any such infringement and secure MAS’s and IllumeSys’ continued rights to practice the Licensed Technology.

8.                                      independent contractor

It is agreed that the relationship of IllumeSys to MAS in the performance of this Agreement is as an independent licensee and that neither IllumeSys nor MAS is an agent of the other party. Each party agrees to refrain from representing itself as being the agent of the other party in performing or acting pursuant to this Agreement. Neither party shall have the power or authority to bind or otherwise commit the other party and shall not attempt to do so.

9.                                      indemnification; damages

9.1                               Indemnification.  Each of IllumeSys and MAS agrees to indemnify and hold harmless the other party and such other party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) the indemnifying party’s negligence or misconduct. (ii) a breach of any of the indemnifying party’s representations, warranties or obligations hereunder or (iii) the indemnifying party’s research, development, manufacture, use, promotion, marketing or sale of any Licensed Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party’s Indemnified Group. A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses. No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party. The obligations set forth in this Section 9.1 shall survive the expiration or termination of this Agreement.

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9.2                               Special Indemnification Against Intellectual Property Claims.  MAS shall, on  the terms and conditions and limitations set forth herein, indemnify IllumeSys against any loss,  expenses, liability or other damages including reasonable costs of investigation, interest, penalties and attorneys’ and accountants’ fees, whether or not involving any third party  (collectively, “Damages”), incurred in connection with or arising from or attributable to any  Third Party claims to the Licensed Technology.

9.3                               Insurance.  Commencing with the Date of First Commercial Sale, IllumeSys and/or each of its Affiliates and Sublicensees, as applicable, shall, for so long as IllumeSys or its Affiliates or Sublicensees manufactures, sells, tests, operates, leases or uses the Licensed Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one  million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate. Such coverage(s) shall name MAS and its Affiliates as additional insureds.  IllumeSys shall promptly provide verification of such insurance coverages to MAS.

10.                               term and termination

10.1                        Expiration; Effect of Expiration.  This Agreement shall expire, on a country-by-country basis, on the date of expiration of the last to expire patent included within the Licensed Technology in that country or, if no patents in the Licensed Technology issue in such country, seventeen (17) years from the Effective Date. In the event this Agreement expires and has not been terminated early pursuant to Section 10.2, the license grants set forth in Sections 2.1 and 2.2 will survive such expiration, except that all such licenses will become non-exclusive upon the expiration date.  It is understood by the parties that the Baylor Technology Transfer Agreement may expire on a date which is earlier than the expiration date provided for in the first sentence of this Section 10.1 and that the sublicense granted pursuant to Section 2.1 may therefore expire on such earlier date.

10.2                        Voluntary Termination by IllumeSys.  IllumeSys may terminate this Agreement for any reason upon prior written notice of one hundred eighty (180) days to MAS.

10.3                        Early Termination for Bankruptcy or Breach.  This Agreement will earlier terminate:

(a)                                  automatically if IllumeSys or its successors in interest shall become bankrupt or insolvent and/or if the business of IllumeSys shall be placed in the hand of a receiver or trustee, whether by voluntary act of IllumeSys or otherwise; or

(b)                                  upon ninety (90) days written notice from one party if the other party shall commit a material breach of any of such other party’s obligations under this Agreement; provided, however, such breaching party may avoid such termination if, before the end of such ninety (90) day period, it cures such material breach and provides the non-breaching party with a notice stating that such cure has occurred and stating the manner of such cure.

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10.4                        Effect of Termination.  Upon termination of all or part of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination. IllumeSys may, after the effective date of such termination, sell all Licensed Products and parts thereof that it may have on hand at the date of termination.

10.5                        Survival.  The following provisions will survive expiration or termination of this Agreement; Article 4 and Sections 5.1, 5.2, 9.1, 9.2 and 10.1.

11.                               assignment

11.1                        Assignment by MAS.  MAS may not assign its rights or obligations under this Agreement without the prior written consent of IllumeSys.

11.2                        Assignment by IllumeSys.  IllumeSys may assign any of its rights and obligations under this Agreement. Within thirty (30) days of such assignment, IllumeSys shall notify MAS that such assignment has occurred.

12.                               miscellaneous

12.1                        Further Assurances.  Without further consideration, MAS hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as IllumeSys hereunder may reasonably request to more effectively license and sublicense to IllumeSys the rights granted hereunder, and to assist IllumeSys in the recordation of same as necessary, all in such form and substance as IllumeSys may reasonably request and at its expense.

12.2                        Entire Agreement.  This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter of this Agreement, including the Licensed Technology, and all other prior negotiations, representations, agreements and understandings are superseded hereby.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

12.3                        Notice.  Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of IllumeSys to:

IllumeSys Pacific, Inc.
c/o Ciphergen Biosystems, Inc.
490 San Antonio Road
Palo Alto, CA 94306
Attention: President

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with a copy to:	Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Robert J. Brigham, Esq.

or in the case of MAS:

Molecular Analytical Systems, Inc.
c/o Wagner, Kirkman & Blaine
1792 Tribute Road, Suite 450
Sacramento, CA 95815
Attention: Belan Kirk Wagner, Esq.

or such other address as may be given from time to time under the terms of this notice provision.

12.4                        Compliance with Laws.  Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.5                        Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of California other than those provisions governing conflicts of law. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the state of California, and each party hereby consents to the jurisdiction and venue of such court.

12.6                        No Waiver.  Failure of a party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

12.7                        Headings.  Headings included herein are for convenience only and shall not be used to construe this Agreement.

12.8                        Severability.  If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

12.9                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

12.10                 Successors.  This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

illumesys pacific, inc.		MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens

Printed Name:	T. William Hutchens	Printed Name:	T. William Hutchens

Title:	President	Title:	President

Schedule 3.1 - Schedule of Exceptions

Exhibit A - Baylor Technology Transfer Agreement

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Schedule 3.1

Exclusions to Representation and Warranty by MAS

1.                                       Mathew A. McLean has been criminally prosecuted for theft of MAS trade secrets.

2.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Randall W. Nelson (Bioactive Probes).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See, e.g., PCT/US96/08994, entitled “A Sample Presentation Apparatus for Mass Spectrometry” and PCT/US96/07522, entitled “Mass Spectrometric Immunoassay.”

3.                                       All or part of the Baylor and/or MAS Technology was disclosed to Marvin Vestal (Perceptive Biosystems). This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.

4.                                       All or part of the Baylor and/or MAS Technology was disclosed to Hubert Koster (Sequenome). This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology. See, e.g., PCT/US94/02938, entitled “DNA Sequencing by Mass Spectrometry Via Exonuclease Degradation”; PCT/US96/05136, entitled “Solid Phase Sequencing of Biopolymers” and U.S. Patent No. 5,547,835, entitled “DNA Sequencing by Mass Spectrometry.”

5.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Klaus Biemann (MIT).  This information may have been used to prepare and file patent applications which may or may not include any or all of the Baylor and/or MAS Technology.  See, e.g., PCT/US96/05796, entitled “Matrix-Bearing Targets for MALDI Mass Spectrometry and Methods of Production Thereof.”

1

EXHIBIT A

This Exhibit A is intentionally omitted.  See Exhibit A to the main document.

FIRST AMENDMENT TO THE

TECHNOLOGY TRANSFER AGREEMENT II between

MOLECULAR ANALYTICAL SYSTEMS, INC.

and

LUMICYTE, INC.

This FIRST AMENDMENT TO THE TECHNOLOGY TRANSFER AGREEMENT II between MOLECULAR ANALYTICAL SYSTEMS, INC. and LUMICYTE, INC. (the “First Amendment”) is made and entered into on this 6th day of November, 2001, and effective February 29, 2000, by and between Molecular Analytical Systems, Inc. (“MAS”), a Texas corporation with an address at 101 First Street, Suite 478, Los Altos, CA 94022, and LumiCyte, Inc. (“LumiCyte”), a California corporation, with an address at 48480 Lakeview Boulevard, Fremont, CA 94538.

Whereas MAS and LumiCyte (the “Parties”) entered into that certain TECHNOLOGY TRANSFER AGREEMENT II (the “Original Agreement”) on February 29, 2000; and

Whereas the Parties desire to clarify the scope of LumiCyte’s participation in the prosecution of the Patent Rights.

Now, Therefore in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

A.                                   All capitalized terms not defined in this First Amendment shall have the meaning given such term in the Original Agreement.

B.                                     MAS and LumiCyte agree to replace Section 5.5 of the TECHNOLOGY TRANSFER AGREEMENT II between MOLECULAR ANYLYTICAL SYSTEMS, INC. and LUMICYTE, INC. with the following revised Section 5.5:

5.5                                 Patent Applications. It is understood by the Parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the initial responsibility for filing, prosecution and maintenance of Patents and Patent Applications covering the Baylor Technology. The Parties agree that, as between MAS and LumiCyte. MAS shall be responsible for deciding whether and how to file, prosecute and maintain the Patents and Patent Applications, provided that:

(a)                                  all decisions of MAS (whether substantive or procedural) concerning whether and how to file, prosecute and/or maintain any Patents and Patent Applications shall be acceptable to LumiCyte, such acceptance not to be unreasonably withheld;

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(b)                                 with respect to any action permitted under Section 5.5 of the Baylor Technology Transfer Agreement or Section 5.5 of this Agreement, MAS will use legal counsel reasonably acceptable to LumiCyte;

(c)                                  MAS will provide LumiCyte with (i) drafts of all filings relating to the Patents and Patent Applications and (ii) drafts of all correspondence to be sent by MAS to Baylor, the Patent and Trademark Office (the “PTO”) or any third party relating to the Patents and Patent Applications. Final versions of all such filings and correspondence shall be acceptable to LumiCyte, such acceptance not to be unreasonably withheld;

(d)                                 MAS will promptly provide LumiCyte with copies of any notices and other correspondence received by LumiCyte from Baylor, the PTO or any other third party relating to the Patents and Patent Applications, including, but not limited to, any notices received by MAS pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(e)                                  MAS will, if requested by LumiCyte, provide notice to Baylor under any of the circumstances permitting notice pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(f)                                    MAS agrees to cooperate with LumiCyte to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Licensed Technology and agree to execute any and all documents to give LumiCyte the full benefit of the sublicenses and licenses granted herein;

(g)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement. In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to LumiCyte within five (5) business days of receipt of such notice by MAS. MAS will then take all actions requested by LumiCyte to allow LumiCyte to retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the event LumiCyte wishes MAS to proceed with any actions in connection with the Patents or Patent Applications.

C.                                     Any terms of the Original Agreement not amended herein shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment in multiple originals by their duly authorized officers and representatives.

LumiCyte, Inc.		Molecular Analytical Systems, Inc.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens

Printed Name:	T. William Hutchens	Printed Name:	T. William Hutchens

Title:	Chairman and CEO	Title:	President

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Settlement Agreement	EXECUTION COPY

EXHIBIT E

LUMIGEN AGREEMENT

E-1

TECHNOLOGY TRANSFER AGREEMENT

between

MOLECULAR ANALYTICAL SYSTEMS, INC.

and

LUMIGEN CORPORATION

This Technology Transfer Agreement (this “Agreement”), dated September, 1, 1999 (the “Effective Date”), is made and entered into by and between Molecular Analytical Systems, Inc. (“MAS”), a Texas corporation, with an address at 101 First Street, Suite 478, Los Altos, CA 94022, and LumiGen Corporation, Inc. (“LumiGen”), a California corporation, with an address c/o Wagner, Kirkman, Blaine & Youmans, 1792 Tribute Road, Suite 450, Sacramento, CA 95815.

WITNESSETH:

whereas, pursuant to the Baylor Technology Transfer Agreement, MAS is the exclusive licensee of certain rights and interest in and to the Baylor Technology (as such terms are defined below); and

whereas, MAS has retained all of its rights in the Baylor Technology, Improvements, and MAS Technology (as these terms are defined individually and defined collectively below as “Subject Technology”) for use or license in certain markets; and

whereas, MAS has retained all of its rights in the Subject Technology for use or license in connection with products other than instruments, devices, or consumables, without limitation as to market; and

whereas, MAS has retained rights in the Subject Technology to make or use devices, instruments, and consumables for its own and its Affiliates use in the drug discovery market; and

whereas, MAS desires to grant to LumiGen and LumiGen desires to obtain an exclusive, worldwide sublicense (with the right to further sublicense) to use the Subject Technology, with a right to develop, make and have made, use, sell, offer for sale, import, market and otherwise commercially exploit all products, including information and services, in all markets other than those defined as Laboratories (as that term is defined below) doing bioanalytical or biological measurements or assays; and

“Highly Confidential-Attorneys’
Eyes Only” Pursuant to
Protective Order

whereas, MAS desires to grant to LumiGen and LumiGen desires to obtain an exclusive, worldwide sublicense (with the right to further sublicense) to use the Subject Technology, with a right to develop, make and have made, use, sell, offer for sale, import, market and otherwise commercially exploit all products, other than instruments, devices, and non-drug consumables, including information and services, in markets defined as Laboratories (as that term is defined below) doing bioanalytical or biological measurements or assays; and

whereas, MAS desires to grant to LumiGen and LumiGen desires to obtain a non-exclusive worldwide sublicense (with a right to further sublicense) to make and use the Subject Technology to design and discover drugs, to develop drugs, and to sell drugs derived from use of the Subject Technology.

NOW, therefore, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS

As used herein, the terms “Agreement,” “MAS,” “Effective Date,” and “LumiGen” shall have the meanings indicated above.  As used herein, the following terms shall have the following meanings:

1.1                               “Affiliate” shall mean any person, corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question.  As used in this definition of “Affiliate,” the term “control” shall mean direct or indirect beneficial ownership of more than 25% of the voting or income interest in such corporation or other business entity.

1.2                               “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.3                               “Baylor Technology” shall mean all Technology (as such term is defined in the Baylor Technology Transfer Agreement) which is licensed from Baylor to MAS pursuant to the Baylor Technology Transfer Agreement.

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1.4                               “Baylor Technology Transfer Agreement” shall mean that Technology Transfer Agreement, dated September 14, 1993, between MAS and Baylor.  A copy of the Baylor Technology Transfer Agreement is attached hereto as Exhibit A.

1.5                               “Ciphergen” shall mean Ciphergen Biosystems, Inc., a California corporation having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.6                               “CTI” shall mean Ciphergen Technologies, Inc. (formerly ISP Acquisition Corporation), a California corporation, and wholly-owned subsidiary of Ciphergen Biosystems, Inc., having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.7                               “CTI Technology Transfer Agreement” shall mean the Technology Transfer Agreement between MAS and CTI dated April 7, 1997.  A copy of the CTI Technology Transfer Agreement is attached hereto as Exhibit B.

1.8                               “Date of First Commercial Sale” shall mean the date on which LumiGen or any Sublicensee first transfers title, rights to use or other rights in or to a Royalty-Bearing Product to a Third Party (other than an Affiliate of such Sublicensee) for monetary consideration or otherwise results in Net Sales received by MAS.

1.9                               “Entities” shall mean any individual person or persons, collection of persons, organization, business, location, environment, laboratory, market, network or thing.

1.10                        “Field of Use” shall mean use of the Subject Technology for doing bioanalytical or biological measurements or assays, for the detection and characterization of various biomolecules, biomolecular assemblies and cells, and the detection and characterization of other analytes, including non-biological analytes, that are derived from biological materials, including fluids, tissues, cells, extracts and other preparations.

1.11                        “IllumeSys” shall mean IllumeSys Pacific, Inc., a California corporation and a wholly-owned subsidiary of Ciphergen Biosystems, Inc., having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.12                        “IllumeSys Technology Transfer Agreement” shall mean the Technology Transfer Agreement between MAS and IllumeSys dated April 7, 1997.  A copy of the IllumeSys Technology Transfer Agreement is attached hereto as Exhibit C.

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1.13                        “Improvements” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.14                        “Laboratories” shall mean all laboratories and laboratory environments.

1.15                        “Products” shall mean (i) all products, including, but not limited to, instruments, devices, non-drug consumables, consumables, services, information, and software; (ii) service products (including biomarker discovery, drug design and discovery, and drug development services); (iii) information products (including, any molecular and protein composition, protein recognition patterns; diagnostic protein patterns or “fingerprints,” databases), database products, data analysis software, and information system products (e.g., software); and (iv) drugs and other therapeutic agents.  For the avoidance of doubt, Products shall include all Products described in (i) through (iv) above for Entities, including but not limited to, products for individual persons, consumers, and patients, products for physician’s offices and point-of-care environments, products for environmental monitoring, and products for manufacturing environments.

1.16                        “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS (i) prior to the Effective Date or (ii) after the Effective Date and prior to the ten-year anniversary of the Effective Date.

1.17                        “Net Sales” shall mean all monies and/or equivalent goods and services received directly by LumiGen or an Affiliate of LumiGen from the manufacture, use, sale, offer for sale, import, or any other commercial exploitation of Royalty-Bearing Products by LumiGen or an Affiliate of LumiGen, less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.18                        “Patent Rights” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.19                        “Royalty-Bearing Products” shall mean any Products which use all or any part of the Subject Technology.

1.20                        “Subject Technology” shall mean the Baylor Technology, Improvements, and the MAS technology.

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1.21                        “Sublicensee” shall mean any Third Party to whom LumiGen grants a further sublicense under the Subject Technology, as permitted by Section 2.1 of this Agreement.

1.22                        “Third Party” shall mean any party other than MAS, LumiGen or any Affiliate of MAS or LumiGen.

2.                                      GRANT OF LICENSE AND LICENSE FEE

2.1                               Grant of Licenses to LumiGen.

(a) Subject to the terms and conditions hereof and subject to the terms of subsections (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement, effective as of the Effective Date, MAS hereby grants to LumiGen an exclusive, royalty-bearing, worldwide license and sublicense (with the right to further sublicense) to use the Subject Technology solely within the Field of Use to do any or all of the following:

(i)                                     use the Subject Technology to develop, make and have made, use, sell, offer for sale, import, market and otherwise commercially exploit all Products in all markets other than those defined as Laboratories; and

(ii)                                  use the Subject Technology to develop, make and have made, use, sell, offer for sale, import, market and otherwise commercially exploit all Products, other than instruments, devices, and non-drug consumables, in markets defined as Laboratories.

(b) Subject to the terms and conditions hereof and subject to the terms of subsections (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement, effective as of the Effective Date, MAS hereby grants to LumiGen a non-exclusive, royalty-bearing, worldwide license and sublicense (with the right to further sublicense) to use the Subject Technology solely within the Field of Use to do any or all of the following:

(i)                                     use the Subject Technology to design and discover drugs, to develop drugs, and to sell drugs otherwise derived from use of the Subject Technology.

(c) Except as expressly set forth above, MAS reserves all of this rights in the Subject Technology and shall have the absolute right and discretion to use and exploit the Subject Technology in any manner that does not conflict with the express rights granted to LumiGen.

2.2                               License Fee.  In consideration in part for the grant by MAS of the rights set forth in Section 2.1, LumiGen agrees to pay MAS a license fee of five hundred thousand dollars ($500,000) over a five year period according to the following schedule: The first two hundred fifty thousand dollars ($250,000) is due within 120 days of the Effective Date; thereafter, LumiGen will make annual license fee payments under this Section 2.2 of fifty thousand dollars ($50,000) payable on each of (i) the first anniversary of the Effective Date, (ii) the second anniversary of the Effective Date, (iii) the third anniversary of the Effective Date, (iv) the fourth anniversary of the Effective Date, and (v) the fifth anniversary of the Effective Date.  LumiGen

5

may prepay any license fee installment prior to its due date.  If LumiGen fails to pay any license fee installment when due, interest shall accrue on such outstanding amount at the rate of two percent (2%) over the prime rate in effect at Bank of America as of such due date.  After payment in full of all license fees, this Section 2.2 shall have no further force and effect and no further fees shall be owed to MAS by LumiGen under this Agreement.

2.3                               Royalties.  In consideration in part for the grant by MAS of rights set forth in Section 2.1, LumiGen agrees to pay MAS an amount equal to two percent (2%) of Net Sales received by LumiGen or a LumiGen Affiliate from the Date of First Commercial Sale until the tenth (10th) anniversary of the Date of First Commercial Sale.  Notwithstanding the foregoing, the obligation of LumiGen to make payments under this Section 2.3 shall not exceed $1,000,000 during each twelve-month period commencing on the Date of First Commercial Sale and on each anniversary date of the Date of First Commercial Sale thereafter up to and including the tenth (10th) anniversary date of the Date of First Commercial Sale.  LumiGen may prepay any royalty prior to its due date.  If LumiGen fails to pay any royalty when due, interest shall accrue on such outstanding amount at the rate of two percent (2%) over the prime rate in effect at Bank of America as of such due date.  After payment in full of all royalties due as on the tenth (10th) anniversary of the Date of First Commercial Sale, this Section 2.3 shall have no further force and effect and no further royalty shall be owed to MAS by LumiGen under this Agreement.

2.4                               Equity.  In consideration in part for the grant by MAS of rights set forth in Section 2.1, LumiGen agrees to deliver to MAS, without further consideration to be paid, 111,111 shares (the “Shares”) of its duly authorized, validly issued, fully paid and non-assessable common stock, within 90 days from the date of this Agreement.  The Shares when issued and delivered to MAS will represents 10% of the total number of shares of common stock of LumiGen then issued and outstanding.  MAS will have no further rights of any kind to acquire any common stock or other securities of LumiGen, including having any pre-emptive rights to maintain its 10% equity ownership share of MAS.

3.                                      warranties and representation

3.1                               MAS.  Except as set forth on Schedule 3.1 attached hereto, MAS represents and warrants that:

(a)                                  MAS is validly existing and in good standing under the laws of the State of Texas.

(b)                                 the execution, delivery and authority to execute and deliver this Agreement has been duly authorized by all necessary action on the part of MAS.

(c)                                  MAS has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

6

(d)                                 as of the date of this Agreement, it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(e)                                  it is the owner of the entire right, title, and interest in and to the MAS Technology, that it has the sole right to grant licenses thereunder, and that it has not granted, and will not grant, licenses thereunder to any other entity that would restrict the rights granted to LumiGen hereunder. MAS also further represents that there are three (3) written agreements involving the MAS Technology and that it has delivered to LumiGen and its counsel all three of the written agreements relating to the MAS Technology (see Exhibits A, B, and C).

(f)                                    it is the exclusive licensee of the entire right, title, and interest in and to the Baylor Technology and the Improvements, that it has the sole right to grant sublicenses thereunder, and that it has not granted, and will not grant, sublicenses thereunder to any other entity that would restrict the rights granted to LumiGen hereunder.  MAS also further represents that there are three (3) written agreements involving the Baylor Technology and Improvements and that it has delivered to LumiGen and its counsel all three of the written agreements relating to the Baylor Technology and Improvements (see Exhibits A, B, and C).

(g)                                 to the best of its knowledge, there is no action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Agreement, the rights of MAS to the Subject Technology or the right of MAS to enter into this Agreements, or to consummate the transactions contemplated hereby.

(h)                                 on the date hereof it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Subject Technology.

(i)                                     it is not currently in breach of the Baylor Technology Transfer Agreement, knows of no grounds for early termination of the Baylor Technology Transfer Agreement and will not breach the Baylor Technology Transfer Agreement during the term of this Agreement.  Within five (5) business days of receipt of any notice from Baylor or delivery of any notice to Baylor under the Baylor Technology Transfer Agreement, it will provide a copy of such received or delivered notice to LumiGen.

(j)                                     except as may be expressly set forth herein, MAS hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Subject Technology or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FR ANY PARTICULAR PURPOSE.  Without limiting the generality of the foregoing, MAS makes no representations or warranties as to the patentability, noninfringement, use or other application of the Subject Technology, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Subject Technology.

3.2                               LUMIGEN.  LumiGen represents and warrants that:

(a)                                  it is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

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(b)                                 the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of LumiGen.

(c)                                  LumiGen has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3                               No Assurance of Patents.  MAS represents and warrants to LumiGen that, and LumiGen represents and warrants to MAS that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Baylor Technology will actually be issued.  In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.3 will be effectively deleted from this Agreement.  However, in respect to Section 2.3, there shall be no reimbursement of, or any other retroactive adjustment in, the royalties previously paid to MAS.

4.                                      financial statements.

At the close of each calendar quarter from the Date of First Commercial Sale through the tenth anniversary of the Date of First Commercial Sale, the Net Sales shall be computed by LumiGen, and the amounts due thereon pursuant to Section 2.3 shall be paid to MAS within sixty (60) days after the close of said quarter.  With each royalty payment, LumiGen shall furnish to MAS a written accounting report for the closed quarter stating the Net Sales, the amounts due to MAS and the amounts already paid to MAS.  LumiGen agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to its operations pursuant to this Agreement for such calendar quarter, in sufficient detail to enable MAS or its designated certified public accountants to compute the amount of royalties due to MAS, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due MAS hereunder.  MAS shall pay the costs of said examination unless it is determined that LumiGen underpaid royalties by more than five percent (5%) for the period being audited by MAS, in which case LumiGen shall reimburse MAS for the audit expenses.

5.                                      protection of property rights

5.1                               Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to keep confidential all information of the disclosing party which is in the process or comes into the possession of the receiving party during the term of this Agreement, together with any and all documentation and other physical manifestations or embodiments thereof. In carrying out its obligations hereunder each receiving party shall use at least the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.

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5.2                               Exemptions.  The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  was in the public domain at the time of disclosure;

(b)                                 later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the receiving party by a Third Party having the right to disclose it;

(d)                                 was already known by the receiving party at the time of disclosure, other than as a result of previous disclosure by the disclosing party;

(e)                                  was independently and lawfully developed by the receiving party; or

(f)                                    is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure.

5.3                                     Disclosures.  Notwithstanding the foregoing, the parties understand and agree that LumiGen may, to the extent it deems necessary or appropriate, disclose the Subject Technology and any improvement to potential Sublicensees or investors, but LumiGen agrees to use its reasonable efforts to make such disclosures subject to a confidentiality agreement containing terms substantially similar to those contained in Sections 5.1 and 5.2.

5.4                                    Rights to Subsequent Technologies.  MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Subject Technology by LumiGen, any Affiliate of LumiGen or any Sublicensee.

5.5                                    Patent Applications.  It is understood by the parties that; pursuant to the Baylor Technology Transfer Agreement, MAS has the responsibility for filing, prosecution and maintenance of patent applications covering the Baylor Technology.

(a)                                  MAS agrees to cooperate with LumiGen to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Subject Technology and agrees to execute any and all documents to give LumiGen the full benefit of the sublicenses and licenses granted herein.

(b)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement.  In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to LumiGen. MAS will then take all actions requested by LumiGen within five (5) business days of receipt of such notice by MAS to allow LumiGen to

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retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the event LumiGen elects to proceed with actions described under Section 5.5(a) of this Agreement.

6.                                      INFRINGEMENT BY third parties

6.1                               Enforcement of Baylor Intellectual Property against Third Parties.  It is understood by the parties that MAS has certain rights under Article 6 of the Baylor Technology Transfer Agreement with respect to suspected infringement, misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Patent Rights, the Baylor Technology and the Improvements (the “Baylor Technology Infringement”).  It is further understood by the parties that, as a sublicensee under such intellectual property in the Field of Use as expressly provided in this Agreement, LumiGen has an interest in any actions against third parties which may be taken or contemplated as a result of any Baylor Technology Infringement.  Accordingly, the parties hereby agree that with respect to any Baylor Technology Infringement:

(a)                                  MAS promptly will provide LumiGen with copies of any notices received or sent by MAS pursuant to Article 6 of the Baylor Technology Transfer Agreement.

(b)                                 MAS will, if requested by LumiGen, provide notice to Baylor under any of the circumstances permitting notice pursuant to Article 6 of the Baylor Technology Transfer Agreement;

(c)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, MAS will use legal counsel reasonably acceptable to LumiGen;

(d)                                 with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, all decisions of MAS (whether substantive or procedural) concerning whether to bring an action, how to proceed with such action and whether and how to settle such action shall be made with reasonable consideration to input and advice from LumiGen; and

(e)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, any recoveries which may be obtained by MAS as a result of such action shall be allocated between MAS and LumiGen on the basis of their relative expenses and losses as a result of such infringement.

6.2                               Enforcement of MAS Technology against Third Parties.  LumiGen shall have the right, but not the obligation, to enforce at its expense any patent contained in the Subject Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.  In the event that LumiGen does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then MAS shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.

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6.3                                Cooperation.  In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession.  In the event a party brings suit under Section 6 the other party agrees to be joined as a party plaintiff with respect to such suit, provided that the party bringing suit reimburses each other party for all out-of-pocket costs incurred by such other party in its role as party plaintiff.

7.                                  infringement of third party intellectual property

In the event of any infringement or likely infringement by any of the Subject Technology of any Third Party’s intellectual property, the parties shall cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses, to negotiate and settle any dispute with any such Third Party concerning the Subject Technology, and otherwise resolve any such infringement and secure MAS’s and LumiGen’s continued rights to the Subject Technology.

8.                                      independent contractor

It is agreed that the relationship of LumiGen to MAS in the performance of this Agreement is as an independent licensee and that neither LumiGen nor MAS is an agent of the other party. Each party agrees to refrain from representing itself as being the agent of the other party in performing or acting pursuant to this Agreement. Neither party shall have the power or authority to bind or otherwise commit the other party and shall not attempt to do so.

9.                                   INDEMNIFICATION; damages

9.1                               Indemnification.  Each of LumiGen and MAS agrees to indemnify and hold harmless the other party and such other party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) the indemnifying party’s negligence or misconduct, (ii) a breach of any of the indemnifying party’s representations, warranties or obligations hereunder, or (iii) the indemnifying party’s research, development, manufacture, use, promotion, marketing or sale of any Royalty-Bearing Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party’s Indemnified Group.  A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably

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conclude an incident has occurred which could give rise to a Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses.  No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party.  The obligations set forth in this Section 9.1 shall survive the expiration or termination of this Agreement.

9.2                               Insurance.  Commencing with the Date of First Commercial Sale, LumiGen and/or each of its Affiliates and Sublicensees, as applicable, shall, for so long as LumiGen or its Affiliates or Sublicensees manufactures, sells, tests, operates, leases or uses the Royalty-Bearing Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one minion dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name MAS and its Affiliates as additional insureds. LumiGen shall promptly provide verification of such insurance coverages to MAS.

10.                             term and termination

10.1                        Expiration; Effect of Expiration.  This Agreement shall expire, on a country-by-country basis, on the date of expiration of the last to expire patent included within the Subject Technology in that country or, if no patents in the Subject Technology issue in such country, twenty (20) years from the Effective Date.  In the event this Agreement expires and has not been terminated early pursuant to Section 10.2, the license grants set forth in Section 2.1 will survive such expiration, except that all such licenses will become non-exclusive upon the expiration date.  It is understood by the parties that the Baylor Technology Transfer Agreement may expire on a date which is earlier than the expiration date provided for in the first sentence of this Section 10.1 and that the sublicense granted pursuant to Section 2.1 may therefore expire on such earlier date.

10.2                            Early Termination for Bankruptcy or Breach.  This Agreement will earlier terminate:

(a)                                  automatically if LumiGen shall become bankrupt or insolvent and/or if the business of LumiGen shall be placed in the hand of a receiver or trustee, whether by voluntary act of LumiGen or otherwise; or

(b)                                 upon ninety (90) days written notice from one party if the other party shall commit a material breach of any of such other party’s obligations under this Agreement; provided, however, such breaching party may avoid such termination if, before the

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end of such ninety (90) day period, it cures such material breach and provides the non-breaching party with a notice stating that such cure has occurred and stating the manner of such cure.

10.3                        Effect of Termination.  Upon termination of all or part of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation that matured prior to the effective date of such termination.  LumiGen may, after the effective date of such termination, sell all Royalty-Bearing Products and parts thereof that it may have on hand at the date of termination.

10.4                        Survival.  The following provisions will survive expiration or termination of this Agreement:  Article 4 and Sections 5.1, 5.2, 9.1 and 10.1.

11.                           Assignment

11.1                        Assignment by MAS.  MAS may not assign its rights or obligations under this Agreement without the prior written consent of LumiGen.

11.2                        Assignment by LumiGen.  LumiGen may not assign its rights or obligations under this Agreement without the prior written consent of MAS.

12.                            MlSCELLANEOUS

12.1                        Further Assurances.  Without further consideration, MAS hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as LumiGen hereunder may reasonably request to more effectively license and sublicense to LumiGen the rights granted hereunder, and to assist LumiGen in the recordation of same as necessary, all in such form and substance as LumiGen may reasonably request and at its expense.

12.2                        Entire Agreement.  This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter of this Agreement, including the Subject Technology, and all other prior negotiations, representations, agreements and understandings are superseded hereby.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

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12.3                        Notice.  Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of LumiGen to:

LumiGen Corporation
Attention:  President
C/o Wagner, Kirkman, Blaine & Youmans
1792 Tribute Road, Suite 450
Sacramento, CA 95815

with a copy to:
Flehr, Hohbach, Test, Albritton & Herbert, LLP
Attention:  Rick Trecartin
4 Embarcadero Center, Suite 3400
San Francisco, CA 94111-4187

or in the case of MAS:

Molecular Analytical Systems, Inc.
Attention:  T. William Hutchens
101 First Street, Suite 478
Los Altos, CA 94022

or such other address as may be given from time to time under the terms of thus notice provision.

12.4                        Compliance with Laws.  Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.5                        Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of California other than those provisions governing conflicts of law.  Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the state of California, and each party hereby consents to the jurisdiction and venue of such court.

12.6                        No Waiver.  Failure of a party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

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12.7                        Headings.  Headings included herein are for convenience only and shall not be used to construe this Agreement.

12.8                        Severability.  If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

12.9                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[The remainder of this page has intentionally been left blank.]

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In Witness Whereof, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

LumiGen Corporation		Molecular Analytical Systems, Inc.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens
Printed Name	T. William Hutchens	Printed Name	T. William Hutchens
Title	Chairman and CEO	Title	President

		By:	/s/ Tai Tung Yip
		Printed Name	Tai Tung Yip
		Title	Vice President

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Exhibits (Attached)

Exhibit A - Baylor Technology Transfer Agreement

Exhibit B – CTI Technology Transfer Agreement

Exhibit C – IllumeSys Technology Transfer Agreement

Schedules (Attached)

Schedule 3.1 - Exceptions

schedule 3.1

Exclusions to Warranty and Representations by MAS

See Schedule 3.1 attached to the IllumeSys Technology Transfer Agreement and the CTI Technology Transfer Agreement.

MAS has licensed certain exclusive and nonexclusive rights in the Subject Technology to IllumeSys and CTI (formerly ISP Acquisition Corporation) as outlined in the IllumeSys Technology Transfer Agreement (Exhibit B) and the CTI Technology Transfer Agreement (Exhibit C), respectively.  These rights are directed to certain products, namely instruments, devices, and consumables, for use by customers or other specified Third Parties, in defined markets (certain Laboratories).

MAS has information to suggest that Sequenom, Intrinsic BioProbes, Millenium, and Ciphergen Biosystems may be possible infringers of patent rights included within the Subject Technology.

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EXHIBIT A

MOLECULAR ANALYTICAL SYSTEMS, INC.
BAYLOR COLLEGE OF MEDICINE

Technology Transfer Agreement

This Technology Transfer Agreement (this “Agreement”) is made and entered into on this 14th day of September, 1993 (the “Effective Date”), by and between Baylor College of Medicine (“Baylor”), a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Molecular Analytical Systems, Inc. (the “Company”), a Texas corporation having its principal place of business at 4544 Post Oak place Drive, Suite 255, Houston, Texas 77027.

W I T N E S S E T H:

WHEREAS, Baylor is the owner of certain right, title and interest in and to the Technology (as defined in Section 1.3 hereof) invented and/or developed by T. William Hutchens (“Hutchens”) and Tai-Tung Yip (“Yip”);

WHEREAS, Baylor desires to grant to the Company and the Company desires to obtain an exclusive, worldwide license to use the Technology, with a right to develop, make and have made, use, sell, market and otherwise commercially exploit products and services using the Technology;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  As used herein, the terms “Agreement,” “Baylor,” “Effective Date,” “Company,” “Hutchens” and “Yip” shall have the meanings indicated above.  As used herein, the following terms shall have the following meanings:

1.1                                 “Fields of Interest” shall mean desorption and ionization strategies for the analysis of analytes and molecules.

1.2                                 “Patent Rights” shall mean all U.S. patents or patent applications (including but not limited to the Disclosure of Invention) listed on Schedule 1.2 hereof, and all divisions, reissues, re-examinations, renewals, continuations, continuations in-part, extensions and patents issued thereon, and any and all other counterpart applications in any other countries and patents and inventor’s certificates, utility models and the like issuing therefrom.

1.3                                 “Technology” shall only mean and include the Patent Rights together with related know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or

“Highly Confidential-Attorneys’
Eyes Only” Pursuant to
Protective Order

materials and sources thereof, whether or not patentable, in each case that relate to the Patent Rights and are included within the Fields of Interest and (i) have been developed in a laboratory at Baylor that was under the direct supervision of Hutchens or Yip or (ii) that otherwise have been developed by Hutchens or Yip prior to the Effective Date.  The Technology includes, but is not limited to, biological, medical, mechanical, chemical, engineering and other scientific and practical information, drawings, specifications, notes, records, lab notebooks and other writings or compilations of information.

1.4                                 “Licensed Patented Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, in any country where such product or service is covered by one or more valid claims within the Patent Rights.

1.5                                 “Licensed Product” shall mean any product made, used, marketed or sold, or any service used, marketed or sold, using all or any part of the Technology and which is not covered under “Licensed Patented Product.”

1.6                                 “Shares” shall have the meaning set forth in Section 2.4.

1.7                                 “Net Sales” shall mean all monies and/or equivalent goods and services received by the Company for the manufacture, use and sale of Licensed Patented Products or Licensed Products less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sale taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.8                                 “First Commercial Sale” shall mean the date on which the Company first transfers title to a Licensed Patented Product or Licensed Product to an independent third party for monetary consideration.

1.9                                 “Improvement” shall mean any change or modification to an invention disclosed in the Patent Rights or in the Technology that, if unlicensed, would infringe one or more claims of any issued patent included within the Patent Rights and made in a laboratory at Baylor under the supervision of Hutchens and Yip during the four year period commencing on the Effective Date.

1.10                           “Affiliate” shall mean with respect to a particular Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such other Person, (b) any Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such other person, and (d) any officer, director or partner of such other Person.

1.11                           “Person” shall mean any individual, corporation, partnership, trust, estate, or other entity or association.

2.                                       Assignment and Grant of License:  Initial License Fee; Royalties; Equity.

2.1                                 Grant of Exclusive License to Company.  Subject to the terms and conditions hereof, effective as of the Effective Date, Baylor hereby grants to the Company an exclusive, worldwide, transferable license (with the right to sublicense) to use the Technology and any Improvement, with rights to develop, make and have made, use, sell and market and otherwise commercially exploit Licensed Patented Products and Licensed Products using such Technology and any Improvement throughout the world; provided, however, that the exclusive license of the Technology and any Improvement to the Company shall be subject to, and non-exclusive with respect to:

(a)                                  the use of the Technology and any Improvement by Baylor solely for non-commercial research purposes;

(b)                                 any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America; and

(c)                                  the right hereby reserved to Baylor and its faculty, staff, students and employees to publish scientific findings from research related to the Technology and any Improvement (provided, however, that no such right shall apply to matters within the scope of the Disclosure of Invention set forth on Schedule 1.2 for the period of 120 days commencing on the Effective Date).

2.2                                 Initial License Fee.  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor $50,000 in cash on the Effective Date.

2.3                                 Royalties.

(a)                                  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of two percent (2%) of Net Sales of Licensed Patented Products sold by the Company or an Affiliate or (ii) a royalty of ten percent (10%) of the Net Sales of Licensed Patented Products sold by a sublicensee for a period of four years from the first Commercial Sale.  Notwithstanding the foregoing, the obligation to pay royalties set forth in Section 2.3(a)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(b)                                 In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to pay Baylor (i) a royalty of one percent (1%) of Net Sales of any Licensed Product sold by the Company or an Affiliate or (ii) a royalty of five percent (5%) of the Net Sales of Licensed Products sold by a sublicensee for a period of four years from the first Commercial Sale.  Notwithstanding the foregoing, the obligation to pay royalties set forth in Section 2.3(b)(ii) shall not to exceed in the aggregate $50,000 per 12 month period.

(c)                                  In the event that the Company fails to pay the royalties described in this Section 2.3 on or before the last day of the time period set forth in Section 4.l(a) within which such royalties are due, such royalties shall bear interest from and after such date until paid at a variable rate per annum equal to the lesser of (i) the highest lawful rate permitted by applicable law as defined in Section 12.14 hereof) and (ii) “Texas Commerce Bank–Houston, N.A. Prime”, “Texas Commerce Bank–Houston, N.A Prime” means the fluctuating interest rate per annum announced from time to time by Texas Commerce Bank–Houston, N.A. as its “Prime Rate” (or, if otherwise denominated, such bank’s reference rate for interest rate calculations on general commercial loans) which rate is not necessarily the lowest or best rate which such bank may at any time and from time to time charge any of its customers.  Each such royalty payment when made shall be accompanied by all accrued and unpaid interest.  Said interest and the payment and acceptance thereof shall not negate or waive the right of Baylor to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment or any other breach of this Agreement by the Company.

2.4.                              Equity.  In consideration in part for the grant of the exclusive license set forth in Section 2.1, the Company agrees to issue shares of its common stock, $.01 par value to Baylor (the “Shares”).  On the date hereof, the Company has issued to Baylor 160 of the Shares.  The Company hereby covenants and agrees that the Company shall issue no shares of its capital stock or grant any rights for the issuance of any shares of its capital stock if as a result of such issuance and/or grant, after the date of such issuance and/or grant, the Shares would represent less than 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

2.5.                              Subsequent Shares.  In the event that the Company issues additional shares of its capital stock or grants additional rights for the issuance of any shares of its capital stock, it shall distribute to Baylor a sufficient number of its shares of common stock, $0.01 par value to maintain Baylor’s 8% ownership interest in the Company.  In addition to the consideration for the issuance of the shares described in Section 2.4 hereof, Baylor shall pay the Company an amount equal tothe par value per share of the Company’s common stock for each Share issued pursuant to this Section 2.5.  The Company agrees that it shall not increase the par value of its shares of common stock above $0.01 per share.

3.                                       Warranties and Representations.

3.1                                 Baylor.  Baylor represents and warrants that:

(a)                                  Baylor is validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and authority to execute and deliver this Agreement have been duly authorized by all necessary action on the part of Baylor.

(c)                                  Baylor has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(d)                                 Baylor hereby represents and warrants that, other than the grant set forth herein including, without limitations, any non-exclusive license that Baylor may be required by law to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America, it has not encumbered, restricted, transferred or otherwise burdened the Technology.

(e)                                  Baylor hereby represents and warrants that on the date hereof, other than as set forth in Schedule 3.1 hereto, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Technology.

(f)                                    Except as may be expressly set forth herein, Baylor hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Technology, and Improvement or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  Without limiting the generality of the foregoing, Baylor makes no representations or warranties as to the patentability, noninfringement, use or other application of the Technology or any Improvement, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Technology or any Improvement.

3.2                                 Company.  The Company represents and warrants that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

(b)                                 The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(c)                                  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(d)                                 The Shares have been duly authorized and upon issuance, pursuant to the terms hereof and for the consideration herein set forth, will be validly issued, fully paid and nonassessable.

(e)                                  On the date of such issuance, the Shares will represent at least 8% of the total issued and outstanding shares of capital stock of the Company (assuming for this purpose that all rights then outstanding for the issuance of shares of capital stock of the Company had been exercised, converted or otherwise effected, as the case may be, so that such shares of capital stock issuable pursuant to such rights were issued and outstanding).

3.3                                 No Assurance of Patents.  Baylor represents and warrants to the Company that, and the Company represents and warrants to Baylor that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Technology or any Improvement will actually be issued.  In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.3(a) relating to such claim will be effectively deleted from this Agreement.  In the event that all claims of the Patent Rights or any future disclosures made to the Company under this Agreement are abandoned by Baylor or are finally rejected by the Patent Office, with exhaustion of all appeals, then the provisions of Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement, however, in respect to Section 2.3(a), Section 2.4, Section 2.5 and Section 3.2(e) there shall be no retroactive adjustment.

4.                                       Financial Statements; Other Information.

4.1                                 (a)                                  At the close of each calendar quarter, the Net Sales from the Licensed Patented Products and Licensed Products for which revenues have been received by the Company shall be computed, and the royalties earned thereon shall be paid to Baylor within 60 days after the close of said quarter.

(b)                                 With each royalty payment, the Company shall furnish to Baylor a written accounting report for the closed quarter stating the Net Sales Receipts, the royalties due and the royalties paid.

(c)                                  The Company agrees to maintain written records with respect to its operations pursuant to this Agreement in sufficient detail to enable Baylor or its designated accountants to compute the amount of royalties payable to Baylor, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due hereunder. Baylor shall pay the costs of said examination unless a discrepancy of greater than 5% in royalties due is present, in which case the Company shall reimburse Baylor for the examination expenses.

4.2                                 The Company will furnish to Baylor, so long as Baylor owns any of the Shares, as soon as practicable after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries (if any), as at the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries (if any) for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon of independent certified public accountants selected by the Company, which report shall state that (i) such financial statements have been prepared in accordance with generally accepted accounting principles and (ii) the report by such accountants in connection with such financial statements has been made in accordance with generally accepted accounting principles.

5.                                       Protection of Property Rights.

5.1                                 Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to use all reasonable efforts to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement related to the Patent Rights or Technology, or any Improvement, together with any and all documentation and other physical manifestations or embodiments thereof.  In carrying out its obligations hereunder each receiving party shall use the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.  The trustees, officers, directors and department heads of Baylor and its Affiliates shall not disclose, directly or indirectly, internally or externally (excluding disclosures to those with knowledge of such information prior to the Effective Date), information contained within the Patent Rights for 120 days from the Effective Date, except to the Company, Hutchens or Yip. In the event that the trustees, officers, directors or department heads of Baylor of its Affiliates shall violate this provision, then the provisions of Section 2.3, Section 2.4, Section 2.5 and Section 3.2(e) will be effectively deleted from this Agreement.

5.2.                              Exemptions.  The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  on the date hereof, is a publicly available document unless such document became publicly available as a result of the fault of the trustees, officers, directors or department heads of Baylor or its Affiliates;

(b)                                 at the time of its disclosure hereunder, is without fault of the receiving party, part of the public domain;

(c)                                  subsequent to its disclosure hereunder, is obtained from a third party not subject to a contractual or fiduciary obligation for confidentiality to the disclosing party and without fault of the receiving party;

(d)                                 is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure;

(e)                                  is disclosed pursuant to any research grant or required report relating to technology included within the Fields of Interest from a non-commercial granting entity such as grants from the United Stated Department of Health and Human Services and other governmental and private non-profit agencies; provided, however, that the terms of any such research grant application are first approved by the Board of Directors of the Company.

5.3                                 Disclosures.  Notwithstanding the foregoing, the parties understand and agree that the Company may, to the extent it deems necessary or appropriate, disclose the Technology and any Improvement to potential sublicensees or investors, but the Company agrees to use its reasonable efforts to make such disclosures subject to a satisfactory confidentiality agreement.

5.4                                 Rights to Subsequent Technologies.  Any subsequent discoveries, inventions, and/or technologies resulting from the development of the Technology at and by the Company shall belong to the Company.  During the four year period commencing on the Effective Date, the rights to any subsequent discoveries, inventions and/or technologies in the Fields of Interest developed in a laboratory under the supervision of Hutchens and/or Yip at Baylor shall be licensed to the Company pursuant to the provisions of this Agreement (including without limitation thereto, Section 2.3) as if such technologies were Technology.  Additionally, during the four year period commencing on the Effective Date, Baylor agrees that the Company shall have a right of first refusal for 30 days following an offer to purchase or license any subsequent discoveries, inventions and/or technologies within the Fields of Interest by an employee at Baylor not under the supervision of Hutchens and/or Yip for any rights held by such employee at Baylor.

5.5                                 Patent Applications.

(a)                                  The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any U.S. patent application, or to maintain any U.S. patent application or patent regarding the Technology or any Improvement.  If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the U.S. patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all U.S. patent applications and take all actions necessary to maintain and enforce the Patent Rights and propriety rights in and to the Technology and any Improvement in respect of any U.S. patent application or U.S. patents included therein.

(b)                                 The Company shall have initial responsibility for deciding whether and how to file, or continue prosecution of, any foreign patent application, or to maintain any foreign patent application or patent regarding the Technology or any Improvement.  If the Company decides to take such actions:

(i)                                     The Company will pay all costs incurred after the Effective Date incident to the foreign patent applications, patents and like protection regarding the Technology and any Improvement, including all costs incurred for filing, prosecution, issuance and maintenance fees, as well as any costs incurred in filing continuations, continuations in-part, divisionals or related applications and any re-examination or reissue proceedings.

(ii)                                  The Company will, at its expense (for costs incurred after the Effective Date), prosecute with good faith and due diligence all foreign patent applications and take all actions necessary to maintain and enforce the Patent Rights and proprietary rights in and to the Technology and any Improvement in respect of any foreign patent application or patent including therein.

(iii)                               The Company will, at its expense (for costs incurred after the Effective Date), prepare and dispatch for foreign filings within such period of time as will result in the applications of the “one year conviction” as to retroactive filing date proper applications for foreign letters patent regarding the Technology and any Improvement.

(c)                                  The Company shall timely notify Baylor in writing of the Company’s decision to file any patent application regarding the Technology or any Improvement, or to abandon the prosecution of any patent application or patent regarding the Technology or any Improvement.  Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any U.S. applications or continue said prosecution or maintenance of such patent application or patents.  If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any U.S. applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon any such application or patent.  In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in the United States attributable to such patent applications or patents.

(d)                                 The Company shall timely notify Baylor in writing of the filing of the Company’s decision to file any foreign patent applications regarding the Technology or any Improvement, or to continue prosecution of a patent application to issuance or to maintain any foreign patent application or patent or to abandon the prosecution of any such patent application or patent regarding the Technology or any Improvement.  Baylor shall timely notify the Company in writing in the event that Baylor determines that the Company should file any foreign patent applications or continue said prosecution or maintenance of such patent application or patents.  If the Company does not timely notify Baylor that the Company will do so, then Baylor may file any foreign applications or continue said prosecution or maintenance of such patent application or patents at Baylor’s expense, provided, however, that Baylor shall likewise notify the Company in writing of its decision to do so, as well as its decision to abandon any such application or patent.  In the event Baylor does make any such filing or continues such prosecution or maintenance, pursuant to the provisions of this Section, the Company shall lose and forfeit the rights granted to it hereunder in respect to the Technology or any such Improvement in any such foreign jurisdiction attributable to such patent applications or patents.

(e)                                  Each of the parties hereto agrees to cooperate with the other parties to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Technology and any Improvement, including fully agreeing to execute any and all documents to give the Company the full benefit of the licenses granted herein.

5.6                                 Use of Baylor’s Name.  The Company shall have no right or license pursuant to this Agreement to use the name of, trademarks, logotypes or symbols associated with, or otherwise refer to, “Baylor,” “Baylor College of Medicine,” “BCMT,” “BCM Technologies, Inc.” or their affiliated entities or any derivative thereof or any of the members of their faculty or staff in the use, advertisement, public disclosure by press release or otherwise, promotion or sale of the Technology or products and services utilizing the Technology without the express written consent in each instance of Baylor, and nothing herein shall imply or be deemed to grant said right or license, provided, however that this prohibition shall not extend to the use of the names “IllumeSys,” Hutchens or Yip.

6.                                       Infringement.

6.1                                 Notification.  Each party shall promptly inform the other party of any suspected infringement of the Patent Rights or of any patents issued on Technology or any Improvement or any misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Technology or any Improvement, and with respect to such activities as are suspected, Baylor and the Company shall each have the right to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party in accordance with the following procedures:

(a)                                  If Baylor and the Company agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree or settlement, shall be shared equally.  The Company shall exercise control over such action, provided, however, that Baylor may, if it so desires, be represented by counsel of its own selection, the fees for which shall be paid by Baylor.

(b)                                 In the absence of agreement to institute a suit jointly, the Company may institute suit, and, at its option, join Baylor as a plaintiff.  In such event, the Company shall bear the entire cost of such litigation, and the Company shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(c)                                  In the absence of agreement to institute a suit jointly and if the Company decides not to institute a suit as provided in (b) above and timely notifies Baylor of such decision, Baylor may institute suit and, at its option, join the Company as a plaintiff.  In such event, Baylor shall bear the entire cost of such litigation, and Baylor shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

(d)                                 Should either Baylor or the Company commence a suit under the provisions of this Section 6.1 and thereafter elect to abandon the same, it shall give timely prior notice thereof to the other party who may, if it so desires, continue prosecution of such suit.  If the other party desires to continue prosecution, it shall bear the entire cost of continuation of such suit, and it shall be entitled to retain any recovery by way of judgment, award, decree or settlement.

6.2                                 Consent of Other Party.  Neither Baylor nor the Company shall settle any action covered by this Section 6 without first obtaining the prior written consent of the other party, which consent will not be unreasonably withheld.

6.3                                 Exercise of the Company’s Right.  Baylor shall not be liable for any losses incurred as the result of an action for infringement brought against the Company as a result of the Company’s exercise of any right granted under this Agreement.

7.                                       Independent Contractor.  It is agreed that the relationship of the Company to Baylor in the performance of this Agreement is as an independent licensee and that the Company is not an agent of Baylor.  The Company agrees to refrain form representing itself as being the agent of Baylor in performing or acting pursuant to this Agreement. The Company shall not have the power or authority to bind or otherwise commit Baylor and shall not attempt to do so.

8.                                       Exportation/Importation.

8.1                                 Exportation.  The Company shall fulfill all governmental formalities with respect to exportation of Technology and any Improvement and tangible materials embodying or reflecting same from the United States.  It is particularly understood and agreed that before Baylor shall be required to perform any obligation hereunder which shall be subject to the United States exportation regulations, the Company shall first provide Baylor with any letter of assurance or other certification which may be required to comply with the export administration regulations or other regulations of the U.S. Department of Commerce or any other agency or instrumentality of the federal government of the U.S. having jurisdiction over the export of products or technical data from the U.S. The Company further agrees it will comply with said regulations in respect to any exportation or reexportation of Technology and any Improvement. Inability or failure, if any, of the Company to secure any necessary government license or approval to export any of the Technology to any particular country or countries shall not entitle the Company to terminate the Agreement or to any form of relief, credit, rebate or recovery from Baylor.

8.2                                 Importation.  The Company shall fulfill all governmental formalities with respect to importation or transfer of the Technology or products embodying the Technology and any Improvement.

8.3                                 Fees and Expenses.  The Company shall be responsible for any fees, duties or taxes necessary to comply with export formalities, regulations or laws.

9.                                       Indemnification.

9.1                                 Representations; Covenants.

(a)                                  The Company agrees to indemnify and hold Baylor, its Affiliates and its respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by the Company herein.

(b)                                 Baylor agrees to indemnify and hold the Company, its Affiliates and their respective officers, trustees, directors, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney’s fees and expenses), obligations to any third party or causes of action by any third party arising out of or related to any breach of the representations, warranties, covenants and agreements made by Baylor herein.

9.2                                 Use of Technology.  The Company agrees to protect, defend, indemnify and hold Baylor, its Affiliates and their respective officers, trustees, directors, employees, agents and representatives harmless from and against, and to pay any and all amounts arising out of any and all losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings (whether in contract, tort, strict liability or otherwise), fines, assessments, damages or any other amounts of whatever nature which Baylor, its Affiliates or their respective officers, trustees, directors, employees, agents or representatives may sustain or incur, of any claims or demands of any third party (including, but not limited to, the officers, directors, employees, agents, consultants, representatives or servants of the Company) arising from the use, testing, operation, sale, lease or manufacture of the Technology or any Improvement or products and services (including without limitation thereto, Licensed Patented Products and Licensed Products) using the Technology or any Improvement (including those resulting in whole or in part from the negligence of any of such indemnified Persons conducted under the direct supervision of the Company, Hutchens or Yip, but not otherwise), provided, however, that the Company shall not be required to indemnify and hold such indemnified Persons harmless from and against losses, liabilities, claims, demands, causes of action, lawsuits or other proceedings, fines, assessments, damages or any other amounts of whatever nature which such indemnified Persons may sustain or incur as a result of the use, testing, sale or manufacture of the Technology or any Improvement prior to the Effective Date, or the use, testing, sale or manufacture of the Technology or any Improvement by Baylor its Affiliates and their respective officers, trustees, directors, employees, agents and representatives arising out of the gross negligence or willful misconduct of such indemnified Persons or the negligence of such indemnified Persons not conducted under the direct supervision of the Company, Hutchens or Yip.

9.3                                 Indemnification Procedures.

(a)                                  Baylor will promptly notify the Company in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Sections 9.1(a) or 9.2.  Baylor’s failure to notify the Company will not relieve the Company from any liability thereunder except to the extent that the Company suffers any additional damages under Sections 9.1(a) or 9.2 due to Baylor’s failure to notify the Company or except to the extent that such failure to notify adversely affects the Company’s ability to defend any claims made by any third party.  After receiving notice of said action, the Company is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying Baylor in writing and by selecting counsel reasonably satisfactory to Baylor.  After Baylor has received notice of the Company’s election to assume the defense of the action and has approved the Company’s counsel, the Company will not be liable under Section 9.1(a) or 9.2 for any legal or other expenses subsequently incurred in connection with the defense thereof unless (i) Baylor, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, in which case Baylor shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of Baylor, (ii) the Company shall not have employed counsel reasonably satisfactory to Baylor to represent Baylor within a reasonable time after notice of commencement of the action, or (iii) the Company has authorized the employment of counsel for Baylor at the expense of the Company.

(b)                                 The Company will promptly notify Baylor in writing of notice of any claims or potential claims or the commencement of any action, if a claim in respect thereof is to be made against the Company under Section 9.l(b).  The Company’s failure to notify Baylor will not relieve Baylor from any liability to the Company except to the extent that Baylor suffers any additional damages under Section 9.l(b) due to the Company’s failure to notify Baylor and except to the extent that such failure to notify adversely affects Baylor’s ability to defend any claims made by any third party.  After receiving notice of said action, Baylor is entitled to participate in the defense therein, and may elect to assume the defense thereof by promptly notifying the Company in writing and by selecting counsel reasonably satisfactory to the Company.  After the Company has received notice of Baylor’s election to assume the defense of the action and has approved Baylor’s counsel, Baylor will not be liable to the Company under Section 9.4(b) for any legal or other expenses subsequently incurred by the Company in connection with the defense thereof unless (i) the Company, in any action has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Baylor, in which case the Company shall have the right to select separate counsel to assume said legal defenses and to otherwise participate in the defense of said action on behalf of the Company, (ii) Baylor shall not have employed counsel reasonably satisfactory to the Company, to represent the Company within a reasonable time after notice of commencement of the action, or (iii) Baylor has authorized the employment of counsel for the Company at the expense of Baylor.

(c)                                  No party shall settle any action covered by Sections 9.1 or 9.2 without first obtaining the consent of the other party.  Such consent will not be unreasonably withheld by either party.

9.4                                 Insurance.

(a)                                  Prior to the First Commercial Sale, the Company agrees to cause Baylor (and its respective officers, directors, trustees and employees, as the case may be) to be included as additional named insureds under its product and general liability insurance coverages, if any.

(b)                                 Commencing with the First Commercial Sale of the Technology, Improvement, Licensed Product or Licensed Patented Product (referred to herein as “Products”), the Company and each of its affiliates and sublicensees, as applicable, shall, for so long as the Company or its Affiliates or sublicensees manufacture, sell, test, operate, license, lease or use the Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name Baylor and its Affiliates as additional insureds and shall be purchased from a carrier reasonably deemed acceptable to Baylor.  The Company shall promptly provide verification of such insurance coverages to Baylor.

10.                                 Term and Termination.

10.1                           Patent and License Termination.  Unless sooner terminated as otherwise provided herein, the license granted pursuant to Section 2.1 hereof will terminate on the later to occur of (i) the date of expiration of the last of the Patent Rights to expire and (ii) in the event no patents included within the Patent Rights issue, the first date following both (x) the tenth anniversary of the First Commercial Sale and (y) the date of abandonment of the last of the patent applications filed or pending during the term hereof included in the Patent Rights to be abandoned.

10.2                           Events of Default.  The following events will be considered events to default under this Agreement:

(a)                                  the assets of the Company are seized or attached, in conjunction with any action against it by any third party, and such seizure or attachment is not abated within 90 days;

(b)                                 (x) the Company is dissolved or (y) a sale of all or substantially all of the assets of the Company pursuant to a liquidation without the prior written approval of Baylor is made; or

(c)                                  The Company assigns or attempts to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor, which approval shall not be unreasonably withheld.

10.3                           Agreement Breaches.  Either party may terminate this Agreement in the event that the other breaches any provision of this Agreement and fails to remedy said breach within 90 days after being given written notice of the breach.

10.4                           Company’s Voluntary Termination of License.  The Company may terminate this Agreement upon prior written notice of 180 days to Baylor.

10.5                           Consequences of Termination.  In the event that an event of default described in Section 10.2 occurs, or this Agreement is terminated under Section 10.3 or 10.4:

(a)                                  Any and all rights in and to the Technology and any Improvement will revert to Baylor;

(b)                                 All grants and licenses made pursuant to this Agreement will automatically terminate;

(c)                                  The Company will within ten days of such termination destroy all copies of all documents and other tangible information in its possession or control which contain the Technology and any Improvement;

(d)                                 Company will execute all instruments as Baylor may reasonably request which are necessary to reinvest any licensed rights;

(e)                                  Subject to Section 5, Company will maintain after the termination of this Agreement the confidentiality of all confidential information of Baylor;

(f)                                    The Company will not use any confidential information regarding the Technology and any Improvement for a period of five years after termination of this Agreement;

(g)                                 The Company will have 45 days to complete the manufacture and 180 days to complete the sale or license of any Licensed Patented Products and Licensed Products in stock or in the course of manufacture at the time of termination;

(h)                                 Except as expressly provided herein, the Company will be discharged or relieved from any liability or obligation existing prior to such termination;

(i)                                     Baylor shall be released from any obligations of confidentiality with respect to the Technology and any Improvement as set forth in Section 5.

11.                                 Assignment and Sublicensing.

11.1                           Assignment by Baylor. Baylor may assign its rights hereunder, including without limitation thereto the right to receive the consideration for the license herein granted.

11.2                           Assignment by the Company.  The Company may not assign or attempt to assign any rights under this Agreement (other than as set forth in Section 2.1) without the prior written approval of Baylor.

12.                                 Miscellaneous.

12.1                           Further Assurances.  Without further consideration, Baylor hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as the Company hereunder may reasonably request to more effectively license to the Company the rights granted hereunder, and to assist the Company in the recordation of same as necessary, all in such form and substance as the Company may reasonably request and at its expense.

12.2                           Applicable Law.  The substantive laws of the State of Texas excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.  This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and the Company and Baylor agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas to hear all disputes arising under this Agreement

12.3                           Severability.  All parties hereby especially agree in contract that neither party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the parties hereto.

12.4                           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

12.5                           Headings.  The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

12.6                           Entire Agreement.  This Agreement, including the Schedules hereto, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein or in the Schedules hereto, and that no agreement, statement or promise relating to the subject matter hereof, which is not contained in this Agreement and the Schedules hereto, shall be valid or binding.

12.7                           Successors.  This Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

12.8                           No Waiver.  The parties covenant and agree that if either party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if either party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof.  None of the terms, covenants and conditions of this Agreement may be waived by either party except by its written consent.

12.9                           Survivability.  The provisions, rights and obligations set forth in Articles 1, 3, 4, 5, 8, 9, 10 and 12 and any other obligations set forth herein that by their terms survive termination, will survive the termination of this Agreement.

12.10                     Amendments.  No amendment or modification to this Agreement will be effective unless it is in writing and signed by each party.

12.11                     Notice.  Any notice required or permitted to be given to another party hereto shall be given by sending such notice by registered or certified mail, postage prepaid to the address set forth herein, or to such other address as that party may designate by like notice.

12.12                     Expenses.  Except as expressly provided herein, each party to this Agreement will be responsible for its own legal and other costs and charges in the preparation, execution and performance hereof.

12.13                     Sublicensees and Sublicensee Agreements.  The Company shall give Baylor prompt written notification of the identity and address of each Affiliate or sublicensee with which it concludes a sublicense agreement and shall furnish Baylor with a copy of such sublicense agreement.

12.14                     Usury Savings.  It is the intent of Baylor and the Company in the execution and performance of this Agreement to remain in strict compliance with Applicable Law from time to time in effect.  In furtherance thereof, Baylor and the Company stipulate and agree that none of the terms and provisions contained in this Agreement, or in any document securing or otherwise relating to this Agreement, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under Applicable Law.  For purposes of this Agreement, “interest” shall include the aggregate of all charges that constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Agreement or under any other document executed in connection herewith or pursuant hereto.  The Company shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the maximum rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and any such other document which may be in apparent conflict herewith.  If under any contingency the effective rate or amount of interest that would otherwise be payable under this Agreement would exceed the maximum rate or amount of interest Baylor is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Baylor shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest that would, in the absence of this provision, increase the effective rate or amount of interest payable under this Agreement to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal owed or the amount of interest that would otherwise be payable or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the maximum rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination.  Baylor and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Agreement or any other document that is made for the purpose of determining whether such rate or amount exceeds the maximum lawful rate or amount, shall be made to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term hereof or thereof, as applicable, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by Baylor.  As used herein, the term “Applicable Law” means that law in effect from time to time and applicable to this Agreement which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest hereunder, including laws of the State of Texas, and to the extent controlling or providing for a higher rate of interest, federal laws of the United States of America.  It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, as amended, Vernon’s Texas Civil Statutes) shall be included in laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article 1.04 hereto, the interest ceiling applicable hereto under said Article 1.04 shall be the indicated rate ceiling from time to time in effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

“Baylor”

BAYLOR COLLEGE OF MEDICINE

By:	/s/ R.W. Evans for CRR
C.R. Richardson		R.W. EVANS
Vice President for Finance and Administration		EXECUTIVE DIRECTOR, BUSINESS SERVICES

“Company”

MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ Al Zwan
Al Zwan
President

Schedule 1.2

1.                                       U.S. Patent Application Serial No. 08/068,896 filed May 28, 1993, for: METHOD AND APPARATUS FOR DESORPTION AND IONIZATION OF ANALYTES; Inventors:  T. William Hutchens and Tai-Tung Yip.

2.                                       Disclosure of Invention or Copyrightable Material dated June 11, 1993 for: SURFACES AND DEVICES FOR THE SIMULTANEOUS SEQUENCE ANALYSIS OF MULTIPLE PROTEINS OR DNA MOLECULES; Investigations: T. William Hutchens and Tai-Tung Yip.

Schedule 3.1

None.

EXHIBIT B

TECHNOLOGY TRANSFER AGREEMENT
between
MOLECULAR ANALYTICAL SYSTEMS, INC.
and
ISP ACQUISITION CORPORATION

this technology transfer agreement (the “Agreement”) is made and entered into on this 7th day of April, 1997 (the “Effective Date”), by and between molecular analytical SYSTEMS, INC. (“MAS”), a Texas corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815, and ISP acquisition corporation (“CIT”), a California corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815.

WlTNESSETH:

whereas, pursuant to the Baylor Technology Transfer Agreement, MAS is the exclusive licensee of certain rights and interest in and to the Baylor Technology (as such terms are defined below); and

whereas, MAS desires to grant to CTI and CTI desires to obtain rights under the Baylor Technology and the MAS Technology to make, use, sell, offer for sale and import products in the Other Markets and, under certain circumstances, in the Drug Discovery Market (as such terms are defined below); and

whereas, MAS and IllumeSys are, simultaneous with the execution of this Agreement, entering into that Technology Transfer Agreement dated as of April 7, 1997 (the “MAS/IllumeSys Agreement”) granting certain license rights from MAS to IllumeSys for the Life Sciences Market and the Drug Discovery Market.

NOW, therefore, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                 definitions

As used herein, the terms “Agreement,” “MAS,” “Effective Date,” “CTI” and “MAS/IllumeSys Agreement” shall have the meanings indicated above.  As used herein, the following terms shall have the following meanings:

1.1                               “Affiliate” shall mean any person, corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question.  As used in this definition of “Affiliate”, the term “control” shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

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1.2                               “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.3                               “Baylor Technology” shall mean all Technology (as such term is defined in the Baylor Technology Transfer Agreement) which is licensed from Baylor to MAS pursuant to the Baylor Technology Transfer Agreement.

1.4                               “Baylor Technology Transfer Agreement” shall mean that Technology Transfer Agreement, dated September 14, 1993, between MAS and Baylor.  A copy of the Baylor Technology Transfer Agreement is attached hereto as Exhibit A.

1.5                               “Ciphergen” shall mean Ciphergen Biosystems, Inc., a California corporation having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.6                               “CTI Field of Use” shall mean the scope of the grant to CTI set forth in Sections 2.1(a), 2.1(b) and 2.l(c) herein.

1.7                               “Date of First Commercial Sale” shall mean the date on which CTI or any Sublicensee or Affiliate first transfers title to a Licensed Product to a Third Party (other than an Affiliate of such Sublicensee) for monetary consideration.

1.8                               “Drug Discovery Market” shall mean Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.9                               “Drug Discovery Product” shall mean any device, instrument or consumable for use by a Third Party in the Drug Discovery Market.  This term does not include any drug discovered by use of a Drug Discovery Product.

1.10                        “IllumeSys” shall mean IllumeSys Pacific, Inc., a California corporation.

1.11                        “Improvement” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.12                        “Laboratories” shall mean all laboratories and laboratory environments.

1.13                        “Licensed Product” shall mean any product made, used, sold, imported or offered for sale or any service used, sold or offered for sale, using all or any part of the Licensed Technology.

1.14                        “Licensed Technology” shall mean the Baylor Technology, Improvements and the MAS Technology.

1.15                        “Life Sciences Market” shall mean all Laboratories doing bioanalytical or biological measurements or assays.  It is understood that “Life Sciences Market” includes, without limiting the foregoing, Laboratories developing clinical diagnostics.  It is further

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understood that “Life Sciences Market” does not include (i) Laboratories performing clinical diagnostics for patients or other third party customers, (ii) entities involved in making, using and selling instruments, devices, consumables, services and information for use by individual persons (e.g. the consumer market), and (iii) Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.16                        “MAS Technology” shall mean all inventions, know-how, information, processes, formulae, patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS (i) prior to the Effective Date or (ii) after the Effective Date and prior to the four-year anniversary of the Effective Date.  “MAS Technology” shall not include the Baylor Technology or Improvements.

1.17                        “Net Sales” shall mean all monies and/or equivalent goods and services received directly by CTI or an Affiliate of CTI from the manufacture, use, sale, offer for sale or import of Royalty-Bearing Products by CTI or an Affiliate of CTI, less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.18                        “Other Markets” shall mean all Laboratories doing bioanalytical or biological measurements or assays which are not part of the Life Sciences Market or the Drug Discovery Market.

1.19                        “Patent Rights” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.20                        “Patents and Patent Applications” shall mean (i) any U.S. patent application, and any patent issuing therefrom, covering the Licensed Technology; (ii) any divisionals, continuations, continuations-in-part, extensions and reissues of the foregoing and (iii) any foreign equivalents of the applications or patents described in clause (i) or (ii).

1.21                        “Royalty-Bearing Products” shall mean any Licensed Products which use all or any part of the Baylor Technology.

1.22                        “Sublicensee” shall mean any Third Party to whom CTI grants a further sublicense under the Licensed Technology, as permitted by Section 2.1 and 2.2 of this Agreement.

1.23                        “Third Party” shall mean any party other than MAS, CTI or any Affiliate of MAS or CTI.

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2.                            GRANT OF LICENSE AND LICENSE FEE

2.1                               (a)                                  Exclusive License Grant to CTI for Other Markets.  MAS hereby grants to CTI:

(i)                                    a royalty-bearing (for such time period as is set forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Other Markets; and

(ii)                                a royalty-free, exclusive, worldwide license, with a right to sublicense, under the MAS Technology to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Other Markets.

(b)                                  Coexclusive License to CTI for Drug Discovery Markets.  Subject only to those rights granted to IllumeSys by way of the MAS/IllumeSys Agreement, MAS hereby grants to CTI:

(i)                                    a royalty-bearing, co-exclusive (with IllumeSys), worldwide sublicense under the Baylor Technology and Improvements to make and use, but not to sell or offer for sale, Drug Discovery Products; and

(ii)                                a royalty-free, conclusive (with IllumeSys), worldwide license under the MAS Technology to make and use, but not to sell or offer for sale, Drug Discovery Products.

CTI shall have a right to grant further sublicenses under the license and sublicense contained in this Section 2.l(b), but only to CTI Affiliates and one or more Third Parties for the purpose of allowing each such Affiliate or Third Party to make Drug Discovery Products for the Affiliate’s or Third Party’s own internal use.  It is understood that any drug or information discovered by CTI or its permitted sublicensees may be sold without payment of further consideration to MAS.  It is also understood that, pursuant to the MAS/IllumeSys Agreement, MAS has granted to IllumeSys (i) a co-exclusive right to make, use and import Drug Discovery Products, but without the right of IllumeSys to grant a sublicense except to have Drug Discovery Products made for sale by IllumeSys; (ii) the exclusive right to sell Drug Discovery Products; and (iii) the right to use the Baylor Technology, Improvements and the MAS Technology in the Drug Discovery Market for the purpose of developing and providing data and other information to Third Parties about the characteristics of compounds which IllumeSys may be asked to analyze for such Third Parties.

(c)                                  Each of the foregoing sublicenses in Section 2.1(a) and 2.1(b) shall be subject to the terms of subsection (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement.

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2.2                               License Fee.  In consideration for the grant of the sublicenses set forth in Section 2.1.  CTI agrees to pay MAS an amount equal to two percent (2%) of Net Sales received by CTI or a CTI Affiliate front the Date of First Commercial Sale until the fourth anniversary of the Date of First Commercial Sale.  Notwithstanding the foregoing, the obligation of CTI to make payments under this Section 2.2 shall not exceed $500,000 per twelve-month period commencing on each of (i) the Date of First Commercial Sale, (ii) the first anniversary of the Date of First Commercial Sale, (iii) the second anniversary of the Date of First Commercial Sale and (iv) the third anniversary of the Date of First Commercial Sale.  This Section 2.2 shall have no further force and effect as on the fourth anniversary of the Date of First Commercial Sale and, as of such date, no further royalties shall be owed to MAS by CTI under this Agreement.

3.                              warranties and REPRESENTATION

3.1                               mas.

Except as set forth on Schedule 3.1 attached hereto, MAS represents and warrants:

(a)                                  MAS is validly existing and in good standing under the laws of the State of Texas.

(b)                                  The execution, delivery and authority to execute and deliver this Agreement has been duly authorized by all necessary action on the part of MAS.

(c)                                  MAS has the power and authority to execute and delivery this Agreement and to perform its obligations under this Agreement.

(d)                                  As of the date of this Agreement, it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(e)                                  It is the owner of the entire right, title, and interest in and to the MAS Technology, that it has the sole right to grant licenses thereunder, and that it has not granted, and will not grant, licenses thereunder to any other entity that would restrict the rights granted to CTI hereunder.  MAS also further represents that there are no agreements, written or oral, involving the MAS Technology and that it has delivered to CTI and its counsel all written agreements relating to the MAS Technology.

(f)                                    It is the exclusive licensee of the entire right, title, and interest in and to the Baylor Technology and the Improvements, that it has the sole right to grant sublicenses thereunder, and that it has not granted, and will not grant, sublicenses thereunder to any other entity that would restrict the rights granted to CTI hereunder.  MAS also further represents that there are no agreements, written or oral, involving the Baylor Technology or the Improvements

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and that it has delivered to CTI and its counsel all written agreements relating to the Baylor Technology and the Improvements.

(g)                                 To the best of its knowledge, MAS owns or possesses sufficient legal rights to all patents, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is MAS bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity.  MAS has not received any communications alleging that MAS has violated or, by conducting its business as proposed would violate, any of the patents, trade secrets, or other proprietary rights or processes of any other person or entity.  MAS is not aware of any infringement, unauthorized use or other violation by a Third Party of any of MAS’s patents, licenses, trade secrets or other proprietary rights.

(h)                                 To the best of its knowledge there is no action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Agreement, the exclusive rights of MAS to the Licensed Technology or the right of MAS to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of MAS.  The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of MAS’s employees, their use in connection with MAS’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by MAS with potential backers of, or investors in MAS or its proposed business.  MAS is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.  There is no action, suit, proceeding or investigation by MAS currently pending or that MAS currently intends to initiate.

(i)                                    On the date hereof, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Licensed Technology.

(j)                                    It is not currently in breach of the Baylor Technology Transfer Agreement, knows of no grounds for early termination of the Baylor Technology Transfer Agreement and will not breach the Baylor Technology Transfer Agreement during the term of this Agreement.  Within two (2) business days of receipt of any notice from Baylor or delivery of any notice to Baylor under the Baylor Technology Transfer Agreement, it will provide a copy of such received or delivered notice to CTI.

(k)                                Except as may be expressly set forth herein, MAS hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Licensed Technology or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

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Without limiting the generality of the foregoing, MAS makes no representations or warranties as to the patentability, noninfringement, use or other application of the Licensed Technology, or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Licensed Technology.

3.2                               CTI

CTI represents and warrants that as of the Effective Date:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)                                  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of CTI.

(c)                                  CTI has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3                               No Assurance of Patents.

MAS represents and warrants to CTI that, and CTI represents and warrants to MAS that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Licensed Technology will actually be issued.  In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.2 relating to such claim will be effectively deleted from this Agreement.  However, in respect to Section 2.2, there shall be no retroactive adjustment.

4.                                      financial statements.  At the close of each calendar quarter from the Date of First Commercial Sale through the fourth anniversary of the Date of First Commercial Sale, the Net Sales shall be computed by CTI, and the amount due thereon pursuant to Section 2.2 shall be paid to MAS within sixty (60) days after the close of said quarter.  With each royalty payment, CTI shall furnish to MAS a written accounting report for the closed quarter stating the Net Sales, the amounts due to MAS and the amounts already paid to MAS.  CTI agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to its operations pursuant to this Agreement for such calendar quarter, in sufficient detail to enable MAS or its designated certified public accountants to compute the amount of royalties due to MAS, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due MAS hereunder.  MAS shall pay the costs of said examination unless it is determined that CTI underpaid royalties by more than five percent (5%) for the period being audited by MAS, in which case CTI shall reimburse MAS for the audit expenses.

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5.                                      protection OF PROPERTY rights

5.1                               Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement, together with any and all documentation and other physical manifestations or embodiments thereof, and not to use such information for any purpose other than as set forth in this Agreement.  In carrying out its obligations hereunder each receiving party shall use at least the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.

5.2                               Exemptions.

The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  was in the public domain at the time of disclosure;

(b)                                  later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the receiving party by a Third Party having the right to disclose it;

(d)                                  was already known by the receiving party at the time of disclosure, other than as a result of previous disclosure by the disclosing party;

(e)                                  was independently developed by the receiving party; or

(f)                                    is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure.

5.3                               Disclosures.

Notwithstanding the foregoing, the parties understand and agree that CTI may, to the extent it deems necessary or appropriate, disclose the Licensed Technology and any improvement to potential sublicensees or investors, but CTI agrees to use its reasonable efforts to make such disclosures subject to a confidentiality agreement containing terms substantially similar to those contained in Sections 5.1 and 5.2.

5.4                               Rights to Subsequent Technologies.

MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Licensed Technology by CTI, any Affiliate of CTI or any Sublicensee.

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5.5                               Patent Applications.  It is understood by the parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the initial responsibility for filing, prosecution and maintenance of Patents and Patent Applications covering the Baylor Technology.  The parties agree that, as between MAS and CTI, MAS shall be responsible for deciding whether and how to file, prosecute and maintain the Patents and Patent Applications, provided that:

(a)                                  all decisions of MAS (whether substantive or procedural) concerning whether and how to file, prosecute and/or maintain any Patents and Patent Applications shall be acceptable to CTI, such acceptance not to be unreasonably withheld;

(b)                                  with respect to any action permitted under Section 5.5 of the Baylor Technology Transfer Agreement or Section 5.5 of this Agreement, MAS will use legal counsel reasonably acceptable to CTI;

(c)                                  MAS will provide CTI with (i) drafts of all filings relating to the Patents and Patent Applications and (ii) drafts of all correspondence to be sent by MAS to Baylor, the Patent and Trademark Office (the “PTO”) or any third party relating to the Patents and Patent Applications.  Final versions of all such filings and correspondence shall be acceptable to CTI, such acceptance not to be unreasonably withheld;

(d)                                  MAS will promptly provide CTI with copies of any notices and other correspondence received by CTI from Baylor, the PTO or any other third party relating to the Patents and Patent Applications, including, but not limited to, any notices received by MAS pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(e)                                  MAS will, if requested by CTI, provide notice to Baylor under any of the circumstances permitting notice pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(f)                                    MAS agrees to cooperate with CTI to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Licensed Technology and agrees to execute any and all documents to give CTI the full benefit of the sublicenses and licenses granted herein;

(g)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement.  In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date.  MAS will provide a copy of such notice to CTI within five (5) business days of receipt of such notice by MAS.  MAS will then take all actions requested by CTI to allow CTI to retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the event CTI wishes MAS to proceed with any actions in connection with the Patents or Patent Applications.

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5.6                               Cooperation with IllumeSys.  It is understood that the rights granted to CTI under Section 5.5 and Articles 6 and 7 may overlap with rights granted by MAS to IllumeSys pursuant to comparable provisions of the MAS/IllumeSys Agreement.  In the event of such overlap, MAS and CTI agree to cooperate in good faith with IllumeSys with respect to any issues which may arise and decisions which may need to be made, so as to maximize the economic benefit of the Licensed Technology to all three parties.

6.                                      INFRINGEMENT BY THIRD PARTIES.

6.1                               Enforcement of Baylor Intellectual Property against Third Parties.  It is understood by the parties that MAS has certain rights under Article 6 of the Baylor Technology Transfer Agreement with respect to suspected infringement, misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Patent Rights, the Baylor Technology and the Improvements (the “Baylor Technology Infringement”).  It is further understood by the parties that, as a sublicensee under such intellectual property in the CTI Field of Use, CTI has an interest in any actions against third parties which may be taken or contemplated as a result of infringement of the Baylor Technology within the scope of the CTI Field of Use.  Accordingly, the parties hereby agree that with respect to any such infringement.

(a)                                  MAS promptly will provide CTI with copies of any notices received or sent by MAS pursuant to Article 6 of the Baylor Technology Transfer Agreement.

(b)                                  MAS will, if requested by CTI, provide notice to Baylor under any of the circumstances permitting notice pursuant to Article 6 of the Baylor Technology Transfer Agreement;

(c)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, MAS will use legal counsel acceptable to CTI;

(d)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, all decisions of MAS (whether substantive or procedural) concerning whether to bring an action, how to proceed with such action and whether and how to settle such action shall be acceptable to CTI; and

(e)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, any recoveries which may be obtained by MAS as a result of such action shall be allocated between MAS and CTI on the basis of their relative losses (or potential losses) of revenue as a result of such infringement.

6.2                               Enforcement of MAS Technology against Third Parties.  CTI shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties within the CTI Field of Use and shall be entitled to retain recovery from such enforcement.  In the event that CTI does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then MAS shall have the right, but not the obligation, to enforce at its expense any patent contained

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in the MAS Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.

6.3                               Cooperation.  In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession.  In the event a party brings suit under Sections 6.1 or 6.2, the other party agrees to be joined as a party plaintiff with respect to such suit, provided that the party bringing suit reimburses each other party for all out-of-pocket costs incurred by such other party in its role as party plaintiff.

7.                                      infringement of third party intellectual property

In the event of any infringement or likely infringement by any of the Licensed Technology of any Third Party’s intellectual property, the parties shall cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses, to negotiate and settle any dispute with any such Third Party concerning the Licensed Technology, and otherwise resolve any such infringement and secure MAS’s and CTI’s continued rights to practice the Licensed Technology.

8.                                      Independent contractor

It is agreed that the relationship of CTI to MAS in the performance of this Agreement is as an independent licensee and that neither CTI nor MAS is an agent of the other party.  Each party agrees to refrain from representing itself as being the agent of the other party in performing or acting pursuant to this Agreement.  Neither party shall have the power or authority to bind or otherwise commit the other party and shall not attempt to do so.

9.                                      INDEMNIFICATION; DAMAGES

9.1                               Indemnification.  Each of CTI and MAS agrees to indemnify and hold harmless the other party and such other party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) the indemnifying party’s negligence or misconduct, (ii) a breach of any of the indemnifying party’s representations, warranties or obligations hereunder or (iii) the indemnifying party’s research, development, manufacture, use, promotion, marketing or sale of any Licensed Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party’s Indemnified Group.  A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data

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surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses.  No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party.  The obligations set forth in this Section 9.1 shall survive the expiration or termination of this Agreement.

9.2                               Special Indemnification Against Intellectual Property Claims.  MAS shall, on the terms and conditions and limitations set forth herein, indemnify CTI against any loss, expenses, liability or other damages including reasonable costs of investigation, interest, penalties and attorneys’ and accountants’ fees, whether or not involving any third party (collectively, “Damages”), incurred in connection with or arising from or attributable to any Third Party claims to the Licensed Technology.

9.3                               Insurance.  Commencing with the Date of First Commercial Sale, CTI and/or each of its Affiliates and Sublicensees, as applicable, shall, for so long as CTI or its Affiliates or Sublicensees manufactures, sells, tests, operates, leases or uses the Licensed Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name MAS and its Affiliates as additional insureds.  CTI shall promptly provide verification of such insurance coverages to MAS.

10.                               term and termination

10.1                        Expiration; Effect of Expiration.  This Agreement shall expire, on a country-by-country basis, on the date of expiration of the last to expire patent included within the Licensed Technology in that country or, if no patents in the Licensed Technology issue in such country, seventeen (17) years from the Effective Date.  In the event this Agreement expires and has not been terminated early pursuant to Section 10.2, the license grants set forth in Section 2.1 and 2.2 will survive such expiration, except that all such licenses will become non-exclusive upon the expiration date.  It is understood by the parties that the Baylor Technology Transfer Agreement may expire on a date which is earlier than the expiration date provided for in the first sentence of this Section 10.1 and that the sublicense granted pursuant to Section 2.1 may therefore expire on such earlier date.

10.2                        Voluntary Termination by CTI.  CTI may terminate this Agreement for any reason upon prior written notice of one hundred eighty (180) days to MAS.

10.3                        Early Termination for Bankruptcy or Breach.  This Agreement will earlier terminate:

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(a)                                  automatically if CTI or its successors in interest shall become bankrupt or insolvent and/or if the business of CTI shall be placed in the hand of a receiver or trustee, whether by voluntary act of CTI or otherwise; or

(b)                                  upon ninety (90) days written notice from one party if the other party shall commit a material breach of any of such other party’s obligations under this Agreement; provided, however, such breaching party may avoid such termination if, before the end of such ninety (90) day period, it cures such material breach and provides the non-breaching party with a notice staring that such cure has occurred and stating the manner of such cure.

10.4                        Effect of Termination.  Upon termination of all or part of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination.  CTI may, after the effective date of such termination, sell all Licensed Products and part thereof that it may have on hand at the date of termination.

10.5                        Survival.  The following provisions will survive expiration or termination of this Agreement: Article 4 and Sections 5.1, 5.2, 9.1, 9.2 and 10.1.

11.                               ASSIGNMENT

11.1                        Assignment by MAS.

MAS may not assign its rights or obligations under this Agreement without the prior written consent of CTI.

11.2                        Assignment by CTI.

CTI may assign any of its rights and obligations under this Agreement.  Within thirty (30) days of such assignment, CTI shall notify MAS that such assignment has occurred.

12.                               MISCELLANEOUS

12.1                        Further Assurances.

Without further consideration, MAS hereby agrees to execute and deliver, and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as CTI hereunder may reasonably request to more effectively license and sublicense to CTI the rights granted hereunder, and to assist CTI in the recordation of same as necessary, all in such form and substance as CTI may reasonably request and at its expense.

12.2                        Entire Agreement.  This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter of this Agreement, including the Licensed Technology, and all other prior negotiations, representations, agreements and understandings are

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superseded hereby.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

12.3                        Notice.  Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of CTI to:

ISP Acquisition Corporation c/o Wagner, Kirkman & Blaine 1792 Tribute Road, Suite 450 Sacramento, CA 95815 Attention: Belan Kirk Wagner, Esq.

with a copy to:	Cooley Godward LLP Five Palo Alto Square 3000 EL Camino Real Palo Alto, CA 94306 Attention: Robert J. Brigham, Esq.

or in the case of MAS:

Molecular Analytical Systems, Inc. c/o Wagner, Kirkman & Blaine 1792 Tribute Road, Suite 450 Sacramento, CA 95815 Attention: Belan Kirk Wagner, Esq.

or such other address may be given from time to time under the terms of thus notice provision.

12.4                        Compliance with Laws.  Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.5                        Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of California other than those provisions governing conflicts of law.  Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the state of California, and each party hereby consents to the jurisdiction and venue of such court.

12.6                        No Waiver.  Failure of a party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

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12.7                        Headings.  Headings included herein are for convenience only and shall not be used to construe this Agreement.

12.8                        Severability.  If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

12.9                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

12.10                 Successors.  This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

in witness whereof, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

ISP acquisition corporation		MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens

Printed Name:	T. William Hutchens	Printed Name:	T. William Hutchens

Title:	President	Title:	President

Schedule 3.1 - Schedule of Exceptions

Exhibit A - Baylor Technology Transfer Agreement

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Schedule 3.1

Exclusions to Representation and Warranty by MAS

1.                                       Mathew A. McLean has been criminally prosecuted for theft of MAS trade secrets.

2.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Randall W. Nelson (Bioactive Probes).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See, e.g., PCT/US96/08994, entitled “A Sample Presentation Apparatus for Mass Spectrometry” and PCT/US96/07522, entitled “Mass Spectrometric Immunoassay.”

3.                                       All or part of the Baylor and/or MAS Technology was disclosed to Marvin Vestal (Perceptive Biosystems).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.

4.                                       All or part of the Baylor and/or MAS Technology was disclosed to Hubert Koster (Sequenome).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See, e.g., PCT/US94/02938, entitled “DNA Sequencing by Mass Spectrometry Via Exonuclease Degradation”; PCT/US96/05136, entitled “Solid Phase Sequencing of Biopolymers” and U.S. Patent No. 5,547,835, entitled “DNA Sequencing by Mass Spectrometry.”

5.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Klaus Biemann (MIT).  This information may have been used to prepare and file patent applications which may or may not include any or all of the Baylor and/or MAS Technology.  See, e.g., PCT/US96/05796, entitled “Matrix-Bearing Targets for MALDI Mass Spectrometry and Methods of Production Thereof.”

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EXHIBIT A

This Exhibit A is intentionally omitted.  See Exhibit A to the main document.

EXHIBIT C

TECHNOLOGY TRANSFER AGREEMENT
between
MOLECULAR ANALYTICAL SYSTEMS, INC.
and
ILLUMESYS PACIFIC, INC.

this technology transfer agreement (the “Agreement”) is made and entered into on this 7th day of April, 1997 (the “Effective Date”) and is retroactive to September 16, 1996 (the “Retroactive Date”), by and between MOLECULAR ANALYTICAL SYSTEMS, inc, (“MAS”), a Texas corporation with an address c/o Wagner, Kirkman & Blaine, 1792 Tribute Road, Suite 450, Sacramento, CA 95815, and ILLUMESYS PACIFIC, INC. (“IllumeSys”), a California corporation with an address c/o Wagner, Kirkman & Blaine; 1792 Tribute Road, Suite 450, Sacramento, CA 95815.

WlTNESSETH:

WHEREAS, pursuant to the Baylor Technology Transfer Agreement, MAS is the exclusive licensee of certain rights and interest in and to the Baylor Technology (as such terms are defined below); and

WHEREAS, MAS desires to grant to IllumeSys and IllumeSys desires to obtain rights under the Baylor Technology and the MAS Technology to make, use, sell, offer for sale and import products in the Life Sciences Market and, under certain circumstances, in the Drug Discovery Market (as such terms are defined below); and

whereas, MAS and CTI are, simultaneous with the execution of this Agreement, entering into that Technology Transfer Agreement dated as of April 7, 1997 (the “MAS/CTl Agreement”) granting certain license rights from MAS to CTI for the Other Markets and the Drug  Discovery Market.

NOW, therefore, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS

As used herein, the terms “Agreement,” “MAS,” “IllumeSys,” “MAS/CTI Agreement,” “Effective Date” and “Retroactive Date” shall have the meanings indicated above.  As used herein, the following terms shall have the following meanings:

1.1                     “Affiliate” shall mean any person, corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question.  As used in this definition of “Affiliate”, the term “control” shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

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1.2                               “Baylor” shall mean the Baylor College of Medicine, a Texas non-profit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.

1.3                               “Baylor Technology” shall mean all Technology (as such term is defined in the Baylor Technology Transfer Agreement) which is licensed from Baylor to MAS pursuant to the Baylor Technology Transfer Agreement.

1.4                               “Baylor Technology Transfer Agreement” shall mean that Technology Transfer Agreement dated September 14, 1993, between MAS and Baylor.  A copy of the Baylor Technology Transfer Agreement is attached hereto as Exhibit A.

1.5                               “Ciphergen” shall mean Ciphergen Biosystems, Inc., a California corporation having its principal place of business at 490 San Antonio Road, Palo Alto, CA 94306.

1.6                               “CTI” shall mean ISP Acquisition Corporation, a California corporation.

1.7                               “Date of First Commercial Sale” shall mean the date on which IllumeSys or any Sublicensee or Affiliate first transfers title to a Licensed Product to a Third Party (other than an Affiliate of such Sublicensee) for monetary consideration.

1.8                               “Drug Discovery Market” shall mean Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.9                               “Drug Discovery Product” shall mean any device, instrument or consumable for use by a Third Party in the Drug Discovery Market.  This term does not include any drug discovered by use of a Drug Discovery Product.

1.10                        “IllumeSys Field of Use” shall mean the scope of the license and sublicense grant to IllumeSys set forth in Sections 2.1(a), 2.l(b), 2.l(c) and 2.l(d) herein.

1.11                        “Improvement” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.12                        ”Laboratories” shall mean all laboratories and laboratory environments.

1.13                        “Licensed Product” shall mean any product made, used, sold, imported or offered for sale or any service used, sold or offered for sale, using all or any part of the Licensed Technology.

1.14                        “Licensed Technology” shall mean the Baylor Technology, Improvements and the MAS Technology.

1.15                        “Life Sciences Market” shall mean all Laboratories doing bioanalytical or biological measurements or assays.  It is understood that “Life Sciences Market” includes, without limiting the foregoing, Laboratories developing clinical diagnostics.  It is further

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understood that “Life Sciences Market” does not include (i) Laboratories performing clinical diagnostics for patients or other Third Party customers, (ii) entities involved in making, using and selling instruments, devices, consumables, services and information for use by individual persons (e.g. the consumer market), and (iii) Laboratories engaged in discovering new drugs for potential preclinical development, clinical development and commercialization.

1.16                        “MAS Technology” shall mean all inventions, know-how, information, processes, formulae,  patterns, compilations, programs, devices, methods, techniques, compounds, products, data, preparations and usage information or materials and sources thereof, whether or not patentable, which have been developed or otherwise acquired by MAS (i) prior to the Effective Date or (ii) after the Effective Date and prior to the four-year anniversary of the Effective Date.  “MAS Technology” shall not include the Baylor Technology or Improvements.

1.17                        “Net Sales” shall mean all monies and/or equivalent goods and services received directly by IllumeSys or an Affiliate of IllumeSys from the manufacture, use, sale, offer for sale or import of Royalty-Bearing Products by IllumeSys or an Affiliate of IllumeSys, less any separately identified discounts and allowances to customers (actually granted), refunds for returned or damaged goods, excise and sales taxes, customs duties and costs of transportation (including without limitation packing and insurance) actually paid.

1.18                        “Other Markets” shall mean all Laboratories doing bioanalytical or biological measurements or assays which are not part of the Life Sciences Market or the Drug Discovery Market.

1.19                        “Patent Rights” shall have the meaning set forth in the Baylor Technology Transfer Agreement.

1.20                        “Patents and Patent Applications” shall mean (i) any U.S. patent application, and any patent issuing therefrom, covering the Licensed Technology; (ii) any divisionals, continuations, continuations-in-part, extensions and reissues of the foregoing and (iii) any foreign equivalents of the applications or patents described in clause (i) or (ii).

1.21                        “Royalty-Bearing Products” shall mean any Licensed Products which use all or any part of the Baylor Technology.

1.22                        “Sublicensee” shall mean any Third Party to whom IllumeSys grants a further sublicense under the Licensed Technology, as permitted by Sections 2.1 and 2.2 of this Agreement.

1.23                        “Third Party” shall mean any party other than MAS, IllumeSys or any Affiliate of MAS or IllumeSys.

2.                                      GRANT OF LICENSE AND LICENSE FEE

2.1                               (a)                                  Exclusive License Grant to IllumeSys for Life Sciences Market.  MAS hereby grants to IllumeSys:

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(i)  a royalty-bearing (for such time period as is set forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Life Sciences Market; and

(ii)  a royalty-free, exclusive, worldwide license, with a right to sublicense, under the MAS Technology to make, use, sell, offer for sale and import any instrumentation, device or non-drug consumable for use by customers in the Life Sciences Market.

(b)                                  Exclusive License Grant to IllumeSys to Sell Drug Discovery Products. MAS hereby grants to IllumeSys:

(i) a royalty-bearing (for such time period as isset forth in Section 2.2), exclusive, worldwide sublicense, with a right to further sublicense, under the Baylor Technology and Improvements to sell and offer for sale Drug Discovery Products; and

(ii) a royalty-free, exclusive, worldwide license, with a right to sublicense. under the MAS Technology to sell and offer for sale Drug Discovery Products.

(c)                                  Co-Exclusive License Grant to IllumeSys to Make Drug Discovery Products.  Subject only to those rights granted to CTI by way of the MAS/CTI Agreement, MAS hereby grants to IllumeSys:

(i) a royalty-bearing, coexclusive (with CTI), worldwide sublicense, under the Baylor Technology and Improvements to make, use and import Drug Discovery Products; and

(ii) a royalty-free, coexclusive (with CTI), worldwide license, under the MAS Technology to make, use and import Drug Discovery Products.

IllumeSys shall not have the right to grant a sublicense under the sublicense and license contained in this Subsection 2.1(c) to a Third Party except to grant sublicenses to subcontractors of IllumeSys who will make Drug Discovery Products (or components thereof) for sale by IllumeSys to the Drug Discovery Markets.  In addition, IllumeSys may use the Baylor Technology, Improvements and the MAS Technology in the Drug Discovery Market but only for the purpose of developing and providing data and other information to Third Parties about the characteristics of compounds which IllumeSys may be asked to analyze for such Third Parties.

(d)                                  Limitations. Each of the foregoing sublicenses in Section 2.l(a), 2.1(b) and 2.1(c) shall be subject to the terms of subsection (a), (b) and (c) of Section 2.1 of the Baylor Technology Transfer Agreement.

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2.2                               License Fee.                            In consideration for the grant of the sublicenses set forth in Section 2.1, IllumeSys agrees to pay MAS an amount equal to two percent (2%) of Net Sales received by IllumeSys or an IllumeSys Affiliate from the Date of First Commercial Sale until the fourth anniversary of the Date of First Commercial Sale.  Notwithstanding the foregoing, the obligation of IllumeSys to make payments under this Section 2.2 shall not exceed $500,000 per twelve-month period commencing on each of (i) the Date of First Commercial Sale, (ii) the first anniversary of the Date of First Commercial Sale, (iii) the second anniversary of the Date of First Commercial Sale and (iv) the third anniversary of the Date of First Commercial Sale.  This Section 2.2 shall have no further force and effect as of the fourth anniversary of the Date of First Commercial Sale and, as of such date, no further royalties shall be owed to MAS by IllumeSys under this Agreement.

3.                                      WARRANTIES AND REPRESENTATIONS

3.1                               MAS.  Except as set forth on Schedule 3.1 attached hereto, MAS represents and warrants that:

(a)                                  MAS is validly existing and in good standing under the laws of the State of Texas.

(b)                                  the execution, delivery and authority to execute and deliver this Agreement has been duly authorized by all necessary action on the part of MAS.

(c)                                  MAS has the power and authority to execute and delivery this Agreement and to perform its obligations under this Agreement.

(d)                                  as of the date of this Agreement, it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(e)                                  it is the owner of the entire right, title, and interest in and to the MAS Technology, that it has the sole right to grant licenses thereunder, and that it has not granted, and will not grant, licenses thereunder to any other entity that would restrict the rights granted to IllumeSys hereunder.  MAS also further represents that there are no agreements, written or oral, involving the MAS Technology and that it has delivered to IllumeSys and its counsel all written agreements relating to the MAS Technology.

(f)                                    it is the exclusive licensee of the entire right, title, and interest in and to the Baylor Technology and the Improvements, that it has the sole right to grant sublicenses thereunder, and that it has not granted, and will not grant, sublicenses thereunder to any other entity that would restrict the rights granted to IllumeSys hereunder.  MAS also further represents that there are no agreements, written or oral, involving the Baylor Technology or the improvements and that it has delivered to IllumeSys and its counsel all written agreements relating to the Baylor Technology and the Improvements.

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(g)                                 to the best of its knowledge, MAS owns or possesses sufficient legal rights to all patents, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is MAS bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity.  MAS has not received any communications alleging that MAS has violated or, by conducting its business as proposed would violate, any of the patents, trade secrets, or other proprietary rights or processes of any other person or entity.  MAS is not aware of any infringement, unauthorized use or other violation by a Third Party of any of MAS’s patents, licenses, trade secrets or other proprietary rights.

(h)                                 to the best of its knowledge, there is no action, suit, proceeding, or investigation pending or currently threatened against MAS that questions the validity of this Agreement, the exclusive rights of MAS to the Licensed Technology or the right of MAS to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of MAS.  The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of MAS’s employees, their use in connection with MAS’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by MAS with potential backers of, or investors in MAS or its proposed business.  MAS is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.  There is no action, suit, proceeding or investigation by MAS currently pending or that MAS currently intends to initiate.

(i)                                    on the date hereof, it is not aware of any infringement of or by the Patent Rights or any claims by any other party in and to the Licensed Technology.

(j)                                    it is not currently in breach of the Baylor Technology Transfer Agreement, knows of no grounds for early termination of the Baylor Technology Transfer Agreement and will not breach the Baylor Technology Transfer Agreement during the term of this Agreement.  Within two (2) business days of receipt of any notice from Baylor or delivery of any notice to Baylor under the Baylor Technology Transfer Agreement, it will provide a copy of such received or delivered notice to IllumeSys.

(k)                                except as may be expressly set forth herein, MAS hereby disclaims and negates any and all warranties, whether express or implied, with respect to the Licensed Technology or any rights hereunder transferred, including but not limited to, any IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  Without limiting the generality of the foregoing, MAS makes no representations or warranties as to the patentability, noninfringement, use or other application of the Licensed Technology,

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or as to the likelihood of the success of any research, development, testing, marketing or other utilization of the Licensed Technology.

3.2                               IllumeSys.  IllumeSys represents and warrants that as of the Effective Date:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b)                                  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of IllumeSys.

(c)                                  IllumeSys has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3                               No Assurance of Patents.  MAS represents and warrants to IllumeSys that, and IllumeSys represents and warrants to MAS that it understands that, there is no assurance that any patents included in the Patent Rights or any patent applications subsequently filed on the Licensed Technology will actually be issued.  In the event that any claim within the Patent Rights is disallowed in a final rejection by the United States Patent Office, then the provisions of Section 2.2 relating to such claim will be effectively deleted from this Agreement.  However,  in respect to Section 2.2, there shall be no retroactive adjustment.

4.                                      FINANCIAL STATEMENTS.  At the close of each calendar quarter from the Date of First Commercial Sale through the fourth anniversary of the Date of First Commercial Sale, the Net Sales shall be computed by IllumeSys, and the amounts due thereon pursuant to Section 2.2 shall be paid to MAS within sixty (60) days after the close of said quarter.  With each royalty payment, IllumeSys shall furnish to MAS a written accounting report for the closed quarter stating the Net Sales, the amounts due to MAS and the amounts already paid to MAS.  IllumeSys agrees, for three (3) years following a given calendar quarter, to maintain written records with respect to its operations pursuant to this Agreement for such calendar quarter, in sufficient detail to enable MAS or its designated certified public accountants to compute the amount of royalties due to MAS, and further agrees to permit said records to be examined from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties due MAS hereunder.  MAS shall pay the costs of said examination unless it is determined that IllumeSys underpaid royalties by more than five percent (5%) for the period being audited by MAS, in which case IllumeSys shall reimburse MAS for the audit expenses.

5.                                      PROTECTION OF PROPERTY RIGHTS

5.1                               Confidentiality.  Except as provided below, each party receiving information of the other party hereunder agrees to keep confidential all information of the disclosing party which is in the possession or comes into the possession of the receiving party during the term of this Agreement, together with any and all documentation and other physical manifestations or embodiments thereof, and not to use such information for any purpose other than as set forth

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in this Agreement. In carrying out its obligations hereunder each receiving party shall use at least the same degree of care, effort and procedures in protecting such confidential information as such party utilizes in connection with protecting its own information of similar character.

5.2                               Exemptions.  The foregoing provisions of Section 5.1 shall not apply to information which:

(a)                                  was in the public domain at the time of disclosure;

(b)                                  later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns;

(c)                                  was lawfully disclosed to the receiving party by a Third Party having the right to disclose it;

(d)                                  was already known by the receiving party at the time of disclosure, other than as a result of previous disclosure by the disclosing party;

(e)                                  was independently developed by the receiving party; or

(f)                                    is required by court or governmental order, law or regulation to be disclosed, provided, however, that the receiving party required to disclose such information shall provide the other party with reasonable advance notice of any such proposed disclosure to give such party a reasonable period of time in which to object to such disclosure.

5.3                               Disclosures.  Notwithstanding the foregoing, the parties understand and agree that IllumeSys may, to the extent it deems necessary or appropriate, disclose the Licensed Technology and any improvement to potential sublicensees or investors, but IllumeSys agrees to use its reasonable efforts to make such disclosures subject to a confidentiality agreement containing terms substantially similar to those contained in Sections 5.1 and 5.2.

5.4                               Rights to Subsequent Technologies.  MAS shall have no rights in any subsequent discoveries, inventions, and/or technologies resulting from the development of the Licensed Technology by IllumeSys, any Affiliate of IllumeSys or any Sublicensee.

5.5                               Patent Applications.  It is understood by the parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the initial responsibility for filing, prosecution and maintenance of Patents and Patent Applications covering the Baylor Technology. The parties agree that, as between MAS and IllumeSys, MAS shall be responsible for deciding whether and how to File, prosecute and maintain the Patents and Patent Applications, provided that:

(a)                                  all decisions of MAS (whether substantive or procedural) concerning whether and how to file, prosecute and/or maintain any Patents and Patent Applications shall be acceptable to IllumeSys, such acceptance not to be unreasonably withheld;

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(b)                                  with respect to any action permitted under Section 5.5 of the Baylor Technology Transfer Agreement or Section 5.5 of this Agreement, MAS will use legal counsel reasonably acceptable to IllumeSys and IllumeSys shall reimburse MAS for fifty percent (50%) of all out-of-pocket legal, filing, prosecution and maintenance expenses incurred by MAS in connection with the Patents and Patent Applications;

(c)                                  MAS will provide IllumeSys with (i) drafts of all filings relating to the Patents and Patent Applications and (ii) drafts of all correspondence to be sent by MAS to Baylor, the Patent and Trademark Office (the “PTO”) or any third party relating to the Patents  and Patent  Applications.     Final versions of all such filings and correspondence shall be acceptable to IllumeSys, such acceptance not to be unreasonably withheld;

(d)                                  MAS will promptly provide IllumeSys with copies of any notices and other correspondence received by IllumeSys from Baylor, the PTO or any other third party relating to the Patents and Patent Applications, including, but not limited to, any notices received by MAS pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(e)                                  MAS will, if requested by IllumeSys, provide notice to Baylor under any of the circumstances permitting notice pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(f)                                    MAS agrees to cooperate with IllumeSys to whatever extent is reasonably necessary toprocure patent protection of any rights regarding the Licensed Technology and agrees to execute any and all documents to give IllumeSys the full benefit of the sublicenses and licenses granted herein;

(g)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement. In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to IllumeSys within five (5) business days of receipt of such notice by MAS. MAS will then take all actions requested by IllumeSys to allow IllumeSys to retain its rights granted under this Agreement including, but not limited to, promptly notifying Baylor in the event IllumeSys wishes MAS to proceed with any actions in connection with the Patents or Patent Application.

5.6                               Cooperation with CTI.  It is understood that the rights granted to IllumeSys under Section 5.5 and Articles 6 and 7 may overlap with rights granted by MAS to CTI pursuant to comparable provisions of the MAS/CTI Agreement.  In the event of such overlap, MAS and IllumeSys agree to cooperate in good faith with CTI with respect to any issues which may arise and decisions which may need to be made, so as to maximize the economic benefit of the Licensed Technology to all three parties.

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6.                                      INFRINGEMENT BY THIRD PARTIES

6.1                               Enforcement of Baylor Intellectual Property against Third Parties. It is understood by the parties that MAS has certain rights under Article 6 of the Baylor Technology Transfer Agreement with respect to suspected infringement, misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Patent Rights, the Baylor Technology and the Improvements (the “Baylor Technology Infringement”). It is further understood by the parties that, as a sublicensee under such intellectual property in the IllumeSys Field of Use, IllumeSys has an interest in any actions against third parties which may be taken or contemplated as a result of infringement of the Baylor Technology within the scope of the IllumeSys Field of Use.  Accordingly, the parties hereby agree that with respect to any such infringement:

(a)                                  MAS promptly will provide IllumeSys with copies of any notices received or sent by MAS pursuant to Article 6 of the Baylor Technology Transfer Agreement.

(b)                                  MAS will, if requested by IllumeSys, provide notice to Baylor under any of the circumstances permitting notice pursuant to Article 6 of the Baylor Technology Transfer Agreement;

(c)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, MAS will use legal counsel acceptable to IllumeSys;

(d)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, all decisions of MAS (whether substantive or procedural) concerning whether to bring an action, how to proceed with such action and whether and how to settle such action shall be acceptable to IllumeSys; and

(e)                                  with respect to any legal action permitted under Article 6 of the Baylor Technology Transfer Agreement, any recoveries which may be obtained by MAS as a result of such action shall be allocated between MAS and IllumeSys on the basis of their relative losses (or potential losses) of revenue as a result of such infringement.

6.2                               Enforcement of MAS Technology against Third Parties. IllumeSys shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties within the IllumeSys Field of Use and shall be entitled to retain recovery from such enforcement.  In the event that IllumeSys does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then MAS shall have the right, but not the obligation, to enforce at its expense any patent contained in the MAS Technology against infringement by Third Parties and shall be entitled to retain recovery from such enforcement.

6.3                               Cooperation. In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like

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which are in it possession. In the event a party brings suit under Sections 6.1 or 6.2, the other party agrees to be joined as a party plaintiff with respect to such, suit, provided that the party bringing suit reimburses each other party for all out-of-pocket costs incurred by such other party in its role as party plaintiff.

7.                                      INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY

In the event of any infringement or likely infringement by any of the Licensed Technology of any third Party’s intellectual property, the parties shall cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses, to negotiate and settle any dispute with any such Third Party concerning the Licensed Technology, and otherwise resolve any such infringement and secure MAS’s and IllumeSys’ continued rights to practice the Licensed Technology.

8.                                      INDEPENDENT CONTRACTOR

It is agreed that the relationship of IllumeSys to MAS in the performance of this Agreement is as an independent licensee and that neither IllumeSys nor MAS is an agent of the other party.  Each party agrees to refrain from representing itself as being the agent of the other party in performing or acting pursuant to this Agreement.  Neither party shall have the power or authority to bind or otherwise commit the other party and shall not attempt to do so.

9.                                      INDEMNIFICATION; DAMAGES

9.1                               Indemnification. Each of IllumeSys and MAS agrees to indemnify and hold harmless the other party and such other party’s Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party’s “Indemnified Group”) from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney’s fees), damages and awards (collectively a “Claim”) arising out of or resulting from (i) the indemnifying party’s negligence or misconduct, (ii) a breach of any of the indemnifying party’s representations, warranties or obligations hereunder or (iii) the indemnifying party’s research, development, manufacture, use, promotion, marketing or sale of any Licensed Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party’s Indemnified Group. A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise toa Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses.  No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party.  The obligations set forth in this Section 9.1 shall survive the expiration or termination of this Agreement.

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9.2                               Special Indemnification Against Intellectual Property Claims.  MAS shall, on the terms and conditions and limitations set forth herein, indemnify IllumeSys against any loss, expenses, liability or other damages including reasonable costs of investigation, interest, penalties and attorneys’ and accountants’ fees, whether or not involving any third party (collectively, “Damages”), incurred in connection with or arising from or attributable to any Third Party claims to the Licensed Technology.

9.3                               Insurance.  Commencing with the Date of First Commercial Sale, IllumeSys and/or each of its Affiliates and Sublicensees, as applicable, shall, for so long as IllumeSys or its Affiliates or Sublicensees manufactures, sells, tests, operates, leases or uses the Licensed Products, maintain in full force and effect policies of (i) general liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate and (ii) product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate.  Such coverage(s) shall name MAS and its Affiliates as additional insureds.  IllumeSys shall promptly provide verification of such insurance coverages to MAS.

10.                             TERM AND TERMINATION

10.1                        Expiration; Effect of Expiration.  This Agreement shall expire, on a country-by-country basis, on the date of expiration of the last to expire parent included within the Licensed Technology in that country or, if no patents in the Licensed Technology issue in such country, seventeen (17) years from the Effective Date.  In the event this Agreement expires and has not been terminated early pursuant to Section 10.2, the license grants set forth in Sections 2.1 and 2.2 will survive such expiration, except that all such licenses will become non-exclusive upon the expiration date.  It is understood by the parties that the Baylor Technology Transfer Agreement may expire on a date which is earlier than the expiration date provided for in the first sentence of this Section 10.1 and that the sublicense granted pursuant to Section 2.1 may therefore expire on such earlier date.

10.2                        Voluntary Termination by IllumeSys.  IllumeSys may terminate this Agreement for any reason upon prior written notice of one hundred eighty (180) days to MAS.

10.3                        Early Termination for Bankruptcy or Breach.  This Agreement will earlier terminate:

(a)                                  automatically if IllumeSys or its successors in interest shall become bankrupt or insolvent and/or if the business of IllumeSys shall be placed in the hand of a receiver or trustee, whether by voluntary act of IllumeSys or otherwise; or

(b)                                  upon ninety (90) days written notice from one party if the other party shall commit a material breach of any of such other party’s obligations under this Agreement; provided, however, such breaching party may avoid such termination if, before the end of such ninety (90) day period, it cures such material breach and provides the non-breaching party with a notice stating that such cure has occurred and stating the manner of such cure.

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10.4                        Effect of Termination.  Upon termination of all or part of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination. IllumeSys may, after the effective date of such termination, sell all Licensed Products and parts thereof that it may have on hand at the date of termination.

10.5                        Survival.  The following provisions will survive expiration or termination of this Agreement: Article 4 and Sections 5.1, 5.2, 9.1, 9.2 and 10.1.

11.                               ASSIGNMENT

11.1                        Assignment by MAS.  MAS may not assign its rights or obligations under this Agreement without the prior written consent of IllumeSys.

11.2                        Assignment by IllumeSys.  IllumeSys may assign any of its rights and obligations under this Agreement.  Within thirty (30) days of such assignment, IllumeSys shall notify MAS that such assignment has occurred.

12.                               MISCELLANEOUS

12.1                        Further Assurances.  Without further consideration, MAS hereby agrees to execute and deliver; and to cause its respective officers, trustees, directors, employees, and agents to execute and deliver, such other instruments, and to take such other action as IllumeSys hereunder may reasonably request to more effectively license and sublicense to IllumeSys the rights granted hereunder, and to assist IllumeSys in the recordation of same as necessary, all in such form and substance as IllumeSys may reasonably request and at its expense.

12.2                        Entire Agreement.  This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter of this Agreement, including  the Licensed Technology, and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

12.3                        Notice.  Any notice required by this Agreement shall be in writing and shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of IllumeSys to:

IllumeSys Pacific, Inc.
c/o Ciphergen Biosystems, Inc.
490 San Antonio Road
Palo Alto. CA 94306
Attention: President

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with a copy to:	Cooley Godward LLP
Five Palo Alto Square
3000 EL Camino Real
Palo Alto, CA 94306
Attention: Robert J. Brigham, Esq.

or in the case of MAS:

Molecular Analytical Systems, Inc.
c/o Wagner, Kirkman & Blaine
1792 Tribute Road, Suite 450
Sacramento, CA 95815
Attention: Belan Kirk Wagner, Esq.

or such other address as may be given from time to time under the terms of this notice provision.

12.4                        Compliance with Laws. Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.5                        Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California other than those provisions governing conflicts of law.  Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the state of California, and each party hereby consents to the jurisdiction and venue of such court.

12.6                        No Waiver. Failure of a party to enforce a right under this Agreement shall not act as a waiver of that  right or the ability to later assert that right relative to the particular situation involved.

12.7                        Headings. Headings included herein are for convenience only and shall not be used to construe this Agreement.

12.8                        Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

12.9                        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

12.10                 Successors.This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder.

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IN WITNESS wheReof, the parties hereto have executed this Agreement in multiple originals by their duly authorized officers and representatives.

ILLUMESYS PACIFIC, INC.		MOLECULAR ANALYTICAL SYSTEMS, INC.

By:	/s/ T. William Hutchens	By:	/s/ T. William Hutchens

Printed Name:	T. William Hutchens	Printed Name:	T. William Hutchens

Title:	President	Title:	President

Schedule 3.1 - Schedule of Exceptions

Exhibit A - Baylor Technology Transfer Agreement

15

Schedule 3.1

Exclusions to Representation and Warranty by MAS

1.                                       Mathew A.  McLean has been criminally prosecuted for theft of MAS trade secrets.

2.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Randall W. Nelson (Bioactive Probes).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See. e.g., PCT/US96/08994, entitled “A Sample Presentation Apparatus for Mass Spectrometry” and PCT/US96/07522, entitled “Mass Spectrometric Immunoassay.”

3.                                       All or part of the Baylor and/or MAS Technology was disclosed to Marvin Vestal (Perceptive Biosystems).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.

4.                                       All or part of the Baylor and/or MAS Technology was disclosed to Hubert Koster (Sequenome).  This information may have been used to prepare and file patent applications which may or may not contain Baylor and/or MAS Technology.  See, e.g., PCT/US94/02938, entitled “DNA Sequencing by Mass Spectrometry Via Exomuclease Degradation”; PCT/US96/05136, entitled “Solid Phase Sequencing of Biopolymers” and U.S. Patent No. 5,547,835, entitled “DNA Sequencing by Mass Spectrometry.”

5.                                       All or part of the Baylor and/or MAS Technology has been disclosed to Klaus Blemann (MIT). This information may have been used to prepare and file patent applications which may or may not include any or all of the Baylor and/or MAS Technology.  See, e.g., PCT/US96/05796, entitled “Matrix-Bearing Targets for MALDI Mass Spectrometry and Methods of Production Thereof.”

1

EXHIBIT A

This Exhibit A is intentionally omitted.  See Exhibit A to the main document.

FIRST AMENDMENT TO THE

TECHNOLOGY TRANSFER AGREEMENT between

MOLECULAR ANALYTICAL SYSTEMS, INC.

and

LUMIGEN CORPORATION, INC.

This FIRST AMENDMENT TO THE TECHNOLOGY TRANSFER AGREEMENT between MOLECULAR ANALYTICAL SYSTEMS, INC. and LUMIGEN CORPORATION, INC. (the “First Amendment”) is made and entered into on this 6th day of November, 2001, and effective September 1,1999, by and between Molecular Analytical Systems, Inc.  (“MAS”), a Texas corporation with an address at 101 First Street, Suite 478, Los Altos, CA 94022, and LumiGen Corporation, Inc. (“LumiGen”), a California corporation, with an address at 48480 Lakeview Boulevard, Fremont, CA 94538.

Whereas MAS and LumiGen (the “Parties”) entered into that certain TECHNOLOGY TRANSFER AGREEMENT (the “Original Agreement”) on September 1, 1999; and

Whereas the Parties desire to clarify the scope of LumiGen’s participation in the prosecution of the Patent-Rights.

Now, Therefore in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

A.                                   All capitalized terms not defined in this First Amendment shall have the meaning given such term in the Original Agreement.

B.                                     MAS and LumiGen agree to replace Section 5.5 of the TECHNOLOGY TRANSFER AGREEMENT between MOLECULAR ANYLYTICAL SYSTEMS, INC. and LUMIGEN, INC. with the following revised Section 5.5:

5.5                                 Patent Applications.  It is understood by the Parties that, pursuant to the Baylor Technology Transfer Agreement, MAS has the initial responsibility for filing, prosecution and maintenance of Patents and Patent Applications covering the Baylor Technology.  The Parties agree that, us between MAS and LumiGen, MAS shall  be responsible for deciding whether and how to file, prosecute and maintain the Patents and Patent Applications, provided that:

(a)                                  all decisions of MAS (whether substantive or procedural) concerning whether and how to file, prosecute and/or maintain any Patents and Patent Applications shall be acceptable to LumiGen, such acceptance not to be unreasonably withheld;

1

(b)                                 with respect to any action permitted under Section 5.5of the Baylor Technology Transfer Agreement or Section 5.5 of this Agreement, MAS will use legal counsel reasonably acceptable to LumiGen;

(c)                                  MAS will provide LumiGen with (i) drafts of all filings relating to the Patents and Patent Applications and (ii) drafts of all correspondence to be sent by MAS to Baylor, the Patent and Trademark Office (the “PTO”) or any third party relating to the Patents and Patent Applications, Final versions of all such filings and correspondence shall be acceptable to LumiGen, such acceptance not to be unreasonably withheld;

(d)                                 MAS will promptly provide LumiGen with copies of any notices and other correspondence received by LumiGen from Baylor, the PTO or any other third party relating to the Patents and Patent Applications, including, but not limited to, any notices received by MAS pursuant to Section 5.5 of the Baylor Technology Transfer Agreement;

(e)                                  MAS will, if requested by LumiGen, provide notice to Baylor under any of the circumstances permitting notice pursuant to  Section 5.5  of the Baylor Technology Transfer Agreement;

(f)                                    MAS agrees to cooperate with LumiGen to whatever extent is reasonably necessary to procure patent protection of any rights regarding the Licensed Technology and agrees to execute any and all documents to give LumiGen the full benefit of the sublicenses and licenses granted herein;

(g)                                 MAS represents and warrants that, as of the Effective Date, it has not received any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement.  In the event MAS receives any notices from Baylor pursuant to Section 5.5(c) or Section 5.5(d) of the Baylor Technology Transfer Agreement after the Effective Date, MAS will provide a copy of such notice to LumiGen within five (5) business days of receipt of such notice by MAS.  MAS will then take all actions requested by LumiGen to allow LumiGen to retain its rights granted under this Agreement, including, but not limited to, promptly notifying Baylor in the event LumiGen wishes MAS to proceed with anyactions in connection with the Patents or Patent Applications.

C.                                     Any terms of the Original Agreement not amended herein shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment in multiple originals by their duly authorized officers and representatives

LumiGen, Inc.		Molecular Analytical Systems, Inc.

By:	T. William Hutchens	By:	T. William Hutchens

Printed Name:	T. William Hutchens	Printed Name:	T. William Hutchens

Title:	Chairman and CEO	Title:	President

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Settlement Agreement	EXECUTION COPY

EXHIBIT F

EXEMPTED PATENTS

F-1

ISSUED PATENTS AND ALLOWED PATENT APPLICATIONS NAMING

T. WILLIAM HUTCHENS AS A CO-INVENTOR - CONFIDENTIAL

Tab	Title	Status	Country	Serial No.	Filed	Patent No.	Issued
1	METHOD AND APPARATUS FOR DESORPTION AND IONIZATION OF ANALYTES	ISSUED	AU	70483/94	27-May-94	676582	07-Aug-97

2	METHOD AND APPARATUS FOR DESORPTION AND IONIZATION OF ANALYTES	ISSUED	NZ	267842	27-May-94	267842	21-Jan-98

3	METHOD AND APPARATUS FOR DESORPTION AND IONIZATION OF ANALYTES	ISSUED	US	08/483,357	07-Jun-95	5,719,060	17-Feb-98

4	SURFACE-ENHANCED NEAT DESORPTION FOR DESORPTION AND DETECTION OF ANALYTES	ISSUED	US	08/785,637	17-Jan-97	5,894,063	13-Apr-99

5	SYSTEMS FOR SURFACE-ENHANCED AFFINITY CAPTURE FOR DESORPTION AND DETECTION OF ANALYTES	ISSUED	US	08/556,951	27-Nov-95	6,020,208	01-Feb-00

6	SURFACE-ENHANCED AFFINITY CAPTURE FOR DESORPTION AND DETECTION OF ANALYTES	ISSUED	US	08/785,636	17-Jan-97	6,027,942	22-Feb-00

7	SURFACE-ENHANCED NEAT DESORPTION AND DETECTION OF ANALYTES	ISSUED	US	09/095,407	10-Jun-98	6,124,137	26-Sep-00

8	USE OF RETENTATE CHROMATOGRAPHY TO GENERATE DIFFERENCE MAPS	ISSUED	US	09/100,302	19-Jun-98	6,225,047	01-May-01

9	RETENTATE CHROMATOGRAPHY AND PROTEIN CHIP ARRAYS WITH APPLICATIONS IN BIOLOGY AND MEDICINE	ISSUED	SG	9906243-2	19-Jun-98	69803	13-Jan-02

10	RETENTATE CHROMATOGRAPHY AND PROTEIN CHIP ARRAYS WITH APPLICATIONS IN BIOLOGY AND MEDICINE	ISSUED	JP	11-504918	19-Jun-98	3287578	15-Mar-02

11	RETENTATE CHROMATOGRAPHY AND PROTEIN CHIP ARRAYS WITH APPLICATIONS IN BIOLOGY AND MEDICINE	ISSUED	NZ	501837	19-Jun-98	501837	10-Jun-02

12	RETENTATE CHROMATOGRAPHY AND PROTEIN CHIP ARRAYS WITH APPLICATIONS IN BIOLOGY AND MEDICINE	ISSUED	NZ	501838	19-Jun-98	501838	09-Dec-02

13	METHOD AND APPARATUS FOR DESORPTION AND IONIZATION OF ANALYTES	ALLOWED	US	09/742,494	20-Dec-00	6,528,320	04-Mar-03

14	METHOD AND APPARATUS FOR DESCRIPTION AND IONIZATION OF ANALYTES	ALLOWED	EP	94919287,6	27-May-94

15	RETENTATE CHROMATOGRAPHY AND PROTEIN CHIP ARRAYS WITH APPLICATIONS IN BIOLOGY AND MEDICINE	ACCEPTED	AU	83753/98	19-Jun-98

16	RETENTATE CHROMATOGRAPHY AND PROTEIN CHIP ARRAYS WITH APPLICATIONS IN BIOLOGY AND MEDICINE	ACCEPTED	NZ	501836	19-Jun-98

17	RETENTATE CHROMATOGRAPHY AND PROTEIN CHIP ARRAYS WITH APPLICATIONS IN BIOLOGY AND MEDICINE	ALLOWED	US	09/100,708	19-Jun-98

18	[*]	ALLOWED	US	[*]	[*]

[*]                         Certain information on this page has been ommitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.